                                                                   EXHIBIT 10.38

                                CREDIT AGREEMENT

                           DATED AS OF MARCH 22, 2005

                                  BY AND AMONG

                      COLONIAL REALTY LIMITED PARTNERSHIP,

                                   AS BORROWER

                          WACHOVIA CAPITAL MARKETS, LLC

                                       AND

                         BANC OF AMERICA SECURITIES LLC,

                 AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                             AS ADMINISTRATIVE AGENT

                             BANK OF AMERICA, N.A.,

                              AS SYNDICATION AGENT

                     WELLS FARGO BANK. NATIONAL ASSOCIATION,

                          CITICORP NORTH AMERICA, INC.

                                       AND

                                  AMSOUTH BANK,

                           AS CO-DOCUMENTATION AGENTS

                         U.S. BANK NATIONAL ASSOCIATION

                                       AND

                         PNC BANK, NATIONAL ASSOCIATION,

                          AS CO-SENIOR MANAGING AGENTS

                                       AND

                     THE FINANCIAL INSTITUTIONS PARTY HERETO
                     AND THEIR ASSIGNEES UNDER SECTION 12.5,

                                   AS LENDERS

   THIS CREDIT AGREEMENT (this "Agreement") dated as of March 22, 2005 by and among COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower"), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.5(d) (collectively, the "Lenders" and individually a "Lender"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the "Agent"), BANK OF AMERICA, N.A., as Syndication Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, CITICORP NORTH AMERICA, INC. and AMSOUTH BANK, as Co-Documentation Agents, and U.S. BANK NATIONAL ASSOCIATION and PNC BANK, NATIONAL ASSOCIATION, as Co-Senior Managing Agents.

   WHEREAS, the Lenders have agreed to make a credit facility available to the Borrower; and

   WHEREAS, the parties desire to enter into this Agreement in order to set forth the terms and provisions applicable to such facility;

   NOW, THEREFORE, in consideration of the recitals herein and the mutual covenants contained herein, the parties hereto hereby agree as follows:

                             ARTICLE I. DEFINITIONS

SECTION 1.1 DEFINITIONS.

   In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

   "ADDITIONAL COSTS" has the meaning given that term in Section 4.1.

   "ADJUSTED EBITDA" means as of any date of determination the sum of (a) EBITDA of Borrower for the immediately preceding calendar quarter annualized less (b) the Capital Reserve for such period. In determining Adjusted EBITDA, EBITDA attributable to enclosed mall Properties shall be calculated using EBITDA attributable to such enclosed mall Properties for the preceding four (4) calendar quarters divided by four (4), and then annualized.

   "ADJUSTED EURODOLLAR RATE" means, with respect to each Interest Period for any LIBOR Loan, the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America to residents of the United States of America).

   "ADJUSTED TOTAL ASSET VALUE" means as of any date of determination the sum of
(a) Total Asset Value less (b) the value of assets (determined in a manner consistent with the definition of Total Asset Value) owned or leased by Excluded Subsidiaries or Unconsolidated Affiliates and included in Total Asset Value.

   "AFFILIATE" means as to any Person: any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

   "AGENT" means Wachovia Bank, as contractual representative for the Lenders under the terms of this Agreement, and any of its successors.

   "AGREEMENT DATE" means the date as of which this Agreement is dated.

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

   "ANTI-TERRORISM LAWS" has the meaning given that term in Section 6.1(hh).

   "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

   "APPLICABLE MARGIN" means at any time the percentage rate per annum set forth below in the Base Rate Margin column with respect to Base Rate Loans, the LIBOR Margin/Revolving Loans column with respect to Revolving Loans that are LIBOR Loans and the LIBOR Margin/Term Loans column with respect to Term Loans that are LIBOR Loans determined based upon the Credit Rating of Borrower:

                                                  LIBOR Margin/        LIBOR Margin/
 Pricing Level           Base Rate Margin        Revolving Loans        Term Loans
---------------          ----------------        ---------------       -------------
Pricing Level 1              [0.00%]                 0.50%                0.55%
Pricing Level 2              [0.00%]                 0.55%                0.60%
Pricing Level 3              [0.00%]                 0.70%                0.75%
Pricing Level 4              [0.00%]                 0.80%                0.90%
Pricing Level 5               0.25%                  1.15%                1.35%

As of the Agreement Date, the Applicable Margin is determined based on Pricing Level 4. Any issuance, change or withdrawal of a Credit Rating or other circumstance that would result in a change to a different Pricing Level shall effect a change in the Applicable Margin, as applicable, on each Performance Pricing Determination Date (provided that each change in the Applicable Margin as a result of a change in the Credit Rating shall be effective only for Loans (including Conversions or Continuations) which are made on or after the date of the relevant Performance Pricing Determination Date).

   "ASSIGNEE" has the meaning given that term in Section 12.5(d).

   "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and Acceptance Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit A.

   "BANKRUPTCY CODE" means Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

   "BASE RATE" means the per annum rate of interest equal to the greater of (a) the Prime Rate or (b) the Federal Funds Rate plus one-half of one percent (0.5%). Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Rate shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs. The Base Rate is a reference rate used by the Lender acting as the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Lender acting as the Agent or any other Lender on any extension of credit to any debtor.

   "BASE RATE LOAN" means a Loan bearing interest at a rate based on the Base Rate.

   "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

   "BORROWER" has the meaning set forth in the introductory paragraph hereof.

   "BUSINESS DAY" means (a) any day other than a Saturday, Sunday or other day on which banks in Charlotte, North Carolina or New York, New York are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

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

   "CAPITAL RESERVES" means, for any period and with respect to a Property, an amount equal to (a) $200 per unit per annum for multifamily Properties, $0.40 per square foot per annum for all office Properties and $0.15 per square foot per annum for retail Properties multiplied by (b) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365. Any portion of a Property leased under a ground lease to a third party that owns the improvements on such portion of such Property shall not be included in the determination of Capital Reserves. If the term Capital Reserves is used without reference to any specific Property, then the amount shall be determined on an aggregate basis with respect to all Properties of the Borrower and a proportionate share of all Properties of all of its Subsidiaries and Unconsolidated Affiliates.

   "CAPITALIZATION RATE" means 7.50% for multifamily Properties, 8.25% for retail Properties, 8.75% for office Properties, and 7.25% for Tax Exempt Financed Properties.

   "CAPITALIZED LEASE OBLIGATIONS" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

   "CASH EQUIVALENTS" means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired which are issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank at the time of the acquisition thereof has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company at the time of the acquisition thereof has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody's; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause
(b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at the time of the acquisition thereof at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have at the time of the acquisition thereof net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

   "CHANGE OF CONTROL" means the occurrence of any of the following:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than twenty-five percent (25%) of the total voting power of the then outstanding voting stock of CLP;

            (b) during any period of 12 consecutive months, a majority of the Board of Trustees or Directors of CLP consists of individuals who were not either (i) trustees or directors of CLP as of the corresponding date of the previous year, (ii) selected or nominated to become trustees or directors by the Board of Trustees or Directors of CLP of which a majority consisted of individuals described in clause (b)(i) above (including those selected or nominated to replace members as a result of the retirement due to age, death or disability of members of such board), or (iii) selected or nominated to become trustees or directors by the Board of Trustees or Directors of CLP of which a majority consisted of individuals described in clause (b)(i) above and individuals described in clause (b)(ii), above (including those selected or nominated to replace members as a result of the retirement due to age, death or disability of members of such board);

            (c) CLP fails to directly own, free of any liens, encumbrances or adverse claims, at least fifty-one percent (51%) of the Equity Interests of Borrower; or

            (d) Borrower fails to own, free of any liens, encumbrances or adverse claims, all of the Equity Interests of each Guarantor (other than CLP).

   "CLP" means Colonial Properties Trust, an Alabama trust.

   "COLLATERAL ACCOUNT" means a special non-interest bearing deposit account maintained by the Agent at the Principal Office and under its sole dominion and control.

   "COMMITMENT" means, as to each Lender, the aggregate of such Lender's Revolving Loan Commitment and Term Loan Commitment.

   "COMMITMENT PERCENTAGE" means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender's Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder.

   "COMPETITIVE ADVANCE" means a Loan made to Borrower by any Revolving Loan Lender not determined by that Revolving Loan Lender's Revolving Loan Commitment Percentage pursuant to Section 2.3.

   "COMPETITIVE ADVANCE NOTE" means the promissory note made by Borrower in favor of a Revolving Loan Lender to evidence the Competitive Advances made by that Revolving Loan Lender, substantially in the form of Exhibit B.

   "COMPETITIVE BID" means a written bid to provide a Competitive Advance substantially in the form of Exhibit C, signed by a Responsible Officer of a Revolving Loan Lender and properly completed to provide all information required to be included therein.

   "COMPETITIVE BID REQUEST" means a written request submitted by Borrower to the Agent to provide a Competitive Bid, substantially in the form of Exhibit D signed by a Responsible Officer of Borrower and properly completed to provide all information required to be included therein.

   "COMPLIANCE CERTIFICATE" has the meaning given that term in Section 8.3.

   "CONDOMINIUM CONVERSION" means that both of the following have occurred as to a Residential Property: (a) notice of the conversion of such Property to a condominium form of ownership has been sent to the tenants of such Property if required by Applicable Law, and (b) a declaration of condominium or other similar document with respect to such Property has been filed with the applicable Governmental Authority.

   "CONSOLIDATED BASIS" means a Person and its Subsidiaries, consolidated in accordance with GAAP.

   "CONSTRUCTION BUDGET" means, in the aggregate, the fully budgeted total cost to develop the property under construction or to convert a property to Residential Units for Sale, including the acquisition cost of land as reasonably determined by Borrower in good faith.

   "CONSTRUCTION-IN-PROCESS" means cash expenditures for land and improvements (including indirect costs internally allocated and development costs) determined in accordance with GAAP on all Development Properties that are under development.

   "CONTINGENT LIABILITIES" as to any Person, but without duplication of any amount included or includable in items (a) through (h), (j) and (k) of Indebtedness, as applied to any obligation, means and includes liabilities or obligations with respect to: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation; (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation; (c) all obligations, contingent or otherwise, of such Person under any synthetic lease, tax retention operating lease, or similar off balance sheet financing arrangement; (d) all obligations of such Person with respect to any take-out commitment or forward equity commitment; (e) purchase obligations net of asset value; and (f) all obligations under performance and/or completion guaranties (or other agreements the practical effect of which is to assure performance or completion of such obligations) as and to the extent such obligations are required to be included as liabilities on the balance sheet of such Person in accordance with GAAP.

   "CONTINUE", "CONTINUATION" and "CONTINUED" each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to
Section 2.10.

   "CONTRIBUTION AGREEMENT" means the Contribution Agreement of even date herewith in substantially the form of Exhibit E to be executed by the Borrower and the Guarantors.

   "CONVERT", "CONVERSION" and "CONVERTED" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.11.

   "CREDIT EVENT" means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Loan and (c) the issuance of a Letter of Credit.

   "CREDIT RATING" means the lowest rating assigned by the Rating Agencies to each series of rated senior unsecured, non-credit enhanced long term indebtedness of Borrower (or if no such debt exists, its issuer credit rating for debt of such type). If, at any time after Borrower obtains a Credit Rating,
(a) the rating system of any of the Rating Agencies (as opposed to the rating of Borrower) shall change, or (b) any of the Rating Agencies shall no longer perform the functions of a securities rating agency, then the Borrower and the Agent shall promptly negotiate in good faith to amend the reference to the specific ratings in this Agreement for the determination of the Pricing Level, the Facility Fee, and the availability of Competitive Advances and pending such amendment, the applicable rating in effect as of the date the event described in this paragraph occurred shall continue to apply.

   "DEBT TO TOTAL ASSET VALUE RATIO" shall mean the ratio (expressed as a percentage) of (a) the sum of the Borrower's and its Subsidiaries' Indebtedness to (b) Total Asset Value, with Total Asset Value based on the immediately preceding calendar quarter.

   "DEFAULT" means any of the events specified in Section 10.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

   "DEFAULTING LENDER" has the meaning set forth in Section 3.11.

   "DERIVATIVES CONTRACT" means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the

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foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term "Derivatives Contract" includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

   "DERIVATIVES TERMINATION VALUE" means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).

   "DEVELOPMENT PROPERTY" means (a) a Property (other than a Residential Unit for Sale Property) currently under development that has not become a Stabilized Property, or on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed, provided that such a Development Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least eighteen (18) months for multifamily Properties or twelve (12) months for retail and office Properties shall cease to constitute a Development Property notwithstanding the fact that such Property has not become a Stabilized Property, and (b) a Residential Unit for Sale Property, provided that such a Property shall cease to be a Development Property upon the earlier to occur of (i) twenty four (24) months after the Condominium Conversion and (ii) thirty-six (36) months after commencement of construction (whether of infrastructure, above ground improvements or otherwise).

   "DOCUMENTATION AGENT" means Wells Fargo Bank, National Association, Citicorp North America, Inc. and AmSouth Bank.

   "DOLLARS" or "$" means dollars in lawful currency of the United States of America.

   "EBITDA" means, with respect to a Person for any period (without duplication): (a) net income (loss) of such Person for such period determined on a Consolidated Basis in accordance with GAAP, exclusive of the following (but only to the extent included in the determination of such net income (loss)): (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; and (iv) extraordinary or non-recurring gains and losses; plus (b) such Person's pro rata share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to FAS 141. EBITDA shall in no event include any income, gain or loss in any case realized on the sale of any portion of a Residential Unit for Sale Property.

   "EFFECTIVE DATE" means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1 shall have been fulfilled or waived in writing by the Requisite Lenders.

   "ELIGIBLE ASSIGNEE" means any Person who is: (i) currently a Lender; (ii) a commercial bank, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (iii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $500,000,000; or (iv) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America.

   "ELIGIBLE GROUND LEASE" means a ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of 40 years or more from the Effective Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure, and fails to do so; (d) reasonable transferability of the lessee's interest under such lease, including the ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

   "ELIGIBLE QI CASH AND CASH EQUIVALENTS" means at any time the sum of (a) the proceeds from the sale of Properties by Borrower or a Subsidiary of Borrower which are held by a Qualified Intermediary as cash or Cash Equivalents in a "qualified escrow account" within the meaning of the regulations issued pursuant to Section 1031 of the Internal Revenue Code as cash or Cash Equivalents pursuant to an exchange agreement intended for the purposes of implementing a tax deferred exchange transaction under Section 1031 of the Internal Revenue Code, minus (b) all costs, expenses and other obligations incurred by or owing to such Qualified Intermediary or any other Person which are to be paid from such qualified escrow account prior to or at the time of the disbursement of the proceeds from such qualified escrow account by the Qualified Intermediary. In the event (i) all or a portion of the cash or Cash Equivalents held by the Qualified Intermediary become subject to any Lien or (ii) the Qualified Intermediary becomes subject to any bankruptcy or insolvency proceedings, then with respect to clause (i) above, the value of the cash or Cash Equivalents subject to such Lien shall be reduced by the principal amount of such Lien, and with respect to clause (ii) above, the cash or Cash Equivalents held by such Qualified Intermediary shall be deemed to be zero dollars ($0).

   "ENVIRONMENTAL LAWS" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C.
Section 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

   "EQUITY INTEREST" means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

   "EQUITY ISSUANCE" means any issuance by a Person of any Equity Interest and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

   "EQUITY PERCENTAGE" shall mean the aggregate ownership percentage of Borrower or a Subsidiary of Borrower in each Unconsolidated Affiliate.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

   "ERISA GROUP" means the Borrower, the other Obligors, any Subsidiary of Borrower or any of the other Obligors and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, the other

Obligors or any of their respective Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.

   "EVENT OF DEFAULT" means any of the events specified in Section 10.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

   "EXCLUDED SUBSIDIARY" means any Subsidiary of Borrower (a) holding title to assets which are or are to become collateral for any Secured Indebtedness of such Subsidiary; (b) which is prohibited from guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness or (ii) a provision of such Subsidiary's organizational documents which provision was included in such Subsidiary's organizational documents as a condition to the extension of such Secured Indebtedness; and (c) for which none of the Borrower, CLP, any of their respective Subsidiaries (other than another Excluded Subsidiary) or any other Obligor has any Contingent Liability or is otherwise liable with respect to any of the Indebtedness of such Subsidiary, except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar exceptions from non recourse liability.

   "EXECUTIVE ORDER" has the meaning given that term in Section 6.1(hh).

   "EXTENSION FEE" has the meaning given that term in Section 3.6.

   "EXTENSION REQUEST" has the meaning given that term in Section 2.18.

   "FACILITY FEE" means the per annum percentage in the table set forth below corresponding to the Pricing Level at which the "Applicable Margin" is determined in accordance with the definition thereof:

 Pricing Level        Applicable Facility Fee Percentage
---------------       ----------------------------------
Pricing Level 1                    0.15%

Pricing Level 2                    0.15%

Pricing Level 3                    0.15%

Pricing Level 4                    0.20%

Pricing Level 5                    0.30%

Changes in the Facility Fee resulting from a change in a Pricing Level shall become effective as of the Performance Pricing Determination Date.

   "FAIR MARKET VALUE" means, with respect to (a) a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange by any widely recognized reporting method customarily relied upon by financial institutions, and (b) with respect to any other property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

   "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and
(b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent.

   "FEES" means the fees and commissions provided for or referred to in Section
3.6 and any other fees payable by the Borrower to the Agent or any Lender hereunder or under any other Loan Document.

   "FIRST MORTGAGE RECEIVABLE" means a Mortgage Receivable (a) secured by a first priority mortgage, deed of trust or deed to secure debt on a fully developed and operational multifamily, retail or office property, (b) which is performing in accordance with its payment terms and as to which no event of default or other event which would permit the acceleration of such loan shall have occurred, and (c) the outstanding principal balance of which shall not exceed eighty percent (80%) of the value of the underlying real estate, as reasonably determined by Borrower.

   "FIXED CHARGE COVERAGE RATIO" shall mean the ratio of (a) Adjusted EBITDA to
(b) Fixed Charges for the period used to calculate EBITDA annualized.

   "FIXED CHARGES" means, for the immediately preceding fiscal quarter on an annualized basis, the sum of (a) Interest Expense of the Borrower and its Subsidiaries determined on a Consolidated Basis for such period, plus (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, plus (c) all Preferred Dividends paid during such period. The Borrower's and the Subsidiaries' Equity Percentage in the Fixed Charges of their Unconsolidated Affiliates shall be included in the determination of Fixed Charges.

   "FUNDS FROM OPERATIONS" means, with respect to a Person and for a given period, (a) net income (loss) of such Person determined on a Consolidated Basis for such period minus (or plus) (b) gains (or losses) from debt restructuring and sales of property during such period, plus (c) depreciation with respect to such Person's real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, all after adjustment for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated entities will be calculated to reflect funds from operations on the same basis.

   "GAAP" means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the Agreement Date.

   "GOVERNING DOCUMENTS" of any Person means the declaration of trust, certificate or articles of incorporation, by-laws, partnership agreement or operating or members agreement, as the case may be, and any other organizational or governing documents, of such Person.

   "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

   "GOVERNMENTAL AUTHORITY" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

   "GUARANTORS" (whether one or more) means CLP and any other Person that is now or hereafter a party to the Guaranty as a "Guarantor".

   "GUARANTIES" (whether one or more) means the Guaranty substantially in the form of Exhibit F executed by the Guarantors as of the Agreement Date and delivered to the Agent in accordance with this Agreement.

   "HAZARDOUS MATERIALS" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "contaminant", "hazardous substances", "hazardous materials", "hazardous wastes", "pollutant", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TCLP" toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and
(f) any other chemicals, materials or substances regulated pursuant to any Environmental Law.

   "INDEBTEDNESS" means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business which is not more than 30 days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or
(iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person;
(f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (i) all Contingent Liabilities of such Person (except for and guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar exceptions to recourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person's pro rata share of the Indebtedness of any Unconsolidated Affiliate of such Person. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person's pro rata share of the ownership of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person's pro rata portion of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). All Loans and Letter of Credit Liabilities shall constitute Indebtedness of the Borrower.

   "INTELLECTUAL PROPERTY" has the meaning given that term in Section 6.1(t).

   "INTEREST COVERAGE RATIO" shall mean the ratio of (a) Adjusted EBITDA to (b) the Interest Expense for the period used to calculate EBITDA annualized.

   "INTEREST EXPENSE" means, for any period, without duplication, (a) total interest expense of the Borrower and its Subsidiaries, including capitalized interest not funded under a construction loan interest reserve account plus recurring fees such as recurring issuer, trustee and credit enhancement fees in connection with tax-exempt financings, determined on a Consolidated Basis in accordance with GAAP for such period, plus (b) the Borrower's and its Subsidiaries' Equity Percentage of Interest Expense of their Unconsolidated Affiliates for such period.

   "INTEREST PERIOD" means with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the last day of the next preceding Interest Period for such Loan and ending 7, 14,

30, 60, 90, or 180 days thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period of 30, 60, 90 or 180 day's duration that commences on the last Business Day of a calendar month shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period for a Revolving Loan or Competitive Advance shall end after the Revolving Loan Termination Date, and no Interest Period for a Term Loan shall end after the Term Loan Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

   "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

   "INVESTMENT GRADE RATING" means a Credit Rating of BBB- or better from S&P and a Credit Rating of Baa3 or better rating from Moody's.

   "INVESTMENT" means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person; (b) a loan, advance or extension of credit to, capital contribution to, guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person; or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in the Loan Documents, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

   "ISSUING LENDER" means Wachovia Bank in its capacity as the Revolving Loan Lender issuing the Letters of Credit and its successors and assigns.

   "JOINDER AGREEMENT" means the joinder agreement with respect to the Guaranty and the Contribution Agreement to be executed and delivered pursuant to Section
7.12 by any additional Guarantor, substantially in the form of Exhibit G.

   "JOINT LEAD ARRANGERS" means Wachovia Capital Markets, LLC and Banc of America Securities LLC.

   "L/C COMMITMENT AMOUNT" equals $25,000,000.

   "LENDER" means each Revolving Loan Lender and Term Loan Lender.

   "LENDING OFFICE" means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Acceptance Agreement, or such other office of such Lender as such Lender may notify the Agent in writing from time to time.

   "LETTER OF CREDIT" means an irrevocable standby letter of credit in respect of obligations of the Borrower or a Subsidiary incurred pursuant to contracts made or performances undertaken or to be undertaken in the ordinary course of such Person's business which is payable upon presentation of a sight draft and other documents described in the Letter of Credit, if any, as originally issued pursuant to this Agreement or as amended, modified, extended, renewed or supplemented.

   "LETTER OF CREDIT DOCUMENTS" means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

   "LETTER OF CREDIT LIABILITIES" means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Revolving Loan Lender (other than the Revolving Loan Lender acting as the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under
Section 2.4, and the Revolving Loan Lender acting as the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Loan Lenders other than the Revolving Loan Lender acting as the Issuing Lender of their participation interests under such section.

   "LIBOR" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on the Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

   "LIBOR LOANS" means Loans bearing interest at a rate based on LIBOR.

   "LIEN" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title, encumbrance or preferential arrangement which has the same practical effect of constituting a security interest or encumbrance of any kind, whether voluntarily incurred or arising by operation of law, in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than a financing statement filed in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code as in effect in an applicable jurisdiction that is not in the nature of a security interest.

   "LOAN" means a Revolving Loan, a Swingline Loan, a Competitive Advance or a Term Loan. Amounts drawn under a Letter of Credit shall also be considered Revolving Loans as provided in Section 2.4.

   "LOAN DOCUMENT" means this Agreement, each Note, each Letter of Credit Document, the Guaranty, the Contribution Agreement, each Joinder Agreement, and each other document or instrument now or hereafter executed and delivered by an Obligor in connection with, pursuant to or relating to this Agreement.

   "MANDATORILY REDEEMABLE STOCK" means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests); in each case, on or prior to the latest to occur of the Revolving Loan Termination Date and the Term Loan Termination Date.

   "MATERIAL ADVERSE EFFECT" means a material adverse change in or effect on (a) the business, assets, financial condition, liabilities (actual or contingent), or results of operations or prospects of Borrower and its Subsidiaries or any other Obligor and its Subsidiaries each taken as a whole, (b) the ability of an Obligor to perform its obligations under the Loan Documents to which it is a party, (c) the validity or enforceability of such Loan Documents, or (d) the rights and remedies of Lenders and Agent under the Loan Documents.

   "MATERIAL CONTRACT" means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrower, any other Obligor or any of their respective Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

   "MATERIAL SUBSIDIARY" means any Subsidiary which either (a) has assets which constitute more than five percent (5%) of Adjusted Total Asset Value at the end of the most recent calendar quarter of Borrower, or (b) owns (or is the lessee under an Eligible Ground Lease of) an Unencumbered Asset included in determining the Unencumbered Asset Value.

   "MAXIMUM COMPETITIVE ADVANCE" means, with respect to any Competitive Bid made by a Revolving Loan Lender, the amount set forth therein as the maximum Competitive Advance which that Revolving Loan Lender is willing to make in response to the related Competitive Bid Request.

   "MOODY'S" means Moody's Investors Service, Inc. and its successors.

   "MORTGAGE RECEIVABLE" means mortgage and notes receivable, including interest payments thereunder, of Borrower or any Subsidiary in a Person (other than CLP or its Subsidiaries).

   "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

   "NEGATIVE PLEDGE" means a provision of any document, instrument or agreement (including any Governing Document), other than this Agreement or any other Loan Document, that prohibits, restricts or limits, or purports to prohibit, restrict or limit, the creation or assumption of any Lien on any assets of a Person as security for the Indebtedness of such Person or any other Person, or entitles another Person to obtain or claim the benefit of a Lien on any assets of such Person; provided, however, that an agreement that conditions a Person's ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person's ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

   "NET OPERATING INCOME" or "NOI" means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss or business interruption insurance but excluding pre-paid rents and revenues (including termination payments) and security deposits except to the extent applied in satisfaction of tenants' obligations for rent) minus (b) all expenses paid (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower or any Subsidiary and any property management fees) minus (c) the Capital Reserves for such Property as of the end of such period minus (d) the greater of (i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of 3% of the gross revenues for such Property for such period. Notwithstanding anything in this Agreement to the contrary, (x) for the purpose of determining Residential Unit for Sale Value, no Net Operating Income attributable to a Property for the period after the end of the calendar quarter immediately preceding the Condominium Conversion with respect to such Property shall be included, (y) for the purpose of calculating compliance with the Interest Coverage Ratio, the Fixed Charge Coverage Ratio and the Unencumbered Interest Coverage Ratio, Net Operating Income attributable to a Property following the Condominium Conversion may be included, and (z) in no event shall Net Operating Income include any income, gain or loss in any case realized on the sale of any portion of a Residential Unit for Sale Property.

   "NOTE" means a Revolving Note, a Swingline Note, a Competitive Advance Note or a Term Loan Note.

   "NOTICE OF BORROWING" means a notice in the form of Exhibit H-1 to be delivered to the Agent pursuant to Section 2.1(b) evidencing the Borrower's request for a borrowing of Revolving Loans, or a notice in the form of Exhibit H-2 to be delivered to the Agent pursuant to Section 2.5(b) evidencing the Borrower's request for the borrowing of the Term Loans.

   "NOTICE OF CONTINUATION" means a notice in the form of Exhibit I to be delivered to the Agent pursuant to Section 2.10 evidencing the Borrower's request for the Continuation of a LIBOR Loan.

   "NOTICE OF CONVERSION" means a notice in the form of Exhibit J to be delivered to the Agent pursuant to Section 2.11 evidencing the Borrower's request for the Conversion of a Loan from one Type to another Type.

   "NOTICE OF SWINGLINE BORROWING" means a notice in the form of Exhibit K to be delivered to the Agent pursuant to Section 2.2 evidencing the Borrower's request for a borrowing of Swingline Loans.

   "OBLIGATIONS" means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Obligors owing to the Agent, the Swingline Lender, the Issuing Lender or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

   "OBLIGORS" means any Person now or hereafter primarily or secondarily obligated to pay all or any part of the Obligations, including Borrower and Guarantors.

   "OCCUPANCY RATE" means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property (or with respect to a multifamily Property, the number of multifamily units) actually occupied by tenants that are not affiliated with the Borrower and paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for 60 or more days to (b) the aggregate net rentable square footage (or with respect to a multifamily Property, the number of multifamily units) of such Property. For purposes of the definition of "Occupancy Rate", a tenant shall be deemed to actually occupy a Property notwithstanding a temporary cessation of operations for renovation, repairs or other temporary reason, or for the purpose of completing tenant build-out or that is otherwise scheduled to be open for business within 90 days of such date.

   "OFF-BALANCE SHEET OBLIGATIONS" means liabilities and obligations of the Borrower, any Subsidiary or any other Person in respect of "off-balance sheet arrangements" (as defined in the SEC Off-Balance Sheet Rules) which the Borrower would be required to disclose in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Borrower's report on Form 10-Q or Form 10-K (or their equivalents) which the Borrower is required to file with the Securities and Exchange

Commission (or any Governmental Authority substituted therefore). As used in this definition, the term "SEC Off-Balance Sheet Rules" means the Disclosure in Management's Discussion and Analysis About Off Balance Sheet Arrangements, Securities Act Release No. 33-8182, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

   "PARTICIPANT" has the meaning given that term in Section 12.5(c).

   "PATRIOT ACT" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

   "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

   "PERFORMANCE PRICING DETERMINATION DATE" means each date on which the Credit Rating changes.

   "PERMITTED LIENS" means, as to any Person, (a) liens securing taxes, assessments and other charges or levies imposed by any governmental authority (excluding any lien imposed pursuant to any of the provisions of ERISA or pursuant to any environmental laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under the applicable provisions of this Agreement; (b) liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar applicable laws; (c) liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) liens in favor of the Agent for the benefit of the Lenders; and (f) liens in favor of the Borrower or a Guarantor securing obligations owing by a Subsidiary to the Borrower or a Guarantor.

   "PERSON" means an individual, corporation, partnership, limited liability company, joint stock company, association, trust or unincorporated organization, joint venture, a government or any agency or political subdivision thereof, or any other entity of whatever nature.

   "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

   "POST-DEFAULT RATE" means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to the sum of (a) two percent (2.0%) per annum plus (b) the sum of
(i) the Base Rate plus (ii) the Applicable Margin as in effect from time to time.

   "PREFERRED DIVIDENDS" means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Borrower, CLP or a Subsidiary of either of them. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests; (b) paid or payable to the Borrower or a Subsidiary of Borrower; or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

   "PREFERRED EQUITY INTEREST" means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

   "PRICING LEVEL" means one of the following five pricing levels, as applicable, based on the Credit Ratings by S&P and Moody's as provided herein:

            "Pricing Level 1" means the Pricing Level which would be applicable for so long as the higher of the Credit Ratings of Borrower is equal to A- by S&P or A3 by Moody's.

            "Pricing Level 2" means the Pricing Level which would be applicable for so long as the higher of the Credit Ratings of Borrower is equal to BBB+ by S&P or Baa1 by Moody's.

            "Pricing Level 3" means the Pricing Level which would be applicable for so long as the higher of the Credit Ratings of Borrower is equal to BBB by S&P or Baa2 by Moody's.

            "Pricing Level 4" means the Pricing Level which would be applicable for so long as the higher of the Credit Ratings of Borrower is equal to BBB- by S&P or Baa3 by Moody's.

            "Pricing Level 5" means the Pricing Level which would be applicable for so long as Borrower does not have a Credit Rating from both S&P and Moody's or has a Credit Rating of less than BBB- by S&P and Baa3 by Moody's.

If Borrower shall not have a Credit Rating from both Rating Agencies, Pricing Level 5 shall apply. If Borrower shall only obtain a Credit Rating from one of the Rating Agencies, the Borrower shall be entitled to the benefit of the applicable Pricing Level based upon the Credit Rating issued by such Rating Agency.

   "PRIME RATE" means the rate of interest per annum announced publicly by the Lender acting as the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Lender acting as the Agent or any other Lender.

   "PRINCIPAL OFFICE" means the office of the Agent located at One Wachovia Center, Charlotte, North Carolina, or such other office of the Agent as the Agent may designate from time to time.

   "PROHIBITED PERSON" has the meaning given that term in Section 6.1(hh).

   "PROPERTY" means any parcel of real property, together with all improvements thereon, owned or leased pursuant to a ground lease by Borrower, any other Obligor, or any of their respective Subsidiaries or any Unconsolidated Affiliate of Borrower and which is located in a State of the United States of America or the District of Columbia.

   "QUALIFIED INTERMEDIARY" means any Person serving as a "qualified intermediary" and/or "exchange accommodation title holder" for purposes of a sale or exchange pursuant to, and qualifying for tax treatment under, Section 1031 of the Internal Revenue Code.

   "RATING AGENCIES" means S&P and Moody's.

   "REGISTER" has the meaning given that term in Section 12.5(e).

   "REGULATORY CHANGE" means, with respect to any Lender, any change in Applicable Law effective after the Agreement Date (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any

Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

   "REIMBURSEMENT OBLIGATION" means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Issuing Lender for any drawing honored by the Issuing Lender under a Letter of Credit.

   "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Internal Revenue Code.

   "REQUISITE LENDERS" means, as of any date, Lenders whose aggregate Commitment Percentage equals or exceeds 66-2/3% (excluding Defaulting Lenders who, accordingly, are not entitled to vote), or if the Commitments (or any part thereof) are no longer in effect as a result of the terms of Section 10.2, Lenders holding at least 66-2/3% of the aggregate outstanding principal amount of the Loans and participations in Letters of Credit (excluding Defaulting Lenders who, accordingly, are not entitled to vote).

   "REQUISITE REVOLVING LOAN LENDERS" means, as of any date, Revolving Loan Lenders whose aggregate Revolving Loan Commitment Percentage equals or exceeds 66-2/3% (excluding Defaulting Lenders who, accordingly, are not entitled to vote), or if the Revolving Loan Commitments (or any part thereof) are no longer in effect as a result of the terms of Section 10.2, Revolving Loan Lenders holding at least 66-2/3% of the aggregate outstanding principal amount of the Revolving Loans and participations in Letters of Credit (excluding Defaulting Lenders who, accordingly, are not entitled to vote).

   "RESIDENTIAL PROPERTY" means a residential condominium Property or a Property comprised of a group of residential units for sale.

   "RESIDENTIAL UNIT FOR SALE" means a Residential Property that is being developed, or has been the subject of a Condominium Conversion for the purpose of sale of units therein.

   "RESIDENTIAL UNIT FOR SALE VALUE" means as of any date of determination, the sum of the following: (a) the sum of (i) the Net Operating Income attributable to Residential Properties subject to a Condominium Conversion for the four (4) calendar quarter period ending immediately prior to such conversion divided by seven and one-half percent (7.50%), plus (ii) the cost of capital improvements made to such Residential Properties following the Condominium Conversion, which amount pursuant to this clause (ii) shall not as to any Residential Property exceed twenty-five percent (25%) of the amount determined in accordance with the preceding clause (a) (i) with respect to such Residential Property, plus (b) the cost of all other Residential Units For Sale that are not the subject of a Condominium Conversion (that is, such Residential Units For Sale are a new development), minus (c) ninety percent (90%) of the gross actual contractual sales price of each Residential Unit For Sale prior to any deductions for commissions, fees and any other expenses. Notwithstanding the foregoing, no value will be attributed to any Residential Unit For Sale that is the subject of a Condominium Conversion twenty-four (24) months after such conversion, and no value will be attributed to any other Residential Unit For Sale thirty-six (36) months after commencement of construction (whether of infrastructure, above-ground improvements or otherwise). In addition, no value shall be attributable to any Residential Unit For Sale at any time following the earlier of the date that (i) all residential units within such Residential Property have been sold or otherwise conveyed, (ii) the management or control of such Residential Property has been turned over to such Property's homeowner's association or similar entity, or (iii) less than ten percent (10%) of the residential units within such Residential Property remain unsold.

   "RESPONSIBLE OFFICER" means (a) with respect to CLP (acting as a signatory for Borrower), CLP's President, chief financial officer, chief accounting officer or any other senior officer, (b) with respect to any other Obligor, such Obligor's chief executive officer, chief financial officer, or any other senior officer, and (c) with respect to any Lender, any officer, partner, managing member or similar person apparently authorized to execute documents on behalf of such Lender. A Responsible Officer shall also include any other person or officer specifically authorized and designated as such by the applicable Person.

   "RESTRICTED PAYMENT" means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Borrower, any Obligor or any of their respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Borrower, any Obligor or any of their respective Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower, any Obligor or any of their respective Subsidiaries now or hereafter outstanding.

   "REVOLVING LOAN" means a loan made by a Revolving Loan Lender to the Borrower pursuant to Section 2.1(a).

   "REVOLVING LOAN COMMITMENT" means, as to each Revolving Loan Lender, such Revolving Loan Lender's obligation to make Revolving Loans pursuant to Section 2.1, to issue (in the case of the Issuing Lender) or participate in (in the case of the other Revolving Loan Lenders) Letters of Credit pursuant to Section 2.4 and to participate in Swingline Loans pursuant to Section 2.2, to an amount up to, but not exceeding (but in the case of the Revolving Loan Lender acting as the Issuing Lender excluding the aggregate amount of participations in the Letters of Credit held by other Revolving Loan Lenders) the amount set forth for such Revolving Loan Lender on its signature page hereto as such Revolving Loan Lender's "Revolving Loan Commitment Amount" or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time pursuant to Section 2.13, increased pursuant to Section 2.16, or as appropriate to reflect any assignments to or by such Revolving Loan Lender effected in accordance with Section 12.5.

   "REVOLVING LOAN COMMITMENT PERCENTAGE" means, as to each Revolving Loan Lender, the ratio, expressed as a percentage, of (a) the amount of such Revolving Loan Lender's Revolving Loan Commitment to (b) the aggregate amount of the Revolving Loan Commitments of all Revolving Loan Lenders hereunder; provided, however, that if at the time of determination the Revolving Loan Commitments have terminated or been reduced to zero, the "Revolving Loan Commitment Percentage" of each Revolving Loan Lender shall be the Revolving Loan Commitment Percentage of such Revolving Loan Lender in effect immediately prior to such termination or reduction.

   "REVOLVING LOAN LENDER" means each financial institution from time to time party hereto which is a holder of a Revolving Note, together with its respective successors and permitted assigns. The Issuing Lender shall also be a Revolving Loan Lender.

   "REVOLVING LOAN TERMINATION DATE" means March 22, 2008, or if the Revolving Loan Termination Date has then been extended pursuant to Section 2.18, such extended Revolving Loan Termination Date, or if the Revolving Loan Commitments are earlier terminated pursuant to Section 2.13, such earlier termination date.

   "REVOLVING NOTE" has the meaning given that term in Section 2.12(a).

   "SECURED DEBT" means with respect to Borrower or any of its Subsidiaries as of any given date, the aggregate principal amount of all Indebtedness of such Persons on a Consolidated Basis outstanding at such date and that is secured in any manner by any Lien, and in the case of the Borrower, shall include (without duplication), the Borrower's Equity Percentage of the Secured Indebtedness of its Unconsolidated Affiliates.

   "SECURED DEBT TO TOTAL ASSET VALUE RATIO" shall mean the ratio (expressed as a percentage) of Secured Debt to Total Asset Value.

   "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

   "SENIOR MANAGING AGENT" means U.S. Bank National Association and PNC Bank, National Association.

   "SOLVENT" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

   "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors.

   "STABILIZED PROPERTY" means a completed Property that has achieved an Occupancy Rate of at least eighty percent (80%) for a period of not less than one (1) full calendar quarter.

   "STATED AMOUNT" means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased, reinstated or reduced from time to time in accordance with the terms of such Letter of Credit.

   "SUBSIDIARY" means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

   "SWINGLINE COMMITMENT" means the Swingline Lender's obligation to make Swingline Loans pursuant to Section 2.2 in an amount up to, but not exceeding, $40,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.

   "SWINGLINE LENDER" means Wachovia Bank, together with its successors and assigns.

   "SWINGLINE LOAN" means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.2(a).

   "SWINGLINE NOTE" means the promissory note of the Borrower payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed, substantially in the form of Exhibit L.

   "SYNDICATION AGENT" means Bank of America, N.A.

   "TAX EXEMPT FINANCED PROPERTIES" means any Properties encumbered by Liens to secure tax exempt revenue bonds or similar instruments issued by a Governmental Authority to finance such Property.

   "TAXES" has the meaning given that term in Section 3.12.

   "TERM LOAN COMMITMENT" means, as to each Term Loan Lender, such Term Loan Lender's obligation to make the Term Loan pursuant to Section 2.5 in the amount set forth for such Term Loan Lender on its signature page hereto as such Term Loan Lender's "Term Loan Commitment Amount" or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time upon repayment or as appropriate to reflect any assignments to or by such Term Loan Lender effected in accordance with Section 12.l5.

   "TERM LOAN COMMITMENT PERCENTAGE" means, as to each Term Loan Lender, the ratio, expressed as a percentage of (a) the amount of such Term Loan Lender's Term Loan Commitment to (b) the aggregate amount of the Term Loan Commitments of all Term Loan Lenders hereunder.

   "TERM LOAN LENDER" means each financial institution from time to time party hereto which is a holder of a Term Loan Note, together with its respective successors and permitted assigns.

   "TERM LOAN NOTE" has the meaning given that term in Section 2.12(b).

   "TERM LOAN TERMINATION DATE" means March 22, 2008, or if the Term Loan Termination Date has then been extended pursuant to Section 2.18, such extended Term Loan Termination Date.

   "TITLED AGENT" means any of the Joint Lead Arrangers, the Syndication Agent, the Documentation Agent, the Senior Managing Agent and their respective successors and permitted assigns.

   "TOTAL ASSET VALUE" means as of any date of determination the sum (without duplication) of all of the following of the Borrower and its Subsidiaries on a Consolidated Basis determined in accordance with GAAP applied on a consistent basis: (a) cash and Cash Equivalents, plus (b) with respect to each Property owned for the prior eighteen (18) consecutive months by the Borrower or any Subsidiary of Borrower, the quotient of (i) Net Operating Income attributable to such Property (without regard to its occupancy) for the calendar quarter most recently ended times four (4), divided by (ii) the applicable Capitalization Rate, plus (c) the GAAP book value of Properties acquired during the most recent period of eighteen (18) consecutive months, plus (d) Construction-in-Process until the earlier of (i) the date such Property is no longer a Development Property or (ii) the calendar quarter after the Property becomes a Stabilized Property, plus (e) the GAAP book value of Unimproved Land, Mortgage Receivables, other promissory notes and other tangible assets, plus (f) the Residential Unit for Sale Value. The Borrower's pro rata share of assets held by Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (a)) will be included in Total Asset Value calculations consistent with the above described treatment for wholly-owned assets. For purposes of determining Total Asset Value, (x) Net Operating Income from Properties acquired or disposed of by the Borrower, any Subsidiary of Borrower or any Unconsolidated Affiliate during the immediately preceding calendar quarter of the Borrower shall be excluded and (y) Capital Reserves shall not be deducted from Net Operating Income of multifamily Properties. Notwithstanding the foregoing, the Net Operating Income of enclosed mall Properties shall for the purposes of clause (b)(i) above be determined for the preceding four (4) calendar quarters divided by four (4), and then annualized. The value attributable to any Residential Unit for Sale Property shall only be included under clause (f) above.

   "TOTAL COMMITMENT" means, as of any date, the sum of the then current Revolving Loan Commitments and Term Loan Commitments of the Lenders. As of the Effective Date, the Total Commitment (including the Swingline Commitment) is $600,000,000, subject to increase upon an increase of the Revolving Loan Commitment in accordance with the provisions of Section 2.16.

   "TOTAL INDEBTEDNESS" means all Indebtedness of the Borrower and all of its Subsidiaries determined on a Consolidated Basis.

   "TYPE" with respect to any Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.

   "UNCONSOLIDATED AFFILIATE" means, in respect of any Person, any other Person
(a) in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person, or (b) which is not a Subsidiary of such first Person.

   "UNENCUMBERED ADJUSTED NOI" means, for any period, NOI from all Unencumbered Assets (without regard to the occupancy of an individual Unencumbered Asset, but subject to the terms of Section 9.14) for the immediately preceding quarter annualized. Notwithstanding the foregoing, NOI of enclosed mall Properties included within Unencumbered Assets shall be determined for the preceding four
(4) calendar quarters divided by four (4), and then annualized.

   "UNENCUMBERED ASSET" means a Property which satisfies all of the following requirements: (a) such Property is fully developed and operational as a retail, office or multifamily property unless such property is a Development Property; (b) the Property is owned, or leased under an Eligible Ground Lease, entirely by the Borrower and/or a Guarantor (except for any individual units within a Residential Unit for Sale Property that have been sold to unaffiliated third party purchasers); (c) neither such Property, nor any interest of the Borrower or any Guarantor therein, is subject to any Lien (other than those described in clauses (a), (c) and (d) of the definition of Permitted Liens) or a Negative Pledge; (d) if such Property is owned or leased by a Guarantor (i) none of the Borrower's direct or indirect ownership interest in such Guarantor is subject to any Lien or to a Negative Pledge; and (ii) the Borrower directly or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Property and (y) to create a Lien on such Property as security for Indebtedness of the Borrower or such Guarantor, as applicable; (e) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property; (f) if such Property constitutes Construction-In-Process and construction of above-ground improvements has commenced, or a Residential Unit for Sale Property and improvements or alterations thereto have commenced, such construction has not been terminated, suspended, or otherwise interrupted for more than one hundred twenty (120) consecutive days (unless such delay is a result of force majeure); (g) such Property is located entirely in a state within the contiguous 48 states of the continental United States or the District of Columbia; and (h) such Property has been designated as an "Unencumbered Asset" on Schedule 6.1(y) or an Unencumbered Asset Certificate and in either event has not been removed as an Unencumbered Asset pursuant to Section 8.4(o). With respect to Eligible QI Cash and Cash Equivalents, unrestricted Cash Equivalents and First Mortgage Receivables included in the Unencumbered Asset Value, (x) neither such asset, nor any interest of the Borrower or any Guarantor therein, is subject to any Lien (other than those described in clause (a) of the definition of "Permitted Liens") or a Negative Pledge, (y) with respect to First Mortgage Receivables, the underlying collateral for such loan shall be a property which is owned in fee simple by the borrower or is ground leased under an Eligible Ground Lease which satisfies the requirements of clauses (a), (e),
(f) and (g) of the definition of "Unencumbered Assets"(except that the underlying real estate need not be owned by Borrower or a Guarantor), and (z) in any such case such asset has been designated as an "Unencumbered Asset" on
Schedule 6.1(y) or an Unencumbered Asset Certificate and in either event has not been removed as an Unencumbered Asset pursuant to Section 8.4(o).

   "UNENCUMBERED ASSET CERTIFICATE" has the meaning given that term in Section 8.3.

   "UNENCUMBERED ASSET VALUE" means as of any date of determination the sum (without duplication) of (a) the Unencumbered Adjusted NOI from Properties included in Unencumbered Assets (excluding NOI attributable to Development Properties included within Unencumbered Assets) for the calendar quarter most recently ended times four (4) divided by the applicable Capitalization Rate, plus (b) the GAAP book value of all Unencumbered Assets acquired during the period of eighteen (18) consecutive months most recently ended, plus (c) the GAAP book value of Construction-In-Process and Development Properties included within Unencumbered Assets, until the earlier of (i) the date such Property is no longer a Development Property or (ii) the second calendar quarter after such Property becomes a Stabilized Property (except that to the extent the Unencumbered Asset Value pursuant to this clause (c) and clause (d) would exceed fifteen percent (15%) of the Unencumbered Asset Value, such excess shall be excluded), plus (d) the Residential Units for Sale Value for Residential Units for Sale included in Unencumbered Assets (except that to the extent the Unencumbered Asset Value pursuant to this clause (d) would exceed ten percent (10%) of the Unencumbered Asset Value, such excess shall be excluded), plus (e) Eligible QI Cash and Cash Equivalents included within Unencumbered Assets, plus
(f) unrestricted Cash Equivalents held by the Borrower and the Guarantors included within Unencumbered Assets (except that to the extent that the Unencumbered Asset Value pursuant to clauses (e) and (f) exceeds ten percent (10%) of Unencumbered Asset Value, any such excess shall be excluded), plus (g) the outstanding principal balance of First Mortgage Receivables of the Borrower and Guarantors included within Unencumbered Assets (except that to the extent the Unencumbered Asset Value pursuant to this clause (g) would exceed five percent (5%) of the Unencumbered Asset Value, such excess shall be excluded). In addition, to the extent that the aggregate Unencumbered Asset Value pursuant to clauses (c), (d), (e), (f) and
(g) exceeds twenty-five percent (25%) of the Unencumbered Asset Value, any such excess shall be excluded. For purposes of this definition, Capital Reserves for multifamily Properties shall not be deducted from Net Operating Income.

   "UNENCUMBERED INTEREST COVERAGE RATIO" means the ratio of (a) the Unencumbered Adjusted NOI to (b) the Unsecured Interest Expense for the immediately preceding calendar quarter annualized.

   "UNENCUMBERED LEVERAGE RATIO" means the ratio of (a) the Unencumbered Asset Value as of the date of determination to (b) the Unsecured Debt of the Obligors and their Subsidiaries as of such date of determination.

   "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

   "UNIMPROVED LAND" shall mean land on which no development (other than improvements that are not material and are temporary in nature) has occurred.

   "UNSECURED DEBT" means Indebtedness of the Obligors and their Subsidiaries on a Consolidated Basis outstanding at any time which is not Secured Indebtedness.

   "UNSECURED INTEREST EXPENSE" shall mean, for a given period, all Interest Expense of the Obligors and their Subsidiaries on a Consolidated Basis attributable to Unsecured Debt of the Obligors and their Subsidiaries for such period.

   "WACHOVIA BANK" means Wachovia Bank, National Association and its successors.

   "WHOLLY OWNED SUBSIDIARY" means any Subsidiary of Borrower in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are at the time directly or indirectly owned by Borrower.

SECTION 1.2 GENERAL; REFERENCES TO TIMES.

   Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP in effect as of the Agreement Date. References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Charlotte, North Carolina time.

                          ARTICLE II. CREDIT FACILITY

SECTION 2.1 REVOLVING LOANS.

      (a) Generally. Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Revolving Loan Termination Date, each Revolving Loan Lender severally and not jointly agrees to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Revolving Loan Lender's Revolving Loan Commitment. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Revolving Loan Termination Date, the Borrower may borrow, repay and reborrow Revolving Loans hereunder.

      (b) Requesting Revolving Loans. The Borrower shall give the Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Revolving Loans. Each Notice of Borrowing shall be delivered to the Agent (i) before 11:00 a.m. in the case of LIBOR Loans, on the date three (3) Business Days prior to the proposed date of such borrowing and (ii) in the case of Base Rate Loans, on the date one (1) Business Day prior to the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice. The Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) or the information contained in a telephonic notice of borrowing (if such telephonic notice is received prior to a Notice of Borrowing) to each Revolving Loan Lender promptly upon receipt by the Agent. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.

      (c) Disbursements of Revolving Loan Proceeds. No later than 1:00 p.m. on the date specified in the Notice of Borrowing, each Revolving Loan Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Revolving Loan to be made by such Revolving Loan Lender. Subject to satisfaction of the applicable conditions set forth in Article V for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower in Dollars, in immediately available funds, no later than 2:00 p.m. on the date and at the account specified by the Borrower in such Notice of Borrowing.

SECTION 2.2 SWINGLINE LOANS.

      (a) Swingline Loans. Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Revolving Loan Termination Date, the Swingline Lender agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Swingline Commitment. If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay the Agent for the account of the Swingline Lender the amount of such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder.

      (b) Procedure for Borrowing Swingline Loans. The Borrower shall give the Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing or telephonic notice of each borrowing of a Swingline Loan. Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 11:00 a.m. on the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender by telecopy on the same day of the giving of such telephonic notice. On the date of the requested

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

Swingline Loan and subject to satisfaction of the applicable conditions set forth in Article V for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing not later than 2:00 p.m. on such date.

      (c) Interest. Swingline Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Margin for Base Rate Loans. Interest payable on Swingline Loans is solely for the account of the Swingline Lender. All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.6 with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

      (d) Swingline Loan Amounts, Etc. Each Swingline Loan shall be in the minimum amount of $1,000,000 and integral multiples of $500,000 or such other minimum amounts agreed to by the Swingline Lender and the Borrower. Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender prior written notice thereof no later than 10:00 a.m. on the date of such prepayment. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

      (e) Repayment and Participations of Swingline Loans. The Borrower agrees to repay each Swingline Loan within ten (10) days after the date such Swingline Loan was made. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Revolving Loan Termination Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower in respect of which the Agent has not either (x) received a Notice of Borrowing or a Competitive Bid Request indicating that such Swingline Loan is to be repaid with the proceeds thereof within ten (10) days of the date such Swingline Loan was made or (y) received notice from the Borrower that it intends to repay such Swingline Loan within ten (10) days of the date such Swingline Loan was made and, in the case of this clause (y) only, such Swingline Loan is not repaid by 11:30 a.m. on such date, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably direct the Swingline Lender to act on their behalf), request a borrowing of Revolving Loans (which shall be Base Rate Loans) from the Revolving Loan Lenders in an amount equal to the principal balance of such Swingline Loan. The limitations of Section 3.5(a) shall not apply to any borrowing of Base Rate Loans made pursuant to this subsection. The Swingline Lender shall give notice to the Agent of any such borrowing of Base Rate Loans not later than 12:00 noon on the proposed date of such borrowing, and the Agent shall promptly give notice to the Revolving Loan Lenders of any such borrowing of Base Rate Loans. No later than 2:00 p.m. on such date, each Revolving Loan Lender will make available to the Agent at the Principal Office for the account of Swingline Lender, in immediately available funds, the proceeds of the Base Rate Loan to be made by such Revolving Loan Lender. The Agent shall pay the proceeds of such Base Rate Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. Immediately upon the making of a Swingline Loan, each Revolving Loan Lender will be deemed to, and hereby irrevocably and unconditionally agrees to, purchase, without recourse or warranty, an undivided participation interest in the Swingline Loan in an amount equal to its Revolving Loan Commitment Percentage of such Swingline Loan. If the Revolving Loan Lenders are prohibited from making Loans required to be made under this subsection for any reason, including without limitation, the occurrence of any of the Events of Default described in Sections 10.1(f) or 10.1(g), each Revolving Loan Lender shall fund its participation interest (regardless of whether the conditions precedent thereto set forth in Section 5.2 are then satisfied, whether or not the Borrower has submitted a Notice of Borrowing and whether or not the Revolving Loan Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) by paying the proceeds

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

thereof to the Agent for the account of the Swingline Lender in Dollars and in immediately available funds. If such amount is not in fact made available to the Swingline Lender by any Revolving Loan Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Revolving Loan Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Revolving Loan Lender does not pay such amount forthwith upon the Swingline Lender's demand therefor, and until such time as such Revolving Loan Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Revolving Loan Lenders to purchase a participation therein). Further, such Revolving Loan Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Loans, and any other amounts due to it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Revolving Loan Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise). A Revolving Loan Lender's obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Revolving Loan Lender or any other Person may have or claim against the Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 10.1(f) or 10.1(g)) or the termination of any Revolving Loan Lender's Revolving Loan Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Agent, any Revolving Loan Lender or the Borrower or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Upon the receipt by Swingline Lender of any payment in respect of any Swingline Loan, Swingline Lender shall promptly pay to each Revolving Loan Lender that has acquired and funded a participation therein under this Section 2.2(e) such Revolving Loan Lender's Revolving Loan Commitment Percentage of such payment; provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Loan Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it.

SECTION 2.3 COMPETITIVE ADVANCES.

      (a) For so long as Borrower maintains an Investment Grade Rating, subject to the terms and conditions hereof, at any time and from time to time from the Effective Date to but excluding the Revolving Loan Termination Date, and provided that no Default or Event of Default shall have occurred and be continuing, Borrower may request and each Revolving Loan Lender may in its sole and absolute discretion make Competitive Advances to Borrower in such principal amounts as Borrower may request pursuant to a Competitive Bid Request that do not result in (i) the aggregate principal amount outstanding under the Competitive Advance Notes (after giving effect to all amounts requested thereunder) being in excess of an amount equal to 50% of the aggregate amount of the Revolving Loan Commitments (provided that in connection with the purchase of a portfolio of properties having a purchase price of not less than $100,000,000, the aggregate principal amount outstanding under the Competitive Advance Notes may be up to an amount equal to 70% of the aggregate amount of the Revolving Loan Commitments, provided further that such increased limit shall only be available one (1) time each calendar quarter, and the maturity of any such Competitive Advance over an amount equal to 50% of the aggregate amount of the Revolving Loan Commitments shall not exceed thirty (30) days), and (ii) the aggregate principal amount outstanding under the Notes (other than the Term Loan Notes) (after giving effect to all amounts requested thereunder) plus the Letter of Credit Liabilities being in excess of the aggregate amount of the Revolving Loan Commitments.

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

      (b) Borrower shall request Competitive Advances by submitting a duly completed Competitive Bid Request to the Agent, which Competitive Bid Request shall specify the relevant date, amount and maturity for the proposed Competitive Advance. Each request shall be for an advance on the basis of a margin over the Adjusted Eurodollar Rate and shall have a maturity date equal to one of the Interest Periods permitted by Section 2.3(d) (subject to the limitations therein). Any Competitive Bid Requests shall be accompanied by payment of a nonrefundable $1,000 competitive bid request fee for the account of the Agent. Any Competitive Advance shall be a LIBOR Loan. The proposed funding date shall be a Business Day. The Agent shall incur no liability whatsoever hereunder in acting upon any Competitive Bid Request purportedly made by a Responsible Officer of Borrower, which hereby agrees to indemnify the Agent from any loss, cost, expense or liability as a result of so acting. The Competitive Bid Request must be received by the Agent not later than 10:00 a.m. on a Business Day that is at least four (4) Business Days prior to the date of the proposed Competitive Advance.

      (c) Each Competitive Bid Request must be made for a Competitive Advance of at least $3,000,000 and shall be in an integral multiple of $1,000,000.

      (d) No Competitive Bid Request shall be made for a Competitive Advance with a maturity of less than 7 days or more than 90 days, or with a maturity date subsequent to the Revolving Loan Termination Date. The Borrower may request offers to make Competitive Advances for up to four (4) Interest Periods in a single Competitive Bid Request, provided that in no event shall Borrower be permitted to have more than twelve (12) different Interest Periods outstanding at any one time with respect to all LIBOR Loans that are Revolving Loans (including Competitive Advances).

      (e) The Agent shall, promptly after receipt of a Competitive Bid Request, provide the Revolving Loan Lenders a copy thereof by telecopier. Any Revolving Loan Lender may, by written notice to the Agent, advise the Agent that it elects not to be so notified of Competitive Bid Requests, in which case the Agent shall not notify such Revolving Loan Lender of the Competitive Bid Request.

      (f) Each Revolving Loan Lender receiving a Competitive Bid Request may, in its sole and absolute discretion, make or not make a Competitive Bid responsive to the Competitive Bid Request. A Revolving Loan Lender shall have no obligation to make a Competitive Bid. Each Competitive Bid shall be submitted so as to be received by the Agent not later than 10:00 a.m. (or, in the case of the Revolving Loan Lender acting as Agent, not later than 9:00 a.m.) on the date which is three (3) Business Days prior to the requested Competitive Advance. Any Competitive Bid received by the Agent after 10:00 a.m. (or 9:00 a.m. in the case of the Revolving Loan Lender acting as Agent) on such date shall be disregarded for purposes of this Agreement. The Agent shall incur no liability whatsoever hereunder in acting upon any Competitive Bid purportedly made by a Responsible Officer of a Revolving Loan Lender, each of which hereby agrees to indemnify the Agent from any loss, cost, expense or liability as a result of so acting with respect to that Revolving Loan Lender.

      (g) Each Competitive Bid shall specify the margin over the Adjusted Eurodollar Rate for the offered Maximum Competitive Advance set forth in the Competitive Bid. The Maximum Competitive Advance offered by a Revolving Loan Lender in a Competitive Bid shall not exceed the Competitive Advance requested and may be less than the Competitive Advance requested by Borrower in the Competitive Bid Request, but shall be an integral multiple of $1,000,000. Any Competitive Bid which offers an interest rate other than a margin over the Adjusted Eurodollar Rate, is in a form other than as set forth in Exhibit C or which otherwise contains any term, condition, qualification or provision not contained in the Competitive Bid Request (including without limitation a requirement of a minimum advance) or is received after the time set forth in this Section 2.3(g) shall be disregarded for purposes of this Agreement. A Competitive Bid once submitted to the Agent shall, subject to the terms of
Section 4.3 and Article V, be irrevocable until 12:00 noon on the date which is two (2) Business Days prior to the

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

requested Competitive Advance set forth in the related Competitive Bid Request, and shall expire by its terms at such time unless accepted by Borrower on or prior thereto.

      (h) Promptly after 10:00 a.m. on the date which is three (3) Business Days prior to the date of the proposed Competitive Advance, the Agent shall notify Borrower of the names of the Revolving Loan Lenders providing Competitive Bids to the Agent at or before 10:00 a.m. on that date (or 9:00 a.m. in the case of the Revolving Loan Lender acting as Agent) and satisfying the conditions of this Section 2.3 and the Maximum Competitive Advance and margin over the Adjusted Eurodollar Rate set forth by each such Revolving Loan Lender in its Competitive Bid.

      (i) Borrower may, in its sole and absolute discretion, reject any or all of the Competitive Bids. If Borrower accepts any Competitive Bid, by telephone or in writing (provided that any acceptance by telephone shall be confirmed promptly by hand delivery or telecopy of such acceptance signed by Borrower), the following shall apply: (i) Borrower must accept all Competitive Bids at all lower margins over the Adjusted Eurodollar Rate before accepting any portion of a Competitive Bid at a higher margin over the Adjusted Eurodollar Rate, (ii) if two or more Revolving Loan Lenders have submitted a Competitive Bid at the same margin, then Borrower must accept either all of such Competitive Bids or accept such Competitive Bids in the same proportion as the Maximum Competitive Advance of each Revolving Loan Lender bears to the aggregate Maximum Competitive Advances of all such Revolving Loan Lenders, (iii) Borrower may not accept Competitive Bids for an aggregate amount in excess of the requested Competitive Advance set forth in the Competitive Bid Request, and (iv) the aggregate principal amount of the Competitive Bids accepted must be at least $3,000,000 and shall be in an integral multiple of $1,000,000. Acceptance by Borrower of a Competitive Bid must be made prior to 12:00 noon on the date which is two (2) Business Days prior to the requested Competitive Advance. Acceptance of a Competitive Bid by Borrower shall be accomplished by telephonic or written notification thereof to the Agent (provided that any acceptance by telephone shall be confirmed promptly by hand delivery or telecopy of such acceptance signed by Borrower) and shall be irrevocable upon such notification. The Agent shall promptly notify each of the Revolving Loan Lenders whose Competitive Bid has been accepted by Borrower by telephone, which notification shall promptly be confirmed in writing delivered in person or by telecopier to such Revolving Loan Lenders. Any Competitive Bid not accepted or rejected by Borrower by 12:00 noon, on the date which is two (2) Business Days prior to the proposed Competitive Advance, shall be deemed rejected.

      (j) In the case of a Competitive Bid, the Agent shall determine the Adjusted Eurodollar Rate on the date which is two (2) Business Days prior to the date of the proposed Competitive Advance, and shall promptly thereafter notify Borrower and the Revolving Loan Lenders whose Competitive Bids were accepted by Borrower of such Adjusted Eurodollar Rate.

      (k) A Revolving Loan Lender whose Competitive Bid has been accepted by Borrower shall make the Competitive Advance in accordance with the Competitive Bid Request and with its Competitive Bid, subject to the applicable conditions set forth in this Agreement, by making funds immediately available to the Agent at the Principal Office in the amount of such Competitive Advance not later than 1:00 p.m. on the date set forth in the Competitive Bid Request. The Agent shall then promptly make available to the Borrower the aggregate amount of the Competitive Advances made available to the Agent by crediting such amount in immediately available funds to the account of the Borrower on the books of such office of Agent.

      (l) The Agent shall notify Borrower and the Revolving Loan Lenders promptly after any Competitive Advance is made of the amounts and maturity of such Competitive Advances and the range of margin over the Adjusted Eurodollar Rate for such Competitive Advances.

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

      (m) The Competitive Advances made by a Revolving Loan Lender shall be evidenced by that Revolving Loan Lender's Competitive Advance Note.

      (n) Each Competitive Advance shall be subject to all of the provisions of this Agreement generally, provided, however, that a Competitive Advance shall not reduce a Revolving Loan Lender's Revolving Loan Commitment or a Revolving Loan Lender's obligation to fund its Revolving Loan Commitment Percentage of any Revolving Loan or to participate in Swingline Loans or Letters of Credit. No Competitive Advance may be prepaid prior to the end of the applicable Interest Period without the prior written consent of the affected Revolving Loan Lender.

SECTION 2.4 LETTERS OF CREDIT.

      (a) Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Lender, on behalf of the Revolving Loan Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Revolving Loan Termination Date one or more Standby Letters of Credit up to a maximum aggregate Stated Amount at any one time outstanding not to exceed the L/C Commitment Amount with respect thereto.

      (b) Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Issuing Lender and the Borrower. Notwithstanding the foregoing, in no event may (i) the amount of any Standby Letter of Credit be less than $300,000, or (ii) the expiration date of any Standby Letter of Credit extend beyond the later of (A) one (1) year from the issuance date of such Letter of Credit and (B) the date that is five (5) days prior to the Revolving Loan Termination Date; provided, however, that a Standby Letter of Credit may provide for the renewal thereof upon terms satisfactory to the Issuing Lender for an additional period of up to one (1) year, which extension term shall in no event extend beyond the date referred to in Section 2.4(b)(ii) unless not later than twenty (20) Business Days prior to the initial expiration date of such Standby Letter of Credit Borrower deposits in the Collateral Account cash in an amount equal to the maximum liability under such Standby Letter of Credit.

      (c) Requests for Issuance of Standby Letters of Credit. The Borrower shall give the Issuing Lender and the Agent written notice (or telephonic notice promptly confirmed in writing) at least five (5) Business Days prior to the requested date of issuance of a Standby Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Standby Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Standby Letter of Credit, and in any event shall set forth with respect to such Standby Letter of Credit (i) the proposed initial Stated Amount, (ii) the beneficiary or beneficiaries, and (iii) the proposed expiration date. The Borrower shall also execute and deliver such customary letter of credit application forms as requested from time to time by the Issuing Lender. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and subject to Section 2.15 and the other terms and conditions of this Agreement, including, without limitation, the satisfaction of any applicable conditions precedent set forth in Article V, and Issuing Lender has not received written notice from any Lender, the Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in
Article V shall not be satisfied, the Issuing Lender shall issue the requested Standby Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary. The Issuing Lender shall deliver to the Borrower a copy of each issued Standby Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

      (d) Reimbursement Obligations. Upon receipt by the Issuing Lender from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall

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

promptly notify the Borrower and the Agent of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand; provided, however, the Issuing Lender's failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation. The Borrower hereby unconditionally and irrevocably agrees to pay and reimburse the Agent for the account of the Issuing Lender for the amount of each demand for payment under such Letter of Credit on or prior to the date on which payment is to be made by the Issuing Lender to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt by the Issuing Lender of any payment in respect of any Reimbursement Obligation, the Issuing Lender shall promptly pay to each Revolving Loan Lender that has acquired and funded a participation therein under the second sentence of Section 2.4(i) such Revolving Loan Lender's Revolving Loan Commitment Percentage of such payment; provided, however, that in the event that such payment received by the Issuing Lender is required to be returned, such Revolving Loan Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it.

      (e)   Manner of Reimbursement. Upon its receipt of a notice referred to in
Section 2.4(d), the Borrower shall advise the Agent and the Issuing Lender whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment. If the Borrower fails to so advise the Agent and the Issuing Lender, or if the Borrower fails to reimburse the Issuing Lender for a demand for payment under a Letter of Credit by the date of such payment, then (i) if the applicable conditions contained in Article V would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Agent shall give each Revolving Loan Lender prompt notice (which shall be no later than 12:00 p.m.) of the amount of the Revolving Loan to be made available to the Agent for the account of the Issuing Lender not later than 2:00 p.m. and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of Section 2.4(j) shall apply. The limitations of Section 3.5(a) shall not apply to any borrowing of Base Rate Loans under this subsection.

      (f) Effect of Letters of Credit on Commitments. Upon the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Loan Commitment of each Revolving Loan Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Revolving Loan Lender's Revolving Loan Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

      (g) Issuing Lender's Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligation. In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the Issuing Lender shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent, the Issuing Lender nor any of the Lenders shall be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or

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

delays in transmission or delivery of any messages, by mail, cable, telex, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent, the Issuing Lender or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Agent's, the Issuing Lender's or any Lender's rights or powers hereunder. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create against the Agent, the Issuing Lender or any Lender any liability to the Borrower or any Lender. In this connection, the obligation of the Borrower to reimburse the Issuing Lender for any drawing made under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Agent, any Lender, the Issuing Lender, any beneficiary or transferee of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, any beneficiary or transferee of a Letter of Credit, the Agent, the Issuing Lender, any Lender or any other Person; (E) any draft, certificate, demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary or transferee of a Letter of Credit or any other Person of the proceeds of any drawing under such Letter of Credit; (G) payment by the Issuing Lender under any Letter of Credit against presentation of a draft, certificate, demand, statement or other document which does not comply with the terms of such Letter of Credit; (H) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (I) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (J) the legality, validity, form, regularity or enforceability of the Letter of Credit; (K) the failure of any payment by Issuing Lender to conform to the terms of a Letter of Credit (if, in Issuing Lender's good faith judgment, such payment is determined to be appropriate); (L) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (M) the occurrence of any Default or Event of Default; and (N) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower's Reimbursement Obligations. Notwithstanding anything to the contrary contained in this Section or Section 12.9, but not in limitation of the Borrower's unconditional obligation to reimburse the Issuing Lender for any drawing made under a Letter of Credit as provided in this Section, the Borrower shall have no obligation to indemnify the Agent, the Issuing Lender or any Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender in respect of a Letter of Credit (including, without limitation, a failure of Issuing Lender to comply with the terms of a Letter of Credit) as actually and finally determined by a court of competent jurisdiction. Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the Issuing Lender's gross negligence or willful misconduct with respect to any Letter of Credit.

      (h) Amendments, Etc. The issuance by the Issuing Lender of any extension, amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Issuing Lender), and no such extension, amendment, supplement or

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

other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such extended, amended, supplemented or modified form or (ii) the Requisite Revolving Loan Lenders shall have consented thereto. In connection with any such extension, amendment, supplement or other modification, the Borrower shall pay the Fees, if any, payable under Section 3.6(b).

      (i) Revolving Loan Lenders' Participation in Letters of Credit. Immediately upon the issuance by the Issuing Lender of any Letter of Credit each Revolving Loan Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation to the extent of such Revolving Loan Lender's Revolving Loan Commitment Percentage of the liability of the Issuing Lender with respect to such Letter of Credit and each Revolving Loan Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, such Revolving Loan Lender's Revolving Loan Commitment Percentage of the Issuing Lender's liability under such Letter of Credit. In addition, upon the making of each payment by a Revolving Loan Lender to the Agent for the account of the Issuing Lender in respect of any Letter of Credit pursuant to Section 2.4(j), such Revolving Loan Lender shall, automatically and without any further action on the part of the Agent, the Issuing Lender or such Revolving Loan Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Revolving Loan Lender's Revolving Loan Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the Issuing Lender pursuant to Section 3.6(b)(ii)).

      (j) Payment Obligation of Revolving Loan Lenders. Each Revolving Loan Lender severally agrees to pay to the Agent for the account of the Issuing Lender on demand in immediately available funds in Dollars the amount of such Revolving Loan Lender's Revolving Loan Commitment Percentage of each drawing paid by the Issuing Lender under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.4(d). Each such Revolving Loan Lender's obligation to make such payments to the Agent for the account of the Issuing Lender under this subsection, and the Issuing Lender's right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Revolving Loan Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Obligor, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 10.1(f) or 10.1(g), or (iv) the termination of the Revolving Loan Commitments. Each such payment to the Agent for the account of the Issuing Lender shall be made without any offset, abatement, withholding or deduction whatsoever.

      (k) Information to Revolving Loan Lenders. Within thirty (30) days after the end of each calendar quarter, the Issuing Lender shall deliver to the Revolving Loan Lenders an accounting of each Letter of Credit then outstanding. Upon the request of any Revolving Loan Lender from time to time, the Issuing Lender shall deliver to such Revolving Loan Lender information reasonably requested by such Revolving Loan Lender with respect to each Letter of Credit then outstanding. Other than as set forth in this subsection, the Issuing Lender shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Issuing Lender to perform its requirements under this subsection shall not relieve any Revolving Loan Lender from its obligations under Section 2.4(j).

SECTION 2.5 TERM LOAN.

      (a) Generally. Subject to the terms and conditions hereof, on the Effective Date each Term Loan Lender severally and not jointly agrees to make the Term Loan to the Borrower in the aggregate

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

principal amount of such Term Loan Lender's Term Loan Commitment. There shall only be a single advance of proceeds of the Term Loan. Any amount of the Term Loan that is repaid may not be reborrowed.

      (b) Requesting the Term Loan. The Borrower shall give the Agent notice pursuant to a Notice of Borrowing or telephonic notice of the borrowing of the Term Loan. Such Notice of Borrowing shall be delivered to the Agent (i) before 11:00 a.m. in the case of LIBOR Loans, on the date three (3) Business Days prior to the Effective Date and (ii) in the case of Base Rate Loans, on the date one
(1) Business Day prior to the Effective Date. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice. The Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) or the information contained in a telephonic notice of borrowing (if such telephonic notice is received prior to a Notice of Borrowing) to each Term Loan Lender promptly upon receipt by the Agent. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.

      (c) Disbursements of Term Loan Proceeds. On the Effective Date, each Term Loan Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Term Loan to be made by such Term Loan Lender. Subject to satisfaction of the applicable conditions set forth in Article V for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower in Dollars, in immediately available funds, on the Effective Date.

SECTION 2.6 RATES AND PAYMENT OF INTEREST ON LOANS.

      (a) Rates. The Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

            (i)   with respect to Revolving Loans:

                  (A) during such periods as such Revolving Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin (utilizing the applicable "Base Rate Margin" as identified in the definition of Applicable Margin); and

                  (B) during such periods as such Revolving Loan (other than a Competitive Advance) is a LIBOR Loan, at the Adjusted Eurodollar Rate for such Loan for the Interest Period therefor plus the Applicable Margin (using the applicable "LIBOR Margin/Revolving Loan" as identified in the definition of Applicable Margin); and

            (ii)  with respect to Term Loans:

                  (A) during such periods as such Term Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin (utilizing the applicable "Base Rate Margin" as identified in the definition of Applicable Margin); and

                  (B) during such periods as such Term Loan is a LIBOR Loan, at the Adjusted Eurodollar Rate for such Loan for the Interest Period therefor plus the Applicable Margin (utilizing the applicable "LIBOR Margin/Term Loan" as identified in the definition of Applicable Margin); and

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

            (iii) with respect to each Competitive Advance, at the margin over the Adjusted Eurodollar Rate determined pursuant to Section 2.3.

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

      (b) Payment of Interest. Accrued interest on each Loan shall be payable in arrears (i) in the case of a Base Rate Loan on the first day of each calendar month, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor (provided, however, if any Interest Period for a LIBOR Loan exceeds ninety (90) days, interest shall also be payable with respect to such Loans on the ninetieth (90th) day following the commencement of such Interest Period), and (iii) in the case of any Loan, upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid, Continued or Converted). Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error (that is an obvious mathematical error).

SECTION 2.7 NUMBER OF INTEREST PERIODS.

   There may be no more than twelve (12) different Interest Periods for LIBOR Loans that are Revolving Loans (including Competitive Advances) outstanding at the same time. There may be no more than two (2) different Interest Periods for LIBOR Loans that are Term Loans outstanding at the same time.

SECTION 2.8 REPAYMENT OF LOANS.

      (a) The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans (other than the Term Loans), together with all other amounts then outstanding under this Agreement (other than the Term Loans and accrued interest thereon), on the Revolving Loan Termination Date.

      (b) The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Term Loans on the Term Loan Termination Date.

SECTION 2.9 PREPAYMENTS.

      (a) Optional. Subject to Section 3.5 and Section 4.4, the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall give the Agent at least one (1) Business Day's prior written notice of the prepayment of any Revolving Loan or Term Loan. Upon each repayment or prepayment of the Term Loan, the aggregate Term Loan Commitments of the Term Loan Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term Loan Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term Loans then outstanding (after giving effect to any such repayment or prepayment thereof).

      (b) Mandatory. If at any time the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities and the aggregate principal amount of all outstanding Swingline Loans and Competitive Advances, exceeds the amount of the total

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

Revolving Loan Commitment in effect at such time, the Borrower shall immediately pay to the Agent for the accounts of the Revolving Loan Lenders the amount of such excess. Such payment shall be applied by the Agent to pay all amounts of principal outstanding on the Revolving Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2 and if any Letters of Credit are outstanding at such time the remainder, if any, shall be deposited by the Agent into the Collateral Account for application to any Reimbursement Obligations. If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 4.4.

SECTION 2.10 CONTINUATION.

   So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, with respect to any Revolving Loan or Term Loan that is a LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower's giving to the Agent a Notice of Continuation not later than 11:00 a.m. on the third (3rd) Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each applicable Lender by telecopy, or other similar form of transmission, of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any such LIBOR Loan in accordance with this Section, or shall fail to give a timely Notice of Continuation with respect to a Base Rate Loan, or if a Default or Event of Default shall have occurred and be continuing, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into (or, with respect to a Base Rate Loan, continue as) a Base Rate Loan notwithstanding the first sentence of Section 2.11 or the Borrower's failure to comply with any of the terms of such Section.

SECTION 2.11 CONVERSION.

   So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Agent, Convert all or a portion of a Revolving Loan or Term Loan of one Type into a Revolving Loan or Term Loan, respectively, of another Type. Any Conversion of a Revolving Loan or Term Loan that is a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 11:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third (3rd) Business Day prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each applicable Lender by telecopy, or other similar form of transmission, of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Revolving Loan or Term Loan to be Converted, (c) the portion of such Type of Revolving Loan or Term Loan to be Converted, (d) the Type of Revolving Loan such Revolving Loan, or Type of Term Loan such Term Loan, is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

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

SECTION 2.12 NOTES.

      (a) Revolving Note. The Revolving Loans made by each Revolving Loan Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit M (each a "Revolving Note"), payable to the order of such Revolving Loan Lender in a principal amount equal to the amount of its Revolving Loan Commitment as originally in effect and otherwise duly completed.

      (b) Term Loan Note. The Term Loans made by each Term Loan Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit O (each a "Term Loan Note"), payable to the order of such Term Loan Lender in a principal amount equal to the amount of its Term Loan Commitment as originally in effect and otherwise duly completed.

      (c) Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error (that is an obvious mathematical error).

      (d) Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii) (A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

SECTION 2.13 VOLUNTARY REDUCTIONS OF THE REVOLVING LOAN COMMITMENT.

   The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Revolving Loan Commitments (for which purpose use of the Revolving Loan Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities and the aggregate principal amount of all outstanding Swingline Loans and Competitive Advances) at any time and from time to time without penalty or premium upon not less than fifteen (15) Business Days prior written notice to the Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by the Agent. The Agent will promptly transmit such notice to each Revolving Loan Lender. The Revolving Loan Commitments may not be reduced below $100,000,000 in the aggregate unless the Borrower terminates the Revolving Loan Commitments in their entirety, and, once terminated or reduced, the Revolving Loan Commitments may not be increased or reinstated. Any reduction in the aggregate amount of the Revolving Loan Commitments shall result in a proportionate reduction (rounded to the next lowest integral multiple of multiple of $100,000) in the maximum amount of Competitive Advances.

SECTION 2.14 EXPIRATION OR MATURITY DATE OF LETTERS OF CREDIT PAST REVOLVING LOAN TERMINATION DATE.

   If on the date (the "Facility Termination Date") the Revolving Loan Commitments are terminated (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, without limiting the terms of Section 2.4(b), the Borrower shall, on the Facility Termination Date, pay to the Agent an amount of money equal to the Stated Amount of such Letter(s) of Credit for deposit into the Collateral Account. If a drawing pursuant to any such Letter of Credit (including for the purposes hereof any Standby Letter of Credit whose term is extended beyond the Revolving Loan Termination Date pursuant to Section 2.4(b)) occurs on or prior to the expiration date of such Letter of Credit, the Borrower authorizes the Issuing Lender to notify the Agent, and authorize the

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

Agent to pay to the Issuing Lender monies deposited in the Collateral Account for Issuing Lender to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment. If no drawing occurs on or prior to the expiration date of such Letter of Credit, the Agent shall withdraw the monies deposited in the Collateral Account with respect to such outstanding Letter of Credit on or before the date twenty (20) Business Days after the expiration date of such Letter of Credit and apply such funds to the Obligations, if any, then due and payable in the order prescribed by Section
10.3. No amount drawn under a Letter of Credit shall be subject to reinstatement.

SECTION 2.15 AMOUNT LIMITATIONS.

   Notwithstanding any other term of this Agreement or any other Loan Document, at no time may the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Swingline Loans and Competitive Advances and the aggregate amount of all Letter of Credit Liabilities, exceed the total Revolving Loan Commitments at such time.

SECTION 2.16 INCREASE OF REVOLVING LOAN COMMITMENTS.

   Subject to the approval of the Agent (which shall not be unreasonably withheld, delayed or, except with respect to the fees to be paid to Agent for arranging the increase, conditioned), the Borrower shall have the right to request an increase in the aggregate amount of the Revolving Loan Commitments by providing written notice to the Agent, which notice shall be irrevocable once given; provided that (a) the aggregate amount of such increases in the Revolving Loan Commitments pursuant to this Section shall not exceed $150,000,000; (b) Borrower may not exercise its rights pursuant to this Section 2.16 more than two
(2) times; and (c) Borrower may not exercise its rights under this Section 2.16 if there are less than six (6) full months to the Revolving Loan Termination Date. Each such increase in the Revolving Loan Commitments must be an aggregate minimum amount of $25,000,000 and integral multiples of $1,000,000 in excess thereof. The Agent shall promptly notify each Revolving Loan Lender of such request. Each existing Revolving Loan Lender shall have the right to increase its Revolving Loan Commitment by an amount so that such Revolving Loan Lender's Revolving Loan Commitment Percentage shall not be decreased as a result of such requested increase in the Revolving Loan Commitments. All other allocations of such requested increase shall be subject to the approval of the Agent. Each Revolving Loan Lender shall notify the Agent within ten (10) Business Days after receipt of the Agent's notice whether such Revolving Loan Lender wishes to increase the amount of its Revolving Loan Commitment. If a Revolving Loan Lender fails to deliver any such notice to the Agent within such time period, then such Revolving Loan Lender shall be deemed to have declined to increase its Revolving Loan Commitment. No Revolving Loan Lender shall be required to increase its Revolving Loan Commitment and any new Revolving Loan Lender(s) becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee. As a condition to any increase in the Revolving Loan Commitment, the Borrower shall pay to the Agent such fees as it may require in connection with the arrangement of such increase, and to the Revolving Loan Lenders acquiring such increase such fees as they may require in connection therewith, which fees shall, when paid, be fully earned and non-refundable under any circumstances. In the event a new Revolving Loan Lender or Revolving Loan Lenders become a party to this Agreement, or if any existing Revolving Loan Lender agrees to increase its Revolving Loan Commitment, such Revolving Loan Lender shall on the date it becomes a Revolving Loan Lender hereunder (or increases its Revolving Loan Commitment, in the case of an existing Revolving Loan Lender) (and as a condition thereto) purchase from the other Revolving Loan Lenders its Revolving Loan Commitment Percentage (as determined after giving effect to the increase of Revolving Loan Commitments) of any outstanding Revolving Loans, by making available to the Agent for the account of such other Revolving Loan Lenders at the Principal Office, in same day funds, an amount equal to the sum of (a) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Revolving Loan Lender plus (b) the aggregate amount of payments previously made by the other Revolving Loan Lenders under Sections 2.2(e) or 2.4(j) which have not been repaid, and the Borrower shall pay to such other Revolving Loan Lenders interest accrued

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

and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans. The Borrower shall also pay to the Revolving Loan Lenders amounts payable, if any, to such Revolving Loan Lenders under
Section 4.4 as a result of the prepayment of any such Revolving Loans. No increase of the Revolving Loan Commitments may be effected under this Section if either (x) a Default or Event of Default shall be in existence on the effective date of such increase or (y) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Obligor in any Loan Document is not (or would not be) true or correct in all material respects on the effective date of such increase (except for representations or warranties which expressly relate solely to an earlier date). In connection with any increase in the aggregate amount of the Revolving Loan Commitments pursuant to this subsection,
(A) any Revolving Loan Lender becoming a party hereto shall execute such documents and agreements as the Agent may reasonably request and (B) the Borrower shall make appropriate arrangements so that each new Revolving Loan Lender, and any existing Revolving Loan Lender increasing its Revolving Loan Commitment, receives a new or replacement Revolving Note, as appropriate, in the amount of such Lender's Commitment and a Competitive Advance Note contemporaneously with of the effectiveness of the applicable increase in the aggregate amount of Revolving Loan Commitments. The Borrower shall also execute and deliver to the other Revolving Loan Lenders replacement Competitive Advance Notes increasing the principal face amount thereof to 70% of the new total Revolving Loan Commitment.

SECTION 2.17 ADVANCES BY AGENT.

   Unless the Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Agent the Loan to be made by such Lender on such date, the Agent may assume that such Lender will make the proceeds of such Loan available to the Agent on the date of the requested borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Loan to be provided by such Lender and such Lender shall be liable to Agent for the amount of such advance. If such Lender does not pay such corresponding amount upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Rate. Subject to the terms of this Agreement (including, without limitation, Section 12.15), Borrower does not waive any claim that it may have against a Defaulting Lender.

SECTION 2.18 EXTENSION OF REVOLVING LOAN TERMINATION DATE AND TERM LOAN TERMINATION DATE.

Provided that no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the one-time right to extend the Revolving Loan Termination Date and the Term Loan Termination Date to March 22, 2009 upon satisfaction of the following conditions precedent which must be satisfied prior to the effectiveness of such extension of the Revolving Loan Termination Date and the Term Loan Termination Date:

      (a) Extension Request. The Borrower shall deliver written notice of such request (the "Extension Request") to Agent not earlier than the date which is one hundred eighty (180) days prior to the Revolving Loan Termination Date and the Term Loan Termination Date and not later than the date which is ninety (90) days prior to the Revolving Loan Termination Date and the Term Loan Termination Date.

      (b) Payment of the Extension Fee. Borrower shall pay to Agent the extension fee pursuant to Section 3.6(d).

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

      (c) No Default. On the date the Extension Request is submitted and on the Revolving Loan Termination Date and the Term Loan Termination Date (as determined without regard to such extension), there shall exist no Default or Event of Default; and

      (d) Representations and Warranties. The representations and warranties made by or on behalf of the Borrower, the other Obligors and the Subsidiaries of the Borrower and the other Obligors in the Loan Documents or otherwise made by or on behalf of the Borrower, the other Obligors and the Subsidiaries of the Borrower and the other Obligors in connection therewith or after the date thereof (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date)) shall have been true and correct in all material respects (and without regard to any qualifications limiting such representations to knowledge or belief) on the date the Extension Request is made and on the Revolving Loan Termination Date and the Term Loan Termination Date (as determined without regard to such Extension Request).

Each Extension Request shall constitute a representation and warranty by the Borrower that all of the foregoing conditions have been satisfied on the date of such Extension Request. The Borrower shall not have the right to make an Extension Request at any time after the Revolving Loan Termination Date.

Notwithstanding anything in this Section 2.18 to the contrary, any election by Borrower pursuant to this Section 2.18 shall either be an election to extend only the Revolving Loan Termination Date or both the Revolving Loan Termination Date and the Term Loan Termination Date. Borrower shall not have the right to only extend the Term Loan Termination Date.

            ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

SECTION 3.1 PAYMENTS.

   Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Sections 3.2 and 3.3., the Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time from any special or general deposit account of Borrower with the Agent. The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than one (1) Business Day after receipt. If the Agent fails to pay such amount to a Lender as provided in the previous sentence, the Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

SECTION 3.2 PRO RATA TREATMENT.

      (a) Except to the extent otherwise provided herein: (i) each borrowing from the Revolving Loan Lenders under Section 2.1(a) shall be made from the Revolving Loan Lenders, each payment of the

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

Fees under Section 3.6(a), Section 3.6(b)(ii) and Section 3.6(d) shall be made for the account of the Revolving Loan Lenders, and each termination or reduction of the amount of the Revolving Loan Commitments under Section 2.13 shall be applied to the respective Revolving Loan Commitments of the Revolving Loan Lenders, pro rata according to the amounts of their respective Revolving Loan Commitments; (ii) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for the account of the Revolving Loan Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Revolving Loan Lenders pro rata in accordance with their respective Revolving Loan Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Revolving Loan Lenders pro rata in accordance with their respective Revolving Loan Commitments; (iii) each payment of interest on Revolving Loans by the Borrower shall be made for the account of the Revolving Loan Lenders pro rata in accordance with the amount of interest on such Revolving Loans then due and payable to the respective Revolving Loan Lenders; (iv) the making, Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 4.6) shall be made pro rata among the Revolving Loan Lenders according to the amounts of their respective Revolving Loan Commitments (in the case of making of Revolving Loans) or their respective Revolving Loans (in the case of Conversions and Continuations of Revolving Loans) and the then current Interest Period for each Revolving Loan Lender's portion of each Revolving Loan of such Type shall be coterminous; (v) the Revolving Loan Lenders' participation in, and payment obligations in respect of, Letters of Credit under Section 2.4, shall be pro rata in accordance with their respective Revolving Loan Commitments; and (vi) the Revolving Loan Lenders' participation in, and payment obligations in respect of, Swingline Loans under Section 2.2, shall be in accordance with their respective Revolving Loan Commitments. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Revolving Loan Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.2(e)). All payments of principal and interest in respect of Competitive Advances shall be for the account of the Revolving Loan Lender making such Competitive Advance only.

      (b) Except to the extent otherwise provided herein: (i) each borrowing from the Term Loan Lenders under Section 2.5 shall be made from the Term Loan Lenders pro rata according to the amounts of their respective Term Loan Commitments; (ii) each payment or prepayment of principal of Term Loans by the Borrower shall be made for the account of the Term Loan Lenders pro rata in accordance with the respective unpaid principal amounts of the Term Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Term Loans the outstanding principal amount of the Term Loans shall not be held by the Term Loan Lenders pro rata in accordance with their respective Term Loan Commitments in effect at the time such Term Loans were made, then such payment shall be applied to the Term Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Term Loans being held by the Term Loan Lenders pro rata in accordance with their respective Term Loan Commitments; (iii) each payment of interest on Term Loans by the Borrower shall be made for the account of the Term Loan Lenders pro rata in accordance with the amount of interest on such Term Loans then due and payable to the respective Term Loan Lenders; (iv) each payment of the Fees under Section 3.6(d) shall be made for the account of the Term Loan Lenders pro rata in accordance with their respective Term Loan Commitments; and
(v) the making, Conversion and Continuation of Term Loans of a particular Type (other than Conversions provided for by Section 4.6) shall be made pro rata among the Term Loan Lenders according to the amounts of their respective Term Loan Commitments (in the case of making of Term Loans) or their respective Term Loans (in the case of Conversions and Continuations of Term Loans) and the then current Interest Period for each Term Loan Lender's portion of each Term Loan of such Type shall be coterminous.

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

SECTION 3.3 SHARING OF PAYMENTS, ETC.

   If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or an Obligor through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to some or all of the Lenders pro rata in accordance with Section 3.2 or Section 10.3, as applicable, such Lender shall promptly purchase from the other applicable Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the applicable Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2 or Section 10.3. To such end, all the applicable Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

SECTION 3.4 SEVERAL OBLIGATIONS.

   No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

SECTION 3.5 MINIMUM AMOUNTS.

      (a) Borrowings and Conversions. Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess thereof. Each borrowing and each Conversion of LIBOR Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $500,000 in excess of that amount.

      (b) Prepayments. Each voluntary prepayment of Revolving Loans or Term Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or, if less, the aggregate principal amount of Revolving Loans or Term Loans, as applicable, then outstanding).

      (c) Reductions of Revolving Loan Commitments. Each reduction of the Revolving Loan Commitments under Section 2.13 shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

SECTION 3.6 FEES.

      (a) Facility Fees. Borrower agrees to pay to the Agent for the account of each Revolving Loan Lender an annual facility fee equal to the average daily amount of the Revolving Loan Commitment of such Revolving Loan Lender (whether or not utilized) times the Facility Fee (utilizing the "Applicable Facility Fee Percentage" as identified in the definition of Facility Fee) for the period to but excluding the date such Revolving Loan Commitment is terminated or reduced to zero or the Revolving Loan

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

Termination Date, such fee to be paid in arrears on (w) the last Business Day of March, June, September and December in each year, (x) the date of each reduction in the Revolving Loan Commitments (but only on the amount of the reduction), and
(y) on the Revolving Loan Termination Date.

      (b)   Letter of Credit Fees.

            (i) The Borrower shall pay to the Agent for the account of the Issuing Lender only, and not the account of any other Lender, a fee in respect of each Letter of Credit at the rate equal to one-eighth of one percent (0.125%) of the Stated Amount of each Letter of Credit. Such fee shall be non-refundable and payable in arrears on the last Business Day of March, June, September and December in each year, on the Revolving Loan Termination Date, and on the date the Revolving Loan Commitments are terminated or reduced to zero.

            (ii) The Borrower agrees to pay to the Agent for the account of each Revolving Loan Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for Revolving Loans that are LIBOR Loans times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance or extension of such Letter of Credit (A) to and including the date such Letter of Credit expires or is terminated or (B) to but excluding the date such Letter of Credit is drawn in full. Such fees shall be nonrefundable and payable in arrears on the last Business Day of March, June, September and December in each year, on the Revolving Loan Termination Date, and on the date the Revolving Loan Commitments are terminated or reduced to zero. During the continuance of an Event of Default, the Letter of Credit fee payable pursuant to this Section 3.6(b)(ii) shall be payable at a rate per annum equal to the sum of (x) the Applicable Margin for Revolving Loans that are LIBOR Loans plus (y) two percent (2%), and such fees shall be due and payable upon demand.

            (iii) The Borrower shall pay directly to the Issuing Lender from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.

      (c) Administrative and Other Fees. The Borrower agrees to pay the reasonable administrative and other fees of the Agent as may be agreed to in writing from time to time.

      (d) Extension Fee. Borrower agrees to pay Agent for the account of each Revolving Loan Lender an extension fee concurrently with the extension of the Revolving Loan Termination Date pursuant to Section 2.18 equal to 0.15% of the total Revolving Loan Commitment. Borrower agrees to pay Agent for the account of each Term Loan Lender an extension fee concurrently with the extension of the Term Loan Termination Date pursuant to Section 2.18 equal to 0.15% of the total Term Loan Commitment.

SECTION 3.7 COMPUTATIONS.

   Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days (or a year of 365 days in the case of Base Rate Loans) and the actual number of days elapsed.

SECTION 3.8 USURY.

   In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the

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

Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

SECTION 3.9 AGREEMENT REGARDING INTEREST AND CHARGES.

   The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.2(c), Section 2.3 and
Section 2.6(a)(i), (ii) and (iii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, arrangement fees, amendment fees, up-front fees, commitment fees, facility fees, unused fee, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, or any other similar amounts are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. Borrower hereby acknowledges and agrees that the Lenders have imposed no minimum borrowing requirements, reserve or escrow balances or compensating balances related in any way to the Obligations. Any use by Borrower of certificates of deposit issued by any Lender or other accounts maintained with any Lender has been and shall be voluntary on the part of Borrower. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

SECTION 3.10 STATEMENTS OF ACCOUNT.

   The Agent will account to the Borrower monthly with a statement of Loans, Letters of Credit, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon Borrower absent manifest error (that is an obvious mathematical error). The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

SECTION 3.11 DEFAULTING LENDERS.

      (a) Generally. If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two (2) Business Days after notice from the Agent, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of all of the Lenders or the Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document, and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Agent and either applied against the purchase price of such Loans under Section 3.11(b) or paid to such Defaulting Lender upon the Defaulting Lender's curing of its default. Subject to the terms of this Agreement

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

(including, without limitation, Section 12.15), Borrower does not waive any claim that it may have against a Defaulting Lender.

      (b) Purchase or Cancellation of Defaulting Lender's Commitment. Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Commitment. Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Borrower no sooner than two (2) Business Days and not later than five (5) Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender's Commitment in proportion to the Commitments of the other Lenders exercising such right. If after such fifth (5th) Business Day, the Lenders have not elected to purchase all of the Commitment of such Defaulting Lender, then the Borrower may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, either (i) demand that such Defaulting Lender assign its Commitment to an Eligible Assignee approved by Agent (such approval not to be unreasonably withheld or delayed) subject to and in accordance with the provisions of Section 12.5(d) for the purchase price provided for below or (ii) terminate the Commitment of such Defaulting Lender, whereupon such Defaulting Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents (except as expressly provided in this Section 3.11(b)). No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. Upon any such purchase or assignment, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement and, notwithstanding Section 12.5(d), shall pay to the Agent an assignment fee in the amount of $3,500. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of Section 3.11(a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.

SECTION 3.12 TAXES.

      (a) Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding
(i) franchise taxes, and (ii) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits (such non-excluded items being collectively called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

            (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

            (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

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

            (iii) pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

      (b) Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

      (c) Tax Forms. Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Agent (but only so long as such Lender or participant is or remains lawfully able to do so) such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or participant indicating whether payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax or
(ii) not subject to United States Federal withholding tax under the Internal Revenue Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise wholly exempt; provided that nothing herein (including, without limitation, the failure or inability to provide any of such certificates, documents or other evidence) shall relieve the Borrower of its obligations under this Section 3.12. In addition, any such Lender or participant shall deliver to the Borrower and the Agent (but only so long as such Lender or participant is or remains lawfully able to do so) further copies of any such certificate, document or other evidence on or before the date that any such certificate, document or other evidence expires or becomes obsolete.

                       ARTICLE IV. YIELD PROTECTION, ETC.

SECTION 4.1 ADDITIONAL COSTS; CAPITAL ADEQUACY.

      (a) Additional Costs. The Borrower shall promptly pay to the Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it reasonably determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitment (other than taxes which are excluded from the definition of Taxes pursuant to the first sentence of Section 3.12(a)); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of the Adjusted Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or (iii) has or would have the

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

effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

      (b) Lender's Suspension of LIBOR Loans. Without limiting the effect of the provisions of Section 4.1(a), if, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.6 shall apply).

      (c) Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Issuing Lender of issuing (or any Revolving Loan Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Issuing Lender or any Revolving Loan Lender hereunder in respect of any Letter of Credit, then, upon demand by the Issuing Lender or such Revolving Loan Lender, the Borrower shall pay promptly, and in any event within thirty (30) days of demand, to the Agent for its account or the account of the Issuing Lender or such Revolving Loan Lender, as applicable, from time to time as specified by the Issuing Lender or a Revolving Loan Lender, such additional amounts as shall be sufficient to compensate the Issuing Lender or such Revolving Loan Lender for such increased costs or reductions in amount.

      (d) Notification and Determination of Additional Costs. Each of the Agent and each Lender agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder; provided, however, that notwithstanding the foregoing provisions of this Section, the Agent or a Lender, as the case may be, shall not be entitled to compensation for any such amount relating to any period ending more than six months prior to the date that the Agent or such Lender, as applicable, first notifies the Borrower in writing thereof. The Agent and or such Lender agrees to furnish to the Borrower a certificate setting forth the basis and amount of each request by the Agent or such Lender for compensation under this Section. Absent manifest error (that is an obvious mathematical error), determinations by the Agent or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

SECTION 4.2 SUSPENSION OF LIBOR LOANS.

   Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Adjusted Eurodollar Rate for any Interest Period:

      (a) the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, or

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      (b)   the Agent reasonably determines (which determination shall be conclusive) that the Adjusted Eurodollar Rate as determined by the Agent will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period;

then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.

SECTION 4.3 ILLEGALITY.

   Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.6 shall be applicable).

SECTION 4.4 COMPENSATION.

   The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

      (a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

      (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Upon the Borrower's request, any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Each Lender may use any reasonable averaging and attribution methods generally applied by such Lender and may include, without limitation, administrative costs as a component of such loss, cost or expense. Absent manifest error (that is an obvious mathematical error), determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

SECTION 4.5 AFFECTED LENDERS.

   If (a) a Lender requests compensation pursuant to Section 3.12 or 4.1, and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1(b) or 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, then, so long as there does not then exist any Default or Event of Default, the Borrower, within thirty (30) days of such request for compensation or suspension, as applicable, may either (i) demand that such Lender (the "Affected Lender"), and upon such demand the Affected Lender shall promptly, assign its Commitments to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5(d) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any

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accrued but unpaid interest thereon and accrued but unpaid fees owing to the
Affected Lender, or (ii) pay to the Affected Lender the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. Each of the Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower's sole cost and expense and at no cost or expense to the Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower's obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.12, 4.1 or 4.4.

SECTION 4.6 TREATMENT OF AFFECTED LOANS.

   If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1(b), 4.2 or 4.3, then such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1(b) or 4.3, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 that gave rise to such Conversion no longer exist:

      (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

      (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1 or 4.3 that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's Revolving Credit Loans that are Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Revolving Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

SECTION 4.7 CHANGE OF LENDING OFFICE.

   Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.12, 4.1 or 4.3 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

SECTION 4.8 ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS.

   Calculation of all amounts payable to a Lender under this Article IV shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing

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

interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

                        ARTICLE V. CONDITIONS PRECEDENT

SECTION 5.1 INITIAL CONDITIONS PRECEDENT.

   The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the following conditions precedent:

      (a) The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

            (i) Counterparts of this Agreement executed by each of the parties hereto;

            (ii) Revolving Notes and Term Loan Notes executed by the Borrower payable to each Revolving Loan Lender and Term Loan Lender, as applicable, and complying with the applicable provisions of Section 2.12, Competitive Advance Notes executed by the Borrower payable to each Lender, and the Swingline Note executed by the Borrower payable to the Agent (which Notes shall be promptly forwarded by the Agent to the applicable Lender);

            (iii) The Guaranty executed by each Guarantor existing as of the Effective Date;

            (iv) A favorable opinion of counsel to the Obligors, addressed to the Agent, the Lenders and the Swingline Lender, addressing such matters as Agent may reasonably require;

            (v) The Governing Documents of Borrower, each Guarantor and each general partner, managing member (or Person performing similar functions) of such Persons certified as of a recent date by the Secretary of State of the State of formation of the applicable Person;

            (vi) A good standing certificate with respect to Borrower, each Guarantor and each general partner, managing member (or Person performing similar functions) of such Persons issued as of a recent date by the appropriate Secretary of State (and any state department of taxation, as applicable) and certificates of qualification to transact business or other comparable certificates issued by the Secretary of State (and any state department of taxation, as applicable), of each state in which such Person is organized, in which the Unencumbered Assets owned (or leased pursuant to an Eligible Ground Lease) by such Person are located, and wherever such Person is required to be so qualified and where the failure to be so qualified would have, in each instance, a Material Adverse Effect;

            (vii) A certificate of incumbency signed by the general partner, secretary (or Person performing similar functions) of Borrower, each Guarantor and their respective general partners, managing members (or Person performing similar functions) as to each of the partners, officers or other Persons authorized to execute and deliver the Loan Documents to which any of them is a party and the officers or other representatives of the Borrower then authorized to deliver Notices of Borrowing, Notices of Continuation, Notices of Conversion, Notices of Swingline Borrowings and Competitive Bid Requests and to request the issuance of Letters of Credit;

            (viii) Copies, certified by the general partner, secretary or other authorized Person of each of the Borrower, the Guarantors and their respective general partners, managing members (or Persons performing similar functions) of such Persons of all partnership, limited liability company,

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

corporate (or comparable) action taken by such Person to authorize the execution, delivery and performance of the Loan Documents to which such Persons are a party;

            (ix) A copy of each document or agreement evidencing any of the Indebtedness described in Schedule 6.1(g) as Agent may request, in each case certified as true, correct and complete by the chief operating officer or chief financial officer of the Borrower;

            (x) The Fees then due and payable under Section 3.6, and any other Fees payable to the Agent and the Lenders on or prior to the Effective Date;

            (xi)  A Compliance Certificate calculated as of December 31, 2004;

            (xii) Evidence that the outstanding Indebtedness of the Borrower under the Credit Agreement dated as of November 22, 2002 with SouthTrust Bank, as managing agent, and the Bridge Credit Agreement dated as of October 29, 2004 with SouthTrust Bank, as managing agent, have been or will contemporaneously be paid in full and the credit agreements relating thereto have been or will contemporaneously be terminated; and

            (xiii) Such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request; and

      (b)   In the good faith judgment of the Agent and the Lenders:

            (i) There shall not have occurred or become known to the Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower, the other Obligors, and their respective Subsidiaries delivered to the Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

            (ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Obligor to fulfill the respective obligations under the Loan Documents to which it is a party;

            (iii) The Borrower, the other Obligors and their respective Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower or any other Obligor is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Obligor to fulfill their respective obligations under the Loan Documents to which it is a party; and

            (iv) There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

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SECTION 5.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT.

   The obligations of the Lenders to make any Loans, of the Issuing Lender to issue Letters of Credit, and of the Swingline Lender to make any Swingline Loan are all subject to the further condition precedent that: (a) no Default or Event of Default shall have occurred and be continuing as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Obligor in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (and without regard to any qualifications limiting such representations to knowledge or belief) on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (c) in the case of the borrowing of Revolving Loans or the Term Loan, the Agent shall have received a timely Notice of Borrowing. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent and the Issuing Lender, as applicable, prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan, the Borrower shall be deemed to have represented to the Agent and the Lenders at the time such Loan is made that all applicable conditions to the making of such Loan contained in Article V have been satisfied.

SECTION 5.3 CONDITIONS AS COVENANTS.

   If the Lenders make any Loans, or the Issuing Lender issues a Letter of Credit, prior to the satisfaction of all applicable conditions precedent set forth in Sections 5.1 and 5.2, the Borrower shall nevertheless cause such condition or conditions to be satisfied within five (5) Business Days after the date of the making of such Loans or the issuance of such Letter of Credit. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Agent and the other Lenders that the Borrower has satisfied the conditions precedent for initial Loans set forth in Sections 5.1 and 5.2 or such Lender has waived such conditions.

                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

SECTION 6.1 REPRESENTATIONS AND WARRANTIES.

   In order to induce the Agent and each Lender to enter into this Agreement and to make Loans and issue Letters of Credit, the Borrower represents and warrants to the Agent and each Lender as follows:

      (a) Organization; Power; Qualification. Each of the Borrower, the other Obligors and their respective Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

      (b) Ownership Structure. As of the Agreement Date Part I of Schedule 6.1(b) is a complete and correct list or diagram of all Subsidiaries of Borrower and the other Obligors setting forth for each such Subsidiary (i) the jurisdiction of organization of such Subsidiary, (ii) each Obligor which holds any Equity Interests in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv)

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the percentage of ownership of such Subsidiary represented by such Equity
Interests and (v) whether such Subsidiary is a Material Subsidiary and/or an Excluded Subsidiary. Except as disclosed in such Schedule, as of the Agreement Date (i) each Obligor and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens) and Negative Pledges, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (ii) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable, and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Agreement Date Part II of Schedule 6.1(b) correctly sets forth or diagrams all Unconsolidated Affiliates of Borrower, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by Borrower.

      (c) Authorization of Agreement, Etc. Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. Borrower and each other Obligor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Borrower or any other Obligor is a party have been duly executed and delivered by the duly authorized officers or other representatives of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

      (d) Compliance of Loan Documents with Laws, Etc. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower or any other Obligor is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Obligor; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or any other Obligor, or any indenture, agreement or other instrument to which the Borrower or any other Obligor is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Obligor.

      (e) Compliance with Law; Governmental Approvals, Agreements. The Borrower, each other Obligor, and each of their respective Subsidiaries is in compliance with its Governing Documents, each agreement, judgment, decree or order to which any of them is a party or by which any of them or their properties may be bound, each Governmental Approval applicable to it and in compliance with all other Applicable Law (including without limitation, Environmental Laws) relating to such Person except for noncompliances which, and Governmental Approvals the failure to possess which, would not, individually or in the aggregate, cause a Default or an Event of Default or have a Material Adverse Effect.

      (f) Title to Properties; Liens; Title Insurance. As of the Agreement Date, Part I of Schedule 6.1(f) sets forth all of the real property owned or leased by the Borrower, each other Obligor and each of their respective Subsidiaries. Each such Person has good, marketable and legal title to, or a valid leasehold interest in, its respective assets. Each of the Borrower, the other Obligors and their respective Subsidiaries have title to their properties sufficient for the conduct of their business. As of the Agreement

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Date, there are no Liens or Negative Pledges against any Unencumbered Assets except for Permitted Liens. The Borrower or another Obligor is with respect to all Unencumbered Assets and other real property reasonably necessary for the operation of its business, the named insured under a policy of title insurance issued by a title insurer operating in the jurisdiction where such real property is located. As to each such policy of title insurance (i) the coverage amount equals or exceeds the acquisition cost of the related real property and any improvements added thereto by such Person (ii) no claims are pending that, if adversely determined, have had or could reasonably be expected to have a Material Adverse Effect; and (iii) no title insurer has given notice to the insured Person that such policy of title insurance is no longer in effect. Neither Borrower, any other Obligor nor any of their respective Subsidiaries has knowledge of any defect in title of any Property that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing in this Section 6.1(f), there may be a limited number of Properties for which no title insurance policies exist or have been found but the results of such failure to exist or to be able to locate such policies, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

      (g) Existing Indebtedness. Schedule 6.1(g) is, as of December 31, 2004, a complete and correct listing of all Indebtedness of the Borrower, the other Obligors and their respective Subsidiaries, including without limitation, Contingent Liabilities of the Borrower and the other Obligors and their respective Subsidiaries, and indicating whether such Indebtedness is Secured Debt or Unsecured Debt. During the period from such date to the Agreement Date, neither the Borrower, any other Obligor nor any of their respective Subsidiaries incurred any material Indebtedness except as set forth in such Schedule. The Borrower, the other Obligors, and their respective Subsidiaries have performed and are in compliance with all of the material terms of all Indebtedness of such Persons and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Indebtedness.

      (h) Material Contracts. Each of the Borrower, the other Obligors and their respective Subsidiaries that is a party to any Material Contract is in compliance with all of the material terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.

      (i) Litigation. Except as set forth on Schedule 6.1(i), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective property in any court, or before any tribunal, administrative agency, board, arbitrator or mediator of any kind or before or by any other Governmental Authority which has had or could reasonably be expected to have a Material Adverse Effect or which question the validity or enforceability of any of the Loan Documents. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower, any other Obligor, or any of their respective Subsidiaries which has had or could be reasonably expected to have a Material Adverse Effect. There are no judgments outstanding against or affecting the Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective properties individually or in the aggregate involving amounts in excess of $10,000,000.

      (j) Taxes. All federal, state and other tax returns of the Borrower, any other Obligor or any of their respective Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, each other Obligor, any of their respective Subsidiaries and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time

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permitted under Section 7.6. As of the Agreement Date, none of the United States income tax returns of the Borrower, any other Obligor or any of their respective Subsidiaries is under audit. All charges, accruals and reserves on the books of the Borrower, any other Obligor and each of their respective Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

      (k) Financial Statements. Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of Borrower and its consolidated Subsidiaries for the fiscal year ending December 31, 2003, and the related audited consolidated statements of income, shareholders' equity and cash flow for the fiscal year ending on such date, with the opinion thereon of Pricewaterhouse Coopers, (ii) the audited consolidated balance sheet of CLP and its consolidated Subsidiaries for the fiscal year ending December 31, 2003 and the related audited consolidated statements of income, shareholders' equity and cash flow for the fiscal year ending on such date with the opinion thereof of Pricewaterhouse Coopers, (iii) the unaudited consolidated statements of income and cash flow for Borrower and its consolidated Subsidiaries for the twelve (12) months ending December 31, 2004 certified by a Responsible Officer of CLP, (iv) the unaudited consolidated statements of income and cash flow for CLP and its consolidated Subsidiaries for the twelve (12) months ending December 31, 2004 certified by a Responsible Officer of CLP, and (v) unaudited statements of Net Operating Income for each of the Unencumbered Assets for the fiscal quarter ended December 31, 2004 satisfactory in form to the Agent and certified by a Responsible Officer of CLP. Such financial statements (including in each case related schedules and notes) are complete and correct and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of Borrower and its consolidated Subsidiaries or CLP and its consolidated Subsidiaries, as applicable, as at their respective dates and the results of operations and the cash flow for such periods. Such statements included in the item (v) above are complete and correct and present fairly, in accordance with GAAP consistently applied throughout the periods involved the Net Operating Income for such periods. Neither Borrower, CLP, nor any Subsidiary of Borrower or CLP has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, or unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements or except as set forth on Schedule 6.1(k).

      (l) No Material Adverse Change. Since December 31, 2004, there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects of the Borrower, the Obligors or their respective Subsidiaries. Each of the Borrower, the other Obligors and their respective Subsidiaries are Solvent.

      (m) ERISA. Each member of the ERISA Group is in compliance with its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except in each case for noncompliances which could not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      (n) No Plan Assets; No Prohibited Transaction. None of the assets of the Borrower, any other Obligor or their respective Subsidiaries constitute "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of

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amounts hereunder, do not and will not constitute "prohibited transactions"
under ERISA or the Internal Revenue Code.

      (o) Absence of Defaults. None of the Borrower, any other Obligor nor any of their respective Subsidiaries is in default under its Governing Documents, and no event has occurred, which has not been remedied, cured or irrevocably waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by Borrower, any other Obligor or any of their respective Subsidiaries under any agreement (other than this Agreement) or judgment, decree or order to which Borrower, any other Obligor or any of their respective Subsidiaries is a party or by which any Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, involve Indebtedness or other obligations or liabilities in excess of $20,000,000.

      (p)   Environmental Matters.

            (i) The Borrower, each other Obligor and each of their respective Subsidiaries is in compliance with the requirements of all applicable Environmental Laws except for the matters set forth on Schedule 6.1(p) and such other non-compliance which, in any event, either individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

            (ii) No Hazardous Materials have been (i) generated or manufactured on, transported to or from, treated at, stored at or discharged from any Property in violation of any Environmental Laws; (ii) discharged into subsurface waters under any Property in violation of any Environmental Laws; or (iii) discharged from any Property on or into property or waters (including subsurface waters) adjacent to any Property in violation of any Environmental Laws, except for the matters set forth on Schedule 6.1(p) and other violations which violations, in any event, in the case of any of (i), (ii) or (iii), either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

            (iii) Except for the matters set forth on Schedule 6.1(p) and any of the following matters or liabilities that, in any event, either individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, neither the Borrower, any other Obligor nor any of their respective Subsidiaries (i) has received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising in connection with (x) any non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Materials on any Property (or any Property previously owned by any of such Persons) or the release or threatened release of any Hazardous Materials into the environment, (ii) has any threatened or actual liability in connection with the presence of any Hazardous Materials on any Property (or any Property previously owned by any of such Persons) or the release or threatened release of any Hazardous Materials into the environment, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Materials on any Property (or any Property previously owned by any of such Persons) or a release or threatened release of any Hazardous Materials into the environment for which the Borrower, any Obligor or any of their respective Subsidiaries is or may be liable, or (iv) has received notice that a Borrower, any Obligor or any of their respective Subsidiaries is or may be liable to any Person under any Environmental Law.

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

            (iv) To the best of Borrower's knowledge after due inquiry, no Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards, or if any such Property is located in such a special flood hazard area, then the Borrower has obtained all insurance that is required to be maintained by law or which is customarily maintained by Persons engaged in similar businesses and owning similar Properties in the same general areas in which the Borrower operates except where such failure individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect.

      (q) Investment Company; Public Utility Holding Company. None of the Borrower, any other Obligor or any of their respective Subsidiaries, is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or
(iii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

      (r) Margin Stock. None of the Borrower, any other Obligor or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" or a "margin security" within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

      (s) Affiliate Transactions. Except as permitted by Section 9.10, none of the Borrower, any other Obligor or any of their respective Subsidiaries is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate (but not any Subsidiary of Borrower) of any Borrower, any other Obligor or any of their respective Subsidiaries is a party.

      (t) Intellectual Property. Except as has not had and could not be reasonably expected to have a Material Adverse Effect, (i) The Borrower, each other Obligor and each of their respective Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, "Intellectual Property") used in the conduct of their respective businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person; (ii) the Borrower, and each other Obligor and each of their respective Subsidiaries have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property; (iii) no claim has been asserted by any Person with respect to the use of any Intellectual Property by the Borrower, any other Obligor or any of their respective Subsidiaries, or challenging or questioning the validity or effectiveness of any Intellectual Property; and (iv) the use of such Intellectual Property by the Borrower, the other Obligors and each of their respective Subsidiaries, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, the other Obligors or any of their respective Subsidiaries.

      (u) Business. The Borrower, the other Obligors and each of their respective Subsidiaries are engaged substantially in the business of the acquisition, disposition, financing, ownership, development rehabilitation, leasing, operation and management of office, multifamily and retail buildings and other business activities similar, related or incidental thereto.

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

      (v) Broker's Fees. No broker's or finder's fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby except normal accounting, legal or other related or normal charges. No other similar fees or commissions will be payable by any Obligor for any other services rendered to the Borrower, any of the Subsidiaries of the Borrower or any other Obligor or any other Obligor ancillary to the transactions contemplated hereby.

      (w) Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Obligor or any of their respective Subsidiaries in connection with or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of the Borrower, any other Obligor or any of their respective Subsidiaries or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. The written information, reports and other papers and data with respect to the Borrower, any other Obligor or any of their respective Subsidiaries or the Unencumbered Assets (other than projections and other forward-looking statements) furnished to the Agent or the Lenders in connection with or relating in any way to this Agreement was, at the time so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter. All financial statements furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Obligor or any of their respective Subsidiaries in connection with or relating in any way to this Agreement, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by, or on behalf of the Borrower, any other Obligor or any of their respective Subsidiaries that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. No fact or circumstance is known to the Borrower which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Effective Date.

      (x) REIT Status. CLP qualifies, and has since 1993 qualified, as a REIT, has elected to be treated as a REIT, and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow CLP to maintain its status as a REIT.

      (y) Unencumbered Assets. As of the Agreement Date, Schedule 6.1(y) is a correct and complete list of all Unencumbered Assets. Each of the Unencumbered Assets included by the Borrower in calculations of the Unencumbered Asset Value satisfies all of the requirements contained in this Agreement for the same to be included therein.

      (z) Insurance. The Borrower, the other Obligors and their respective Subsidiaries have insurance covering the Borrower, the other Obligors and their respective Subsidiaries and their respective Properties in such amounts and against such risks and casualties as are customary for Persons or Properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy. As of the Agreement Date, none of the Borrower, any other Obligor nor any of their respective Subsidiaries has received notice that any such insurance has been cancelled, not renewed, or impaired in any way.

      (aa) Ownership of Borrower. CLP is the sole general partner of Borrower and owns free of any Lien or other claim not less than a fifty-one percent (51%) Equity Interest in Borrower as the general partner thereof.

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

      (bb) No Bankruptcy Filing. None of the Borrower, any Obligor or any of their respective Subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and the Borrower has no knowledge of any Person threatening the filing of any such petition against any of the Borrower, any Obligor or any of their respective Subsidiaries.

      (cc) No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower or any other Obligor with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

      (dd) Transaction in Best Interests of Borrower and Obligors; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower and the other Obligors and the creditors of such Persons. The direct and indirect benefits to inure to the Borrower and the other Obligors pursuant to this Agreement and the other Loan Documents constitute substantially more than "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and "valuable consideration," "fair value," and "fair consideration" (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower and the other Obligors pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Guarantor to guaranty the Obligations, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower and the other Obligors to have available financing to conduct and expand their business. The Borrower and the other Obligors constitute a single integrated financial enterprise and each receives a benefit from the availability of credit under this Agreement to the Borrower.

      (ee) Property. All of the Borrower's, the other Obligors' and their respective Subsidiaries' properties are in good repair and condition, subject to ordinary wear and tear, other than with respect to deferred maintenance existing as of the date of acquisition of such property as permitted in this Section. The Borrower has completed or caused to be completed an appropriate investigation of the environmental condition of each Property as of the later of the date of the Borrower's, the Obligors' or the applicable Subsidiary's purchase thereof or the date upon which such property was last security for Indebtedness of such Persons, including preparation of a "Phase I" report and, if appropriate, a "Phase II" report, in each case prepared by a recognized environmental engineer in accordance with customary standards which discloses that such property is not in violation of the representations and covenants set forth in this Agreement, unless such violation has been disclosed in writing to the Agent and remediation actions satisfactory to Agent are being taken. There are no unpaid or outstanding real estate or other taxes or assessments on or against any property of the Borrower, the other Obligors or their respective Subsidiaries which are delinquent. Except as set forth in Schedule 6.1(ee) hereto, there are no pending eminent domain proceedings against any property of the Borrower, the other Obligors or their respective 'Subsidiaries or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority which, in all such events, individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect. None of the property of the Borrower, the other Obligors or their respective Subsidiaries is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate has had or could reasonably be expected to have any Material Adverse Effect. Notwithstanding the foregoing in this Section 6.1(ee), certain environmental matters have been disclosed to Agent and the Lenders on Schedule 6.1(p) and there may be a limited number of Properties for which no Phase I reports have been obtained or located but the result of any such matters, individually or in the aggregate, have not had and could not reasonably be expected to have any Material Adverse Effect.

      (ff) No Event of Default. No Default or Event of Default has occurred and is continuing.

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      (gg)  Subordination. None of the Borrower or any other Obligor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of any of such Persons.

      (hh)  Anti-Terrorism Laws.

            (i) None of the Borrower or any other Obligor or any of their Affiliates is in violation of any laws or regulations relating to terrorism or money laundering ("Anti-Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order") and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

            (ii) None of the Borrower, any other Obligor or any of their Affiliates, or any of their brokers or other agents acting or benefiting from the Loan is a Prohibited Person. A "Prohibited Person" is any of the following:

                  (A) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (B) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (C) a person or entity with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                  (D) a person or entity who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

                  (E) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

            (iii) None of the Borrower or any other Obligor, any of their Affiliates or any of their brokers or other agents acting in any capacity in connection with the Loan (1) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (2) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

            (iv) Borrower and the other Obligors shall not (1) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Borrower shall deliver to Agent any certification or other evidence requested from time to time by Agent in its reasonable discretion, confirming Borrower's and the other Obligors' compliance herewith).

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SECTION 6.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

   All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, any other Obligor or any of their respective Subsidiaries to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower prior to the Agreement Date and delivered to the Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

                       ARTICLE VII. AFFIRMATIVE COVENANTS

   For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner provided for in Section 12.6, the Borrower shall comply with the following covenants:

SECTION 7.1 PRESERVATION OF EXISTENCE AND SIMILAR MATTERS.

   Except as otherwise permitted under Section 9.7, the Borrower shall preserve and maintain, and cause each other Obligor and each Subsidiary of the Borrower or any other Obligor to preserve and maintain, their respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which it is organized, in each jurisdiction in which any Unencumbered Asset owned (or leased pursuant to an Eligible Ground Lease) by it is located, and in each other jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect. Borrower shall, and shall cause the other Obligors and each Subsidiary of the Borrower or any other Obligor to, develop and implement such programs, policies and procedures as are necessary to comply with the USA Patriot Act and shall promptly advise Agent in writing in the event that any of such Persons shall determine that any investors in such Persons are in violation of such act.

SECTION 7.2 COMPLIANCE WITH APPLICABLE LAW AND CONTRACTS.

   The Borrower shall comply, and cause each other Obligor and each Subsidiary of the Borrower or any other Obligor to comply, with (a) all Applicable Law, including the obtaining of all Governmental Approvals, (b) their respective Governing Documents, and (c) all mortgages, indentures, contracts, agreements and instruments to which it is a party or by which any of its properties may be bound, the failure, in any such event, with which to comply could reasonably be expected to have a Material Adverse Effect.

SECTION 7.3 MAINTENANCE OF PROPERTY.

   In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Obligor and each Subsidiary of the Borrower and each other Obligor to, (a) protect and preserve all of its properties or cause to be protected and preserved, and maintain or cause to be maintained in good repair, working order and condition all tangible properties, ordinary wear and tear

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

excepted, and (b) make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

SECTION 7.4 CONDUCT OF BUSINESS.

   The Borrower shall at all times carry on, and cause the other Obligors and the Subsidiaries of the Borrower and the other Obligors to carry on, their respective businesses as now conducted and as described in Section 6.1(u).

SECTION 7.5 INSURANCE.

   In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Obligor and each Subsidiary of the Borrower and each other Obligor to, maintain or cause to be maintained commercially reasonable insurance with financially sound and reputable insurance companies covering such Persons and their respective properties in such amounts and against such risks and casualties as are customary for Persons or properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy, and from time to time deliver to the Agent or any Lender upon its request a detailed list stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby, together with copies of all policies or certificates of the insurance then in effect.

SECTION 7.6 PAYMENT OF TAXES AND CLAIMS.

   The Borrower shall, and shall cause each other Obligor and each Subsidiary of the Borrower and each other Obligor to, pay and discharge or cause to be paid and discharged when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person, in accordance with GAAP; provided further that upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, such Person either (A) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (B) if no such bond is provided, will pay each such tax, assessment, governmental charge, levy or claim.

SECTION 7.7 VISITS AND INSPECTIONS.

   The Borrower shall, and shall cause each other Obligor and each Subsidiary of the Borrower and each other Obligor to, permit representatives or agents of any Lender or the Agent, from time to time, as often as may be reasonably requested, but only during normal business hours and at the expense of such Lender or the Agent (unless a Default or Event of Default shall be continuing, in which case the exercise by the Agent or such Lender of its rights under this Section shall be at the expense of the Borrower), as the case may be, to: (a) visit and inspect all properties of the Borrower, such Subsidiary or other Obligor (but without disturbing the quiet possession of tenants) to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance. If requested by the Agent, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Agent or any Lender to discuss the

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financial affairs of the Borrower, any other Obligor or any Subsidiary of
Borrower or any other Obligor with its accountants.

SECTION 7.8 USE OF PROCEEDS; LETTERS OF CREDIT.

   The Borrower shall use the proceeds of all Loans and all Letters of Credit for general business purposes only. The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, use any part of such proceeds or Letters of Credit to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

SECTION 7.9 ENVIRONMENTAL MATTERS.

   The Borrower shall, and shall cause all other Obligors and each Subsidiary of the Borrower and each other Obligor to, comply or cause to be complied with, all Environmental Laws in all material respects. If the Borrower, any other Obligor or any Subsidiary of Borrower or any other Obligor shall (a) receive notice that any material violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against Borrower, or any other Obligor or any of their respective Subsidiaries alleging material violations of any Environmental Law or requiring Borrower, any other Obligor or any of their respective Subsidiaries to take any action in connection with the release of Hazardous Materials, or (c) receive any notice from a Governmental Authority or private party alleging that Borrower, any other Obligor or any of their respective Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby individually or in the aggregate in excess of $10,000,000, the Borrower shall provide the Agent and each Lender with a copy of such notice within thirty (30) days after the receipt thereof by such Person. The Borrower shall, and shall cause the other Obligors and each Subsidiary of the Borrower or any other Obligor to, take or cause to be taken promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

SECTION 7.10 BOOKS AND RECORDS.

   The Borrower shall, and shall cause each of the other Obligors and each Subsidiary of the Borrower or any other Obligor to, maintain true and accurate books and records pertaining to their respective business operations in which full, true and correct entries will be made in accordance with GAAP. Borrower shall maintain its current accounting procedures unless approved by the Agent or as required by Applicable Law.

SECTION 7.11 FURTHER ASSURANCES.

   The Borrower shall, at the Borrower's cost and expense and upon request of the Agent, execute and deliver or cause to be executed and delivered, to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

SECTION 7.12 GUARANTORS.

      (a) Material Subsidiaries. Within fifteen (15) days of any Person becoming a Material Subsidiary (other than an Excluded Subsidiary) after the Effective Date, the Borrower shall deliver to the Agent each of the following items, each in form and substance satisfactory to the Agent: (i) a Joinder Agreement executed by such Material Subsidiary and (ii) the items that would have been delivered under Sections 5.1(a)(iv) through (viii) if such Material Subsidiary had been one on the Effective Date. Additionally, in the event that any Subsidiary of Borrower or CLP, whether presently existing or hereafter

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formed or acquired, which is not a Guarantor at such time, shall after the date hereof become a guarantor under any existing or future Unsecured Debt of Borrower or any other Obligor, then Borrower shall cause such Subsidiary to execute and deliver the items described in this Section 7.12(a).

      (b) Release of a Guarantor. The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release, the applicable Guarantor from the Guaranty so long as: (i) such Guarantor is not otherwise required to be a party to the Guaranty under this Section 7.12; (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in this
Section 7.12; (iii) the Agent shall have received such written request at least ten (10) Business Days prior to the requested date of release and (iv) Borrower shall deliver to Agent evidence reasonably satisfactory to Agent either that (A) if the Guarantor is a Material Subsidiary, the Borrower has disposed of or simultaneously with such release will dispose of its entire interest in such Guarantor or (B) if Guarantor is the owner of an Unencumbered Asset, but not a Material Subsidiary, that all assets owned by such Guarantor have been removed from the calculation of Unencumbered Asset Value. Delivery by the Borrower to the Agent of any such request for a release shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. Notwithstanding the foregoing, the foregoing provisions shall not apply to CLP, which may only be released upon the written approval of Agent and all of the Lenders.

SECTION 7.13 REIT STATUS.

   CLP shall at all times maintain its status as, and elect to receive status as, a REIT.

SECTION 7.14 DISTRIBUTION OF INCOME TO THE BORROWER.

   The Borrower shall cause all of its Subsidiaries to promptly distribute to the Borrower (but not less frequently than once each fiscal quarter of the Borrower unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from such Subsidiaries' use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each such Subsidiary of its debt service and operating expenses for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary's assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices, (c) funding of reserves required by the terms of any deed of trust, mortgage or similar lien encumbering property of the Subsidiary; (d) payment or establishment of reserves for payment to minority equity interest holders of amounts required to be paid in respect of such equity interest.

SECTION 7.15 CREDIT RATING.

Borrower shall at all times pay such monitoring, surveillance or similar fees as may be required by the applicable Rating Agency to continue to monitor Borrower, and the Borrower shall upon the request of Agent provide evidence to Agent of the payment thereof.

SECTION 7.16 EXCHANGE LISTING.

   The Borrower shall cause CLP to maintain at least one class of common shares of CLP having trading privileges on and to be traded on the New York Stock Exchange or the American Stock Exchange.

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                           ARTICLE VIII. INFORMATION

   For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6, the Borrower shall furnish to each Lender (or to the Agent if so provided below) at its Lending Office:

SECTION 8.1 QUARTERLY FINANCIAL STATEMENTS.

      (a) As soon as available and in any event not later than the first to occur of (i) the date that is five (5) days following the filing of the Borrower's 10-Q Report with the Securities and Exchange Commission and (ii) the date that is fifty (50) days after the close of each of the first, second and third calendar quarters of Borrower, the unaudited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders' equity and cash flows of Borrower and its Subsidiaries for such period and an unaudited statement of Funds from Operations, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous calendar year, all of which shall be certified by the chief financial or chief accounting officer of CLP, to the best of such officer's knowledge, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments). Such certificate shall further include such certifications as are required by the Sarbanes-Oxley Act of 2002. Together with such financial statements, the Borrower shall deliver reports, in form and detail satisfactory to the Agent, setting forth (i) all capital expenditures made during the calendar quarter then ended; (ii) a description of all Properties acquired during such calendar quarter, including the Net Operating Income of each such Property, acquisition costs and related mortgage debt; (iii) a description of all Properties sold during the calendar quarter then ended, including the Net Operating Income from such Properties and the sales price; (iv) a schedule of the Net Operating Income contribution by each Property and by each market, including a summary of the economic occupancy, rent potential, and income and expense for such Properties for the preceding calendar quarter; (v) pro forma quarterly financial information for Borrower and its Subsidiaries for the next four (4) calendar quarters, including pro forma covenant calculations, EBITDA, sources and uses of funds, capital expenditures, Net Operating Income for the Properties, and other income and expenses; and (vi) such other information as the Agent may request.

      (b) As soon as available and in any event not later than the first to occur of (i) the date that is five (5) days following the filing of CLP's 10-Q Report with the Securities and Exchange Commission and (ii) the date that is fifty (50) days after the close of each of the first, second and third calendar quarters of CLP, the unaudited consolidated balance sheet of CLP and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders' equity and cash flows of CLP and its Subsidiaries for such period and an unaudited statement of Funds from Operations, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous calendar year, all of which shall be certified by the chief financial or chief accounting officer of CLP, in his or her opinion, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of CLP and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

SECTION 8.2 YEAR-END STATEMENTS.

      (a) As soon as available and in any event not later than the first to occur of (i) the date that is five (5) days following the filing of the Borrower's 10-K Report with the Securities and Exchange Commission and (ii) the date that is one hundred (100) days after the end of each respective calendar year of Borrower and its Subsidiaries, the audited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such calendar year and the related audited consolidated statements of income, shareholders' equity and cash flows of Borrower and its Subsidiaries for such calendar year and an

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unaudited statement of Funds from Operations, setting forth in comparative form the figures as at the end of and for the previous calendar year, all of which shall be certified by (i) the chief executive officer or chief financial officer of CLP, to the best of such officer's knowledge, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of Borrower and its Subsidiaries as at the date thereof and the results of operations for such period, and (ii) independent certified public accountants of recognized national standing acceptable to the Agent, whose certificate shall be unqualified and in scope and substance satisfactory to the Agent and who shall have authorized Borrower to deliver such financial statements and certification thereof to the Agent and the Lenders pursuant to this Agreement. Such certificate shall further include such certifications as are required by the Sarbanes-Oxley Act of 2002. Together with such financial statements, Borrower shall deliver a written statement from such accountants to the effect that they have read a copy of this Agreement and the Guaranty, and that in making the examination necessary to such certification, they have obtained no knowledge of any Default of Event of Default, or if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to Agent or the Lenders should they fail to obtain knowledge of any Default or Event of Default. In addition, Borrower shall deliver the reports described in Section 8.1(a)(i)-(v) with such year-end statements.

      (b) As soon as available and in any event not later than the first to occur of (i) the date that is five (5) days following the filing of CLP's 10-K Report with the Securities and Exchange Commission and (ii) the date that is within one hundred (100) days after the end of each respective calendar year of CLP and its Subsidiaries, the audited consolidated balance sheet of CLP and its Subsidiaries as at the end of such calendar year and the related audited consolidated statements of income, shareholders' equity and cash flows of CLP and its Subsidiaries for such calendar year and an unaudited statement of Funds from Operations, setting forth in comparative form the figures as at the end of and for the previous calendar year, all of which shall be (i) certified by the chief executive officer or chief financial officer of CLP, to the best of such officer's knowledge, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of CLP and its Subsidiaries as at the date thereof and the results of operations for such period and (ii) independent certified public accountants of recognized national standing acceptable to the Agent, whose certificate shall be unqualified and in scope and substance satisfactory to the Agent and who shall have authorized CLP to deliver such financial statements and certification thereof to the Agent and the Lenders pursuant to this Agreement. Such certificate shall further include such certifications as are required by the Sarbanes-Oxley Act of 2002. Together with such financial statements, CLP shall deliver a written statement from such accountants to the effect that they have read a copy of this Agreement and the Guaranty, and that in making the examination necessary to such certification, they have obtained no knowledge of any Default of Event of Default, or if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to Agent or the Lenders should they fail to obtain knowledge of any Default or Event of Default.

SECTION 8.3 COMPLIANCE CERTIFICATE.

   At the time financial statements are required to be furnished pursuant to Sections 8.1 and 8.2, and within ten (10) Business Days of the Agent's request with respect to any other fiscal period, a certificate substantially in the form of Exhibit N (a "Compliance Certificate") executed by the chief financial officer of CLP: (a) setting forth in reasonable detail as at the end of such quarterly accounting period, calendar year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Borrower is in compliance with the covenants contained in Sections 9.1 through 9.3, 9.6 and 9.14; and (b) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure. With each Compliance Certificate, Borrower shall also deliver a certificate (an "Unencumbered Asset Certificate") executed by the chief financial

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officer of CLP that: (i) sets forth a list of all Unencumbered Assets; and (ii)
certifies that (A) all Unencumbered Assets so listed fully qualify as such under the applicable criteria for inclusion as Unencumbered Assets, and (B) all acquisitions, dispositions or other removals of Unencumbered Assets completed during such quarterly accounting period, calendar year, or other fiscal period were permitted under this Agreement, and (C) the acquisition cost or principal balance of any Unencumbered Assets, as applicable, acquired during such period and any other information that Agent may require to determine the Unencumbered Asset Value of such Unencumbered Asset, and the Unencumbered Asset Value of any Unencumbered Assets removed during such period. In addition, with each such Compliance Certificate, Borrower shall deliver the following information: (u) a development schedule of the announced development pipeline (including Residential Units for Sale), including for each announced development project, the project name and location, the square footage (or number of units, as applicable) to be developed, the expected construction start date, the expected date of delivery, the expected stabilization date and the total anticipated cost; (v) with respect to the Residential Units for Sale, the number of units for sale, the number of units sold, the number of units remaining for sale, the sales price of each unit, and whether management or control of such Property has been turned over to a homeowner's association or similar entity, (w) a schedule of all outstanding Indebtedness of Borrower and its Subsidiaries and CLP and its Subsidiaries, showing for each component of Indebtedness, the lender, the total commitment, the total indebtedness outstanding, the interest rate, if fixed, or the applicable margin over an index, if the interest rate floats, the term, the required amortization (if any) and the security (if any); (x) a schedule of all interest rate protection agreements to which Borrower, CLP or any of their respective Subsidiaries are a party, showing for each such agreement, the total dollar amount, the type of agreement (i.e. cap, collar, swap, etc.) and the term thereof and (z) a copy of all management reports, if any, submitted to the Borrower or CLP or its management by its independent public accountants.

SECTION 8.4 OTHER INFORMATION.

      (a) Securities Filings. Within five (5) Business Days of the filing thereof, written notice and a listing of all registration statements, reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Borrower, any other Obligor or any of their respective Subsidiaries shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

      (b) Shareholder Information. Promptly upon the mailing thereof to the shareholders or partners of Borrower, any other Obligor or any of their respective Subsidiaries generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower, any other Obligor or any of their respective Subsidiaries;

      (c) ERISA. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or

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could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer of CLP setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

      (d) Litigation. To the extent Borrower, any other Obligor or any of their respective Subsidiaries is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective properties, assets or businesses which involve claims individually or in the aggregate in excess of $5,000,000, and prompt notice of the receipt of notice that any United States income tax returns of Borrower, any other Obligor, or any of their respective Subsidiaries are being audited;

      (e) Modification of Governing Documents. A copy of any amendment to a Governing Document of Borrower or any other Obligor promptly upon, and in any event within fifteen (15) Business Days of, the effectiveness thereof;

      (f) Change of Management or Financial Condition. Prompt notice of any material change in the senior management of Borrower, any other Obligor or any of their respective Subsidiaries, any change in the business, assets, liabilities, financial condition, results of operations or (provided that such change is related to Borrower, any other Obligor or any of their respective Subsidiaries and Affiliates and not a general matter affecting the economy or society) business prospects of Borrower, any other Obligor, or any of their respective Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect, or any other event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect;

      (g) Default. Notice of the occurrence of any of the following promptly upon a Responsible Officer obtaining knowledge thereof: (i) any Default or Event of Default (which notice shall state that it is a "notice of default" for the purposes of Section 11.3 below) or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by Borrower, any other Obligor, or any of their respective Subsidiaries under any Indebtedness individually or in the aggregate in excess of $20,000,000, or under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

      (h) Judgments. Prompt notice of any order, judgment or decree in excess of $10,000,000 having been entered against Borrower, any other Obligor, or any of their respective Subsidiaries or any of their respective properties or assets;

      (i) Notice of Violations of Law. Prompt notice if Borrower, any other Obligor, or any of their respective Subsidiaries shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which could reasonably be expected to have a Material Adverse Effect;

      (j) Material Assets Sales. Prompt notice of the sale, transfer or other disposition of any material assets of Borrower, any other Obligor, or any of their respective Subsidiaries to any Person other than Borrower, any other Obligor, or any of their respective Subsidiaries;

      (k) Material Contracts. Promptly upon (i) entering into any Material Contract after the Agreement Date, a copy to the Agent of such Material Contract, together with a copy of all related or ancillary documentation and
(ii) the giving or receipt thereof by Borrower, any other Obligor, or any of their respective Subsidiaries notice alleging that any party to any Material Contract is in default of its obligations thereunder;

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      (l)   Material Subsidiary. Prompt notice of any Person becoming a Material
Subsidiary;

      (m) Rating Notices. Not later than two (2) Business Days after Borrower receives notice of the same from any Rating Agency or otherwise learns of the same, notice of the issuance of any change or withdrawal in the Credit Rating by any Rating Agency in respect of Borrower, together with the details thereof, and of any announcement by such Rating Agency that any such Credit Rating is "under review" or that any such Credit Rating has been placed on a watch list or that any similar action has been taking by such Rating Agency;

      (n) Additions to Unencumbered Assets. In order to add any asset as an Unencumbered Asset, the Borrower must deliver to the Agent an Unencumbered Asset Certificate reflecting such addition, together with a statement of: (i) the acquisition cost (or with respect to First Mortgage Receivables, the outstanding principal balance) of such asset; and (ii) the same information that the Borrower would be required to include in a Compliance Certificate;

      (o) Removals from Unencumbered Assets. Within ten (10) Business Days after any Obligor's disposition of any Unencumbered Asset (or payoff of any First Mortgage Receivable) or after any Unencumbered Asset ceases to qualify as an Unencumbered Asset, the Borrower shall deliver to the Agent an Unencumbered Asset Certificate reflecting such removal or disqualification, together with a statement of: (i) the identity of the Unencumbered Asset being disposed of or disqualified, and (ii) the Unencumbered Asset Value attributable to such Unencumbered Asset. The Borrower also may voluntarily remove any asset from Unencumbered Assets by delivering to the Agent an Unencumbered Asset Certificate reflecting such removal, together with a statement (x) that no Default or Event of Default then exists or would, upon the occurrence of such event or with the passage of time, result from such removal, (y) of the identity of the Unencumbered Asset being removed, and (z) the Unencumbered Asset Value attributable to such Unencumbered Asset; and

      (p) Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any or other Obligor or any of their respective Subsidiaries as the Agent or any Lender may reasonably request.

                         ARTICLE IX. NEGATIVE COVENANTS

   For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6, the Borrower shall comply with the following covenants:

SECTION 9.1 FINANCIAL COVENANTS.

   The Borrower shall not permit, on a consolidated basis in accordance with
GAAP:

      (a) the Secured Debt to Total Asset Value Ratio to exceed thirty-five percent (35%) at any time;

      (b)   the Interest Coverage Ratio to be less than 2.0:1.0 at any time;

      (c) the Fixed Charge Coverage Ratio to be less than 1.65:1.00 at any time;

      (d) the Debt to Total Asset Value Ratio to exceed sixty percent (60%) at any time;

      (e) the Unencumbered Interest Coverage Ratio to be less than 2.0:1.0 at any time;

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      (f)   the Unencumbered Leverage Ratio to be less than 1.60:1.00 at any time on or prior to the calendar quarter ending June 30, 2005, or to be less than 1.67:1.00 at any time thereafter; and

      (g) the Adjusted Total Asset Value directly or indirectly owned by the Borrower and the Guarantors to be less than ninety percent (90%) of the Adjusted Total Asset Value.

SECTION 9.2 INDEBTEDNESS.

   The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, create, incur, assume, or permit or suffer to exist, or assume or guarantee, directly or indirectly, contingently or otherwise, or become or remain liable with respect to any Indebtedness other than the following:

      (a)   the Obligations;

      (b) intercompany Indebtedness among Borrower and its Wholly Owned Subsidiaries; provided, however, that the obligations of the Borrower and each Guarantor in respect of such intercompany Indebtedness shall be subordinate to the Obligations; and

      (c) any other Indebtedness existing, created, incurred or assumed so long as immediately prior to the existence, creation, incurring or assumption thereof, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

SECTION 9.3 CERTAIN PERMITTED INVESTMENTS OF BORROWER.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, make any Investment in or otherwise own or hold the following items (whether through the Borrower, an Obligor, a Subsidiary of Borrower or an Obligor, or their respective Unconsolidated Affiliates) which would cause the aggregate value of such holdings of the Borrower, such Subsidiaries and the other Loan Parties to exceed the percentage of Total Asset Value set forth below at any time:

      (a) Investments in Unimproved Land shall not exceed five percent (5%) of Total Asset Value;

      (b) Investments in Mortgage Receivables shall not exceed five percent (5%) of Total Asset Value;

      (c) Investments in Unconsolidated Affiliates shall not exceed twenty percent (20%) of Total Asset Value; and

      (d) the aggregate Construction Budget for Construction-in-Process and Residential Units for Sale shall not exceed twenty-five percent (25%) of Total Asset Value (provided that the aggregate Construction Budget for Residential Units for Sale shall not exceed ten percent (10%) of Total Asset Value).

Notwithstanding the foregoing, in no event shall the aggregate value of the holdings of the Borrower, any other Obligor and their Subsidiaries in the Investments described in clauses (a) through (d) exceed thirty-five percent (35%) of Total Asset Value at any time. For the purposes of this Section 9.3, a Property shall be considered Construction-in-Process until the issuance of a permanent certificate of occupancy for such Property or phase thereof.

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For the purposes of this Section 9.3, the Investment of Borrower, any other
Obligor or their Subsidiaries in any Unconsolidated Affiliates will equal (without duplication) the sum of (i) such Person's pro rata share of Construction-in-Process of their Unconsolidated Affiliates, plus (ii) such Person's pro rata share of their Unconsolidated Affiliate's Investment in Unimproved Land; plus (iii) such Person's pro rata share of any other Investments valued at the lower of GAAP book value or market value.

SECTION 9.4 INVESTMENTS GENERALLY.

The Borrower shall not, and shall not permit any other Obligor or any of their Subsidiaries to, directly or indirectly, acquire, make or purchase any Investment, or permit any Investment of such Person to be outstanding on and after the Agreement Date, other than the following:

      (a) Investments in Subsidiaries and Unconsolidated Affiliates in existence on the Agreement Date and disclosed on Part I of Schedule 6.1(b);

      (b) Investments to acquire Equity Interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary, so long as in each case (i) immediately after giving effect to such Investment, no Default or Event of Default is or would be in existence and (ii) if such Subsidiary is (or after giving effect to such Investment would become) a Material Subsidiary, the terms and conditions set forth in Section 7.12 are satisfied;

      (c)   Investments permitted under Section 9.3;

      (d)   Investments in Cash Equivalents; and

      (e) intercompany Indebtedness among the Borrower, CLP and their Wholly Owned Subsidiaries provided that such Indebtedness is permitted by the terms of
Section 9.2.

SECTION 9.5 LIENS; NEGATIVE PLEDGES; OTHER MATTERS.

      (a) The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

      (b) The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in any agreement (i) evidencing Indebtedness which Borrower or such Subsidiary or Obligor may create, incur, assume, or permit or suffer to exist under Section 9.2, (ii) which Indebtedness is secured by a Lien permitted to exist pursuant to this Agreement, and (iii) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into.

      (c) The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on (i) the ability of Borrower, any other Obligor or any Subsidiary of Borrower or any other Obligor to: (A) pay dividends or make any other distribution on any of such Person's capital stock or other equity interests owned by the Borrower, any other Obligor, or any of their respective Subsidiaries, (B) pay any Indebtedness owed to Borrower, any other Obligor, or any of their respective Subsidiaries, (C) make loans or advances to Borrower, any other Obligor, or any of their respective Subsidiaries, or (D) transfer any of its property or assets to Borrower, any Obligor, or any of

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their respective Subsidiaries, or (ii) the ability of Borrower or any other
Obligor to pledge the Unencumbered Assets as security for the Obligations.

SECTION 9.6 RESTRICTED PAYMENTS; STOCK REPURCHASES.

      (a) Borrower will not make any Restricted Payment to CLP and CLP will not make any Restricted Payments during any calendar quarter which, based upon the prior twelve (12) months from the date of calculation, would exceed the greater of (i) ninety-five percent (95%) of such Person's Funds From Operations through the date of any such Restricted Payment or (ii) the minimum amount required in order for CLP to maintain its status as a REIT, as set forth in a certification to Agent from the chief financial officer of CLP. If a Default or Event of Default specified in Section 10.1(a), Section 10.1(b), Section 10.1(c)(i), Section 10.1(e), Section 10.1(f) or Section 10.1(g) shall have occurred and be continuing or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to Section 10.2(a), then neither the Borrower nor CLP shall make any Restricted Payments to any Person whatsoever without the prior written consent of the Requisite Lenders.

      (b) Neither the Borrower nor CLP shall at any time buy back, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock if a Default or Event of Default exists or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence.

SECTION 9.7 MERGER, CONSOLIDATION, SALES OF ASSETS AND OTHER ARRANGEMENTS.

   The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to: (i) enter into any transaction of merger, consolidation, reorganization or other business combination; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired, or discontinue or eliminate any business line or segment (any such event described in clause (iii), a "Sale"); provided, however, that:

      (a)   Any of the actions described in the immediately preceding clauses
(i) through (iii) may be taken with respect to any Subsidiary of Borrower that is not also an Obligor, so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

      (b) a Person may merge with Borrower or any of its Subsidiaries that is a Guarantor, so long as (i) such Person was organized under the laws of the United States of America or one of its states; (ii) if such merger involves the Borrower, Borrower is the survivor of such merger; (iii) if such merger involves a Subsidiary of Borrower that is a Guarantor, subject to Section 9.7(b)(ii), such Subsidiary is the survivor of such merger; (iv) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; (v) the Borrower shall have given the Agent and the Lenders at least ten (10) Business Days' prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary of Borrower with and into Borrower); (vi) such merger is completed as a result of negotiations with the approval of the board of directors or similar body of such Person and is not a so called "hostile takeover"; and (vii) following such merger, Borrower and its Subsidiaries will continue to be engaged solely in the business of the ownership, development, management and investment in real estate; and

      (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit the sale of Properties whether to an Affiliate or a third party, during any period of twelve (12) calendar months, pursuant to reasonable terms which are no less favorable to the owner of such Property than would be obtained in a

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comparable arm's length transaction with a Person which is not an Affiliate, if such sale is to an Affiliate, for fair market value (as determined in good faith by the board of directors of CLP or an executive committee thereof), for an aggregate amount, which when combined with all other such sales pursuant to this clause (c), does not exceed twenty-five percent (25%) of Total Asset Value as of the end of the fiscal quarter that immediately precedes the commencement of such twelve (12) calendar month period. Notwithstanding anything in this Agreement to the contrary, any disposition of assets by the Obligors and their Subsidiaries shall be made in the ordinary course of business for a full and fair consideration.

SECTION 9.8 FISCAL YEAR.

   Neither the Borrower nor CLP shall change its fiscal year from that in effect as of the Agreement Date.

SECTION 9.9 MODIFICATIONS TO MATERIAL CONTRACTS.

   The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, enter into any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect.

SECTION 9.10 TRANSACTIONS WITH AFFILIATES.

   The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including any Subsidiary of Borrower), except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of such Person and upon fair and reasonable terms which are no less favorable to such Person than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.

SECTION 9.11 ERISA EXEMPTIONS.

   The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, permit any of its respective assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

SECTION 9.12 RESTRICTION ON PREPAYMENT OF INDEBTEDNESS.

Without the prior written consent of the Agent, neither Borrower, any other Obligor, nor any Subsidiary of Borrower or any other Obligor shall prepay, redeem or purchase the principal amount, in whole or in part, of any Indebtedness other than the Obligations after the occurrence of any Event of Default; provided, however, that this Section 9.12 shall not prohibit the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of this Agreement.

SECTION 9.13 MODIFICATIONS TO GOVERNING DOCUMENTS.

   The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to enter into any amendment or modification of any Governing Document of Borrower, such Subsidiary, or such Obligor which would have a Material Adverse Effect.

SECTION 9.14 OCCUPANCY OF UNENCUMBERED ASSETS.

      (a) The Unencumbered Assets that are Properties (excluding those Unencumbered Assets which are Development Properties) in the aggregate shall consist solely of Properties which have an aggregate occupancy level for the preceding calendar quarter of tenants in possession and paying rent of

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at least eighty percent (80%) of the aggregate rentable area or apartment units, as applicable, within such Unencumbered Assets.

                               ARTICLE X. DEFAULT

SECTION 10.1 EVENTS OF DEFAULT.

   Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

      (a) Default in Payment of Principal. The Borrower shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) the principal of any of the Loans, or any Reimbursement Obligation.

      (b) Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Obligor shall fail to pay when due any payment Obligation owing by such other Obligor under any Loan Document to which it is a party, and such failure shall continue for a period of five (5) Business Days from the date such payment was due.

      (c) Default in Performance. (i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in Sections 7.13 or
8.3 or in Article IX, or (ii) the Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in Section 7.7 or Section 7.12 and such failure under this Section 10.1(c)(ii) shall continue for a period of five (5) days after the earlier of (x) the date upon which a Responsible Officer of Borrower or such Obligor obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Agent, or (iii) the Borrower or any other Obligor shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure under this Section 10.1(c)(iii) shall continue for a period of thirty (30) days after the earlier of (x) the date upon which a Responsible Officer of Borrower or such Obligor obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Agent.

      (d) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of Borrower or any other Obligor under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of Borrower or any other Obligor to the Agent or any Lender, shall at any time prove to have been incorrect or misleading (and without regard to any qualifications limiting such representations to knowledge or belief), in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

      (e)   Indebtedness Cross-Default.

            (i) A Borrower, any other Obligor, or any of their respective Subsidiaries shall fail to pay when due and payable, the principal of, or interest on, any Indebtedness (other than the Obligations) having an aggregate outstanding principal amount greater than or equal to $20,000,000 (all such Indebtedness or obligations under Derivative Contracts being "Material Indebtedness"); or

            (ii) (x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall

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have been required to be prepaid or repurchased prior to the stated maturity thereof (which for the purposes hereof shall include any termination event or other event resulting in the settling of payments due under a Derivative Contract); or

            (iii) Any other event shall have occurred and be continuing which with or without the passage of time, the giving of notice, or both, would permit any holder or holders of Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity (which for the purposes hereof shall include any termination event or other event resulting in the settling of payments due under a Derivative Contract).

      (f) Voluntary Bankruptcy Proceeding. Borrower, any other Obligor, or any of their respective Subsidiaries shall: (i) commence a voluntary case under the Bankruptcy Code, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection;
(iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing; provided, however, that the events described in this Section 10.1(f) as to any Subsidiary of any Obligor that is not also an Obligor shall not constitute an Event of Default unless more than five percent (5%) of the Total Asset Value is attributable to such Subsidiaries.

      (g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against Borrower, any other Obligor or any of their respective Subsidiaries in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against such Person (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered; provided, however, that the events described in this Section 10.1(g) as to any Subsidiary of any Obligor that is not also an Obligor shall not constitute an Event of Default unless more than five percent (5%) of the Total Asset Value is attributable to such Subsidiaries.

      (h) Litigation; Enforceability. Borrower or any other Obligor shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Loan Document or this Agreement, any Note, the Guaranty or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).

      (i) Judgment. A judgment or order for the payment of money or for an injunction shall be entered against Borrower, any other Obligor, or any of their respective Subsidiaries by any court or other tribunal and (i) such judgment or order shall continue for a period of thirty (30) days without being paid, stayed or dismissed through appropriate appellate proceedings, and (ii) either (A) the amount of such

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judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against Borrower, such other Obligor or such Subsidiary, $10,000,000, or (B) in the case of an injunction or other non-monetary judgment, such judgment could reasonably be expected to have a Material Adverse Effect.

      (j) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of Borrower, any other Obligor, or any of their respective Subsidiaries which exceeds, individually or together with all other such warrants, writs, executions and processes for Borrower, such Obligor or such Subsidiary, $10,000,000, and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of thirty (30) days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Obligor.

      (k) ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000.

      (l) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

      (m)   Change of Control. A Change of Control shall occur.

      (n) Federal Tax Lien. A federal tax lien shall be filed against the Borrower, any Obligor, or any of their respective Subsidiaries under Section 6323 of the Internal Revenue Code or a lien of the PBGC shall be filed against Borrower, any other Obligor, or any of their respective Subsidiaries under
Section 4068 of ERISA and in either case such lien shall remain undischarged (or otherwise unsatisfied) for a period of twenty-five (25) days after the date of filing.

SECTION 10.2 REMEDIES UPON EVENT OF DEFAULT.

   Upon the occurrence of an Event of Default the following provisions shall apply:

      (a)   Acceleration; Termination of Facilities.

            (i) Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1(f) or 10.1(g), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (ii) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default, and (iii) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders, the Swingline Lender, the Issuing Lender and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest,

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or other notice of any kind, all of which are expressly waived by the Borrower, and (B) all of the Revolving Loan Commitments, the obligation of the Revolving Loan Lenders to make Revolving Loans, the Swingline Commitment, the obligation of the Swingline Lender to make Swingline Loans, and the obligation of the Issuing Lender to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

            (ii) Optional. If any other Event of Default shall have occurred and be continuing, the Agent shall, at the direction of the Requisite Lenders:
(A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such other Event of Default, and (3) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, and (B) terminate the Revolving Loan Commitments and the obligation of the Revolving Loan Lenders to make Revolving Loans hereunder and the obligation of the Issuing Lender to issue Letters of Credit hereunder. Further, if the Agent has exercised any of the rights provided under the preceding sentence, the Swingline Lender shall: (x) declare the principal of, and accrued interest on, the Swingline Loans and the Swingline Note at the time outstanding, and all of the other Obligations owing to the Swingline Lender, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (y) terminate the Swingline Commitment and the obligation of the Swingline Lender to make Swingline Loans.

      (b) Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

      (c) Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

      (d) Appointment of Receiver. To the extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower, the other Obligors and their respective Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower, the other Obligors and their respective Subsidiaries and to exercise such power as the court shall confer upon such receiver.

SECTION 10.3 ALLOCATION OF PROCEEDS.

   If an Event of Default shall have occurred and be continuing and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

      (a) amounts due to the Agent and the Lenders in respect of fees and expenses due under Sections 3.6 and 12.2;

      (b)   payments of interest on Swingline Loans;

      (c) payments of interest on all other Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders, pro rata among the Revolving Loan Lenders and the Term Loan Lenders based upon the aggregate outstanding Revolving Loans, Reimbursement Obligations and Term

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Loans (and as to the Revolving Loans and Term Loans, first to Base Rate Loans and then to LIBOR Loans);

      (d)   payments of principal of Swingline Loans;

      (e) payments of principal of all other Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders, pro rata among the Revolving Loan Lenders and the Term Loan Lenders based upon the aggregate outstanding Revolving Loans, Reimbursement Obligations and Term Loans (and as to the Revolving Loans and Term Loans, first to Base Rate Loans and then to LIBOR Loans);

      (f) amounts to be deposited into the Collateral Account in respect of Letters of Credit (to be applied as provided in Section 10.4);

      (g) amounts due the Agent and the Lenders pursuant to Sections 11.7 and 12.9;

      (h) payments of all other amounts due and owing by the Borrower under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders and Agent; and

      (i) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

SECTION 10.4 COLLATERAL ACCOUNT.

      (a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section and in Section 2.14.

      (b) Amounts on deposit in the Collateral Account shall be invested and reinvested by the Agent in such Cash Equivalents as the Agent shall determine in its sole discretion. All such deposits, investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent. Borrower irrevocably authorizes Agent to exercise any and all rights of Borrower in respect of the Collateral Account and to give all instructions, directions and entitlement orders in respect thereof as Agent shall deem necessary or desirable. Agent is authorized by Borrower to file such financing statements as Agent may deem necessary in connection with the perfection of the security interests in the Collateral Account. Borrower agrees to do such further acts and things, and to execute and deliver such additional documents as Agent may reasonably request at any time in connection with the administration or enforcement of its rights with respect to the Collateral Account. For the purposes of the Uniform Commercial Code, Georgia shall be deemed to be the location and jurisdiction of Agent, the Collateral Account and any securities entitlements relating thereto. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

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      (c)   If an Event of Default shall have occurred and be continuing, the
Requisite Revolving Loan Lenders may, in their discretion, at any time and from time to time, instruct the Agent to liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances in the Collateral Account for the ratable benefit of the Revolving Loan Lenders to the payment of any of the Letter of Credit Liabilities due and payable.

      (d) If (i) no Default or Event of Default has occurred and is continuing and (ii) all of the Letter of Credit Liabilities have been paid in full, the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate amount of Letter of Credit Liabilities at such time.

      (e) The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent's administration of the Collateral Account and investments and reinvestments of funds therein.

SECTION 10.5 PERFORMANCE BY AGENT.

   If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

SECTION 10.6 RIGHTS CUMULATIVE.

   The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                             ARTICLE XI. THE AGENT

SECTION 11.1 AUTHORIZATION AND ACTION.

   Each Lender hereby appoints and authorizes the Agent to take such action as contractual representative on such Lender's behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders or the Requisite Revolving Loan Lenders, as applicable, in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders or the Requisite Revolving Loan Lenders, as applicable, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein (including the use of the term "Agent") shall be construed to deem the Agent a trustee or fiduciary for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein. At the request

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of a Lender, the Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to this Agreement or the other Loan Documents. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower, any Obligor or any other Affiliate of the Borrower or any Obligor, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders or the Requisite Revolving Loan Lenders, as applicable, (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable
Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have so directed the Agent to exercise such right or remedy. The Borrower may rely on written amendments or waivers executed by Agent or acts taken by Agent as being authorized by the Lenders or the Requisite Lenders, as applicable, to the extent Agent does not advise Borrower that it has not obtained such authorization from the Lenders or the Requisite Lenders, as applicable.

SECTION 11.2 AGENT'S RELIANCE, ETC.

   Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.

SECTION 11.3 NOTICE OF DEFAULTS.

   The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of the Lenders, unless the Agent has received notice from a Lender or the Borrower

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referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a "notice of default." If any Lender (excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a "notice of default." Further, if the Agent receives such a "notice of default", the Agent shall give prompt notice thereof to the Lenders.

SECTION 11.4 WACHOVIA BANK AS LENDER.

   Wachovia Bank, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Wachovia Bank in each case in its individual capacity. Wachovia Bank and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with, the Borrower, any other Obligor or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders.

SECTION 11.5 APPROVALS OF LENDERS.

   All communications from the Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days (or such lesser or greater period as may be specifically required under the Loan Documents) of receipt of such communication. Except as otherwise provided in this Agreement and except with respect to items requiring the unanimous consent or approval of the Lenders under Section 12.6, unless a Lender shall give written notice to the Agent that it specifically objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

SECTION 11.6 LENDER CREDIT DECISION, ETC.

   Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any other Obligor, any of their respective Subsidiaries or any other Person to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the other Obligors, and their respective Subsidiaries, or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the Obligors, their respective Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated

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hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Obligor, any of their respective Subsidiaries or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

SECTION 11.7 INDEMNIFICATION OF AGENT.

   Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender's respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, "Indemnifiable Amounts"); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent's gross negligence or willful misconduct or if the Agent fails to follow the written direction of the Requisite Lenders or the Requisite Revolving Loan Lenders, as applicable, unless such failure is pursuant to the reasonable advice of counsel of which the Lenders have received notice. Without limiting the generality of the foregoing but subject to the preceding provision, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees of the counsel(s) of the Agent's own choosing) incurred by the Agent in connection with the preparation, negotiation, execution, administration or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any "lender liability" suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

SECTION 11.8 SUCCESSOR AGENT.

   The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. The Agent may be removed as Agent under the Loan Documents as a result of its gross negligence or willful misconduct by the Requisite Lenders (other than the Lender then acting as the Agent). Any such removal or resignation shall also constitute Agent's resignation as Swingline Lender and may, at such Agent's option, also constitute its resignation as Issuing Lender.

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Upon any such resignation or removal, the Requisite Lenders (other than the
Lender then acting as Agent, in the case of the removal of the Agent under the immediately preceding sentence) shall have the right to appoint a successor Agent and Swingline Lender, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $5,000,000,000, which appointment shall, provided no Default or Event of Default shall have occurred and be continuing, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and its affiliates as a successor Agent and Swingline Lender). If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the resigning Agent's giving of notice of resignation or the Lenders' removal of the resigning Agent, then the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $5,000,000,000. Upon the acceptance of any appointment as Agent or Swingline Lender hereunder by a successor Agent, such successor Agent and Swingline Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents as Agent and Swingline Lender. After any Agent's resignation or removal hereunder as Agent, the provisions of this Article XI and all provisions of this Agreement relating to Swingline Loans shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Swingline Lender under the Loan Documents.

SECTION 11.9 TITLED AGENTS.

   Each of the Titled Agents in each such respective capacity, assumes no responsibility or obligations hereunder, including, without limitation, for servicing enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles of "Joint Lead Arrangers", "Documentation Agent", "Syndication Agent" and "Senior Managing Agent" are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agent, the Borrower or any Lender and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

SECTION 11.10 OTHER LOANS BY LENDERS TO OBLIGORS.

   The Lenders agree that one or more of them may now or hereafter have other loans to one or more of the Obligors which are not subject to this Agreement. The Lenders agree that the Lender(s) which may have such other loan(s) to the Obligors may collect payments on such loan(s) and may secure such loan(s) (so long as such loan does not itself expressly violate this Agreement). Further, the Lenders agree that the Lender(s) which may have such other loan(s) to the Obligors shall have no obligation to attempt to collect payments under the Loans or Reimbursement Obligations in preference and priority over the collection and/or enforcement of such other loan(s).

                           ARTICLE XII. MISCELLANEOUS

SECTION 12.1 NOTICES.

   Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered by hand or by nationally-recognized overnight courier as follows:

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If to the Borrower:

               Colonial Realty Limited Partnership
               Colonial Plaza
               Suite 750
               2101 Sixth Avenue North
               Birmingham, Alabama 35203
               Attention:______________________________
               Telecopy Number: (205) 250-8890
               Telephone Number: (205) 250-8700

If to the Agent:

               Wachovia Bank, National Association
               191 Peachtree Street, N.E.
               Atlanta, Georgia 30303
               Attention: Cathy Casey
               Telecopy Number: (404) 332-4066
               Telephone Number: (404) 332-5649

If to a Lender:

               To such Lender's address or telecopy number, as applicable, set forth on its signature page hereto or in the applicable Assignment and Acceptance Agreement.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered or sent by overnight courier, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II shall be effective only when actually received. Neither the Agent nor any Lender shall incur any liability to the Borrower (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.

SECTION 12.2 EXPENSES.

   The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, administration and interpretation of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent (such expenses to include ongoing charges for Intralinks or any similar system), (b) to pay or reimburse Wachovia Bank and Wachovia Capital Markets, LLC for their reasonable out-of-pocket costs and expenses incurred in connection with the initial syndication of the Loans by Wachovia Bank and Wachovia Capital Markets, LLC, (c) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (d) to pay, and indemnify and hold harmless the Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and

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other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document, and (e) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Sections
10.1(f) or 10.1(g), including the reasonable fees and disbursements of counsel to the Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Agent and/or the Lenders may pay such amounts on behalf of the Borrower and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder.

SECTION 12.3 SETOFF.

   Subject to Section 3.3 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent and each Lender is hereby authorized by the Borrower, at any time or from time to time during the continuance of an Event of Default, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any affiliate of the Agent or such Lender, to or for the credit or the account of Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2, and although such obligations shall be contingent or unmatured. Promptly following any such set-off the Agent shall notify the Borrower thereof and of the application of such set-off, provided that the failure to give such notice shall not invalidate such set-off.

SECTION 12.4 LITIGATION; JURISDICTION; OTHER MATTERS; WAIVERS.

      (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

      (b) THE BORROWER, THE AGENT AND EACH LENDER HEREBY AGREES THAT THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN ATLANTA, GEORGIA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS AND LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER

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WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH
ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

      (c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

SECTION 12.5 SUCCESSORS AND ASSIGNS.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

      (b) Any Lender may make, carry or transfer Loans at, to or for the account of any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

      (c) Any Lender may at any time grant to one or more banks or other financial institutions (each a "Participant") participating interests in its Commitment or the Obligations owing to such Lender; provided, however, (i) any such participating interest must be for a constant and not a varying percentage interest, (ii) no Lender may grant a participating interest in its Revolving Loan Commitment or Term Loan Commitment, or if any of the Commitments have been terminated, the aggregate outstanding principal balance of Revolving Notes held by it, in an amount less than $5,000,000 or Term Loan Notes held by it in an amount less than $5,000,000 and (iii) after giving effect to any such participation by a Lender, the amount of its Revolving Loan Commitment or Term Loan Commitment, as applicable, or if any of the Commitments have been terminated, the aggregate outstanding principal balance of Revolving Notes or Term Loan Notes, as applicable, held by it, in which it has not granted any participating interests must be equal to $5,000,000 and integral multiples of $1,000,000 in excess thereof. No Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release any Guarantor (except as otherwise permitted under Section 7.12(b)). An assignment or other transfer which is not permitted by Section 12.5(d) or (e) below

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

shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (c). The selling Lender shall notify the Agent and the Borrower of the sale of any participation hereunder and, if requested by the Agent, certify to the Agent that such participation is permitted hereunder.

      (d) Any Lender may with the prior written consent of the Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower (which consent, in each case, shall not be unreasonably withheld or delayed), assign to one or more Eligible Assignees (each an "Assignee") all or a portion of its Commitment and its other rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Borrower shall be required in the case of any assignment to (x) another Lender, any affiliate of such Lender or of another Lender, and no such consent by the Agent shall be required in the case of any assignment by a Lender to any affiliate of such Lender; (ii) any partial assignment of a Revolving Loan Commitment or Term Loan Commitment shall be in an amount at least equal to $5,000,000 and integral multiples of $1,000,000 in excess thereof and after giving effect to such partial assignment the assigning Lender retains a portion of the Commitment so assigned, or if any of the Commitments have been terminated, holds Revolving Notes or Term Loan Notes, as applicable, having an aggregate outstanding principal balance, of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof (provided, however, the conditions set forth in this subsection (ii) shall not apply to any full assignment by any Lender of its Revolving Loan Commitment or Term Loan Commitment); and (iii) each such assignment shall be effected by means of an Assignment and Acceptance Agreement. In connection with such assignment, the assignor may assign all or any portion of its Competitive Advance Note and the Competitive Advances at the time owing to it, which, if so assigned, shall be assigned in such proportion as the assignor and assignee agree, but in no event shall the assignee acquire an interest in the Competitive Advances of the assignor of less than $10,000,000; provided, however, that in the event such assignor assigns all of its Revolving Loan Commitment, such assignor shall assign all of its Competitive Advance Note and Competitive Advances, if any, in connection therewith. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement as of the effective date of the Assignment and Acceptance Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(d), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500.

      (e) The Agent shall maintain at the Principal Office a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of each Lender from time to time (the "Register"). The Agent shall give each Lender and the Borrower notice of the assignment by any Lender of its rights as contemplated by this Section. The Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Agent. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Lender, together with each Note subject to such assignment, the Agent shall, if such Assignment and Acceptance Agreement has been completed and if the Agent receives the processing and recording fee described in Section 12.5(d) above, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

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

      (f) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

      (g) A Lender may furnish any information concerning the Borrower, any other Obligor or any of their respective Subsidiaries or Affiliates in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) subject to compliance with
Section 12.8.

      (h) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, any other Obligor or any of their respective Affiliates or Subsidiaries.

      (i) Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

SECTION 12.6 AMENDMENTS.

   Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any other Obligor or any of their respective Subsidiaries of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of the Borrower). Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Agent at the written direction of the Lenders), do any of the following: (i) increase the Commitments (or any component thereof) of the Lenders (except as contemplated by Section 2.16) or subject the Lenders to any additional obligations; (ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or Fees or other Obligations; (iii) reduce the amount of any Fees payable hereunder; (iv) except as provided in Section 2.18, postpone any date fixed for any payment of any principal of, or interest on, any Loans or any other Obligations, or, except as provided in Section 2.4, extend the expiration date of any Letter of Credit beyond the Revolving Loan Termination Date; (v) change the Commitment Percentages (or any component thereof) (except as a result of any increase in the aggregate amount of the Commitments contemplated by Section 2.16, 3.11(b) or 4.5) or amend or otherwise modify the provisions of Section 3.2; (vi) modify the definition of the term "Requisite Lenders" or "Requisite Revolving Loan Lenders", modify in any other manner the number or percentage of the Lenders (including all of the Lenders) required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section if such modification would have such effect; or (vii) release any Guarantor from its obligations under the Guaranty (except as otherwise permitted under Section 7.12(b)). Further, no amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to Section 2.2 or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender. Any amendment, waiver or consent relating to Section 2.4 or the obligations or rights of the

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Issuing Lender under this Agreement or any other Loan Documents shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Issuing Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

SECTION 12.7 NONLIABILITY OF AGENT AND LENDERS.

   The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Borrower, any other Obligor or any of their respective Subsidiaries. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

SECTION 12.8 CONFIDENTIALITY.

   Except as otherwise provided by Applicable Law, the Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Borrower in accordance with its customary procedure for handling confidential information of this nature to prevent improper disclosure (including disclosure to competitors of Borrower) and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective affiliates (provided they shall be notified of the obligation to keep such information confidential in accordance with the terms of this Section); (b) as reasonably requested by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall be notified of the obligation to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to the Agent's or such Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents; and (f) to the extent such information
(i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower, any other Obligor, or any of their respective Subsidiaries or any of their respective Affiliates.

SECTION 12.9 INDEMNIFICATION.

      (a) Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, any affiliate of the Agent and each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an "Indemnified Party") from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.12 or 4.1 or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in

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

connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an "Indemnity Proceeding") which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Agent's or any Lender's entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower, the other Obligors, or their respective Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower, the other Obligors and their respective Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; or (ix) any violation or non-compliance by the Borrower, any other Obligor, or any of their respective Subsidiaries of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower, the Obligors or their respective Subsidiaries (or their respective properties) (or the Agent and/or the Lenders as successors to the Borrower, any other Obligor or their respective Subsidiaries) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party that constitute gross negligence or willful misconduct, or for liabilities of an Indemnified Party arising as a result of a breach of such Person's obligations under the Loan Documents as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods.

      (b) The Borrower's indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all reasonable costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower, any other Obligor, or any of their respective Subsidiaries, any shareholder, partner or other equity holder of the Borrower, any other Obligor or any of their respective Subsidiaries (whether such shareholder(s) or such other Persons are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of such Person), any account debtor of the Borrower, any other Obligor, or any of their respective Subsidiaries or by any Governmental Authority.

      (c) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against Borrower and/or an Obligor or any of their respective Subsidiaries.

      (d) All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party with respect to an Indemnified Proceeding shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

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

      (e) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnified Proceeding covered by this Section and, as provided above, all costs and expenses incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnified Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party.

      (f) If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

      (g) The Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

SECTION 12.10 TERMINATION; SURVIVAL.

   At such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated, (c) none of the Lenders, the Swingline Lender nor the Issuing Lender is obligated any longer under this Agreement to make any Loans or issue Letters of Credit and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Agent, the Lenders and the Swingline Lender are entitled under the provisions of Sections 3.12, 4.1, 4.4, 11.7, 12.2 and 12.9 and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.4, shall continue in full force and effect and shall protect the Agent, the Lenders and the Swingline Lender (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

SECTION 12.11 SEVERABILITY OF PROVISIONS.

   Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12.12 GOVERNING LAW.

   THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 12.13 COUNTERPARTS.

   This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

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

SECTION 12.14 OBLIGATIONS WITH RESPECT TO OBLIGORS AND SUBSIDIARIES.

   The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Obligors and the Subsidiaries of the Borrower and the other Obligors as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Obligors or Subsidiaries.

SECTION 12.15 LIMITATION OF LIABILITY.

   Neither the Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

SECTION 12.16 ENTIRE AGREEMENT.

   This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

SECTION 12.17 CONSTRUCTION.

   The Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Agent, the Borrower and each Lender.

SECTION 12.18 TIME OF THE ESSENCE.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

SECTION 12.19 PATRIOT ACT.

   Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies Borrower and Guarantors that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower and Guarantors, which information includes names and addresses and other information that will allow such Lender or the Agent, as applicable, to identify Borrower and Guarantors in accordance with the Patriot Act.

SECTION 12.20 TRUSTEES NOT LIABLE FOR OBLIGATIONS OF CLP.

   CLP is organized as a business trust. Its trustees shall be deemed for purposes of this Agreement and the other Loan Documents to serve in the same capacity as directors of a business corporation and shall have no personal liability or obligation, by reason of their serving as such trustees, for the obligations of CLP hereunder or thereunder.

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

   IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed under seal by their authorized officers all as of the day and year first above written.

                                        BORROWER:

                                        COLONIAL REALTY LIMITED PARTNERSHIP,
                                        a Delaware limited partnership

                                        By: Colonial Properties Trust, an
                                            Alabama Trust, its General Partner

                                        By: /s/ Weston M. Andress
                                           ----------------------------------
                                        Name: Weston M. Andress
                                        Title: Chief Financial Officer

                                                       [SEAL]

                                            Address:
                                            Colonial Plaza, Suite 750
                                            2101 Sixth Avenue North
                                            Birmingham, Alabama  35203
                                            Attention: Jerry Brewer

                       [Signatures Continued on Next Page]

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Agent, as a Lender, as Swingline
                                        Lender and as Issuing Lender

                                        By: /s/ Cathy A. Casey
                                           -------------------------------------
                                        Name: Cathy A. Casey
                                        Title: Director

                                        REVOLVING LOAN COMMITMENT AMOUNT:

                                        $   40,416,667.00

                                        TERM LOAN COMMITMENT AMOUNT:

                                        $   8,083,333.00

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        Wachovia Bank, National Association
                                        191 Peachtree Street, N.E.
                                        Atlanta, Georgia 30303
                                        Attention: Cathy Casey
                                        Telecopy Number: (404) 332-4066
                                        Telephone Number: (404) 332-5649

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                                        BANK OF AMERICA, N.A., as a Lender
                                        and as Syndication Agent

                                        By: /s/ Steven P. Renwick
                                           -------------------------------
                                        Name: Steven P. Renwick
                                        Title: Senior Vice President

                                        REVOLVING LOAN COMMITMENT AMOUNT:

                                        $   40,416,667.00

                                        TERM LOAN COMMITMENT AMOUNT:

                                        $   8,803,333.00

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                                 Bank of America, N.A.
                                        ________________________________________
                                        ________________________________________
                                        ________________________________________
                                        ________________________________________
                                        Attention:______________________________
                                        Telecopy Number:  (___) ___-____
                                        Telephone Number: (___) ___-____

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as a Lender and as Co-Documentation
                                        Agent

                                        By: /s/ Jeremy B. Smith
                                           --------------------------------
                                        Name: Jeremy B. Smith
                                        Title: Vice President

                                        REVOLVING LOAN COMMITMENT AMOUNT:

                                        $   37,500,000.00

                                        TERM LOAN COMMITMENT AMOUNT:

                                        $    7,500,000.00

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        Wells Fargo Bank, National Association
                                        2859 Paces Ferry Road, Suite 1805
                                        Atlanta, Georgia 30339
                                        Attention: Jeremy Smith
                                        Telecopy Number: (770) 435-2262
                                        Telephone Number: (770) 319-3264

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                                        CITICORP NORTH AMERICA, INC., as a
                                        Lender and as Co-Documentation Agent

                                        By: /s/ David Bouton
                                           -------------------------------
                                        Name: David Bouton
                                        Title: Vice President

                                        REVOLVING LOAN COMMITMENT AMOUNT:

                                        $   37,500,000.00

                                        TERM LOAN COMMITMENT AMOUNT:

                                        $   7,500,000.00

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        390 Greenwich St., First Floor
                                        New York, New York 10013
                                        _________________________________
                                        Attention: Blake Gronich
                                        Telecopy Number: (212) 723-6590
                                        Telephone Number: (212) 723-8548

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                                        AMSOUTH BANK, as a Lender and as
                                        Co-Documentation Agent

                                        By: /s/ Lee Surtees
                                           ------------------------------
                                        Name: Lee Surtees
                                        Title: Asst. Vice President

                                        REVOLVING LOAN COMMITMENT AMOUNT:

                                        $   37,500,000.00

                                        TERM LOAN COMMITMENT AMOUNT:

                                        $   7,500,000.00

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        AmSouth Bank
                                        1900 5th Avenue N BAC15
                                        Birmingham, Alabama 35203
                                        Attention: Lee Surtees
                                        Telecopy Number: (205) 326-4075
                                        Telephone Number: (205) 801-0621

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                                        U.S. BANK NATIONAL ASSOCIATION, as a
                                        Lender and as Co-Senior Managing Agent

                                        By: /s/ Michael C. Dodge
                                           ---------------------------------
                                        Name: Michael C. Dodge
                                        Title: Commercial Banking Officer

                                        REVOLVING LOAN COMMITMENT AMOUNT:

                                        $   33,333,333.00

                                        TERM LOAN COMMITMENT AMOUNT:

                                        $   6,666,667.00

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        U.S. Bank National Association
                                        150 - 4th Avenue N., Second Floor
                                        Nashville, Tennessee 37219
                                        Attention: Rick Blahauvietz
                                        Telecopy Number: (615) 251-9242
                                        Telephone Number: (615) 251-9248

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                                        PNC BANK, NATIONAL ASSOCIATION, as a
                                        Lender and as Co-Senior Managing Agent

                                        By: /s/ Michael E. Smith
                                           -----------------------------------
                                        Name: Michael E. Smith
                                        Title: Senior Vice President

                                        REVOLVING LOAN COMMITMENT AMOUNT:

                                        $   33,333,333.00

                                        TERM LOAN COMMITMENT AMOUNT:

                                        $   6,666,667.00

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        PNC Bank, National Association
                                        One PNC Plaza, 249 Fifth Avenue
                                        Mailstop: P1-POPP-19-2
                                        Pittsburgh, PA 15222
                                        Attention: Wayne Robertston
                                        Telecopy Number: (412) 762-6500
                                        Telephone Number: (412) 762-8452

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                                        BEAR STEARNS CORPORATE LENDING INC.

                                        By: /s/ Victor Bulzacchelli
                                           ----------------------------------
                                        Name: Victor Bulzacchelli
                                        Title: Vice President

                                        REVOLVING LOAN COMMITMENT AMOUNT:

                                        $   25,000,000.00

                                        TERM LOAN COMMITMENT AMOUNT:

                                        $   5,000,000.00

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        Bear Stearns & Co., Inc.
                                        383 Madison Avenue
                                        8th Floor
                                        New York, New York 10179
                                        Attention: Randall Trombley
                                        Telecopy Number: (212) 272-9184
                                        Telephone Number: (212) 272-8871

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                                        COMERICA BANK

                                        By: /s/ Jessica L. Kempf
                                           ----------------------------------
                                        Name: Jessica L. Kempf
                                        Title: Assistant Vice President

                                        REVOLVING LOAN COMMITMENT AMOUNT:

                                        $   25,000,000.00

                                        TERM LOAN COMMITMENT AMOUNT:

                                        $   5,000,000.00

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        Comerica Bank
                                        500 Woodward Avenue, 7th Floor
                                        Detroit, Michigan 48226
                                        Attention: Jessica Kempf
                                        Telecopy Number: (313) 222-9295
                                        Telephone Number: (313) 222-6140

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                                        UBS LOAN FINANCE LLC

                                        By: /s/ Edward Gripps
                                           ----------------------------------
                                        Name: Edward Gripps
                                        Title: Director

                                        By: /s/ Winslowe Ogbourne
                                           ----------------------------------
                                        Name: Winslowe Ogbourne
                                        Title: Associate Director

                                        REVOLVING LOAN COMMITMENT AMOUNT:

                                        $   25,000,000.00

                                        TERM LOAN COMMITMENT AMOUNT:

                                        $   5,000,000.00

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        UBS Loan Finance LLC
                                        677 Washington Boulevard
                                        6 South
                                        Stamford, CT 06901
                                        Attention: Denise Conzo
                                        Telecopy Number: (203) 719-3888
                                        Telephone Number: (203) 719-3853

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                                        BANK OF CHINA, NEW YORK

                                        By: /s/ William W. Smith
                                           ----------------------------------
                                        Name: William W. Smith
                                        Title: Chief Lending Officer

                                        REVOLVING LOAN COMMITMENT AMOUNT:

                                        $   15,000,000.00

                                        TERM LOAN COMMITMENT AMOUNT:

                                        $   3,000,000.00

                                        LENDING OFFICE (ALL TYPES OF LOANS):

                                        Bank of China, New York
                                        410 Madison Avenue
                                        New York, New York 10017
                                        Attention: David Hoang
                                        Telecopy Number: (212) 308-4995
                                        Telephone Number: (212) 935-3101
                                        Ext. 229/408

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                               BANK HAPOALIM B.M.

                               By: /s/  Shaun Breidbart
                                  --------------------------
                               Name: Shaun Breidbart
                               Title: Vice President

                               By: /s/  Lenroy Hackett
                                  --------------------------
                               Name: Lenroy Hackett
                               Title: First Vice President

                               REVOLVING LOAN COMMITMENT AMOUNT:

                               $         15,000,000.00

                               TERM LOAN COMMITMENT AMOUNT:

                               $         3,000,000.00

                               LENDING OFFICE (ALL TYPES OF LOANS):

                               Bank Hapoalim B.M.
                               1177 Avenue of Americas
                               New York, New York  10036
                               Attention:  Shaun Breidbart
                               Telecopy Number: (212) 782-2382
                               Telephone Number: (212) 782-2186

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                               BRANCH BANKING AND TRUST COMPANY

                               By: /s/  Robert M. Searson
                                  --------------------------
                               Name: Robert M. Searson
                               Title: Senior Vice President

                               REVOLVING LOAN COMMITMENT AMOUNT:

                               $         15,000,000.00

                               TERM LOAN COMMITMENT AMOUNT:

                               $         3,000,000.00

                               LENDING OFFICE (ALL TYPES OF LOANS):

                               Branch Banking and Trust Company
                               200 West 2nd Street
                               Capital Markets, 16th Floor
                               Winston-Salem, North Carolina  27101
                               Attention:  Robert Searson
                               Telecopy Number: (336) 733-2740
                               Telephone Number: (336) 733-2771

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                               CHANG HWA COMMERCIAL BANK, LTD.

                               By: /s/  Ming-Hsien Lin
                                  --------------------------
                               Name: Ming-Hsien Lin
                               Title: SVP & General Manager

                               REVOLVING LOAN COMMITMENT AMOUNT:

                               $         15,000,000.00

                               TERM LOAN COMMITMENT AMOUNT:

                               $         3,000,000.00

                               LENDING OFFICE (ALL TYPES OF LOANS):

                               Chang Hwa Commercial Bank, Ltd.
                               685 Third Avenue, 29th Floor
                               New York, New York  10017
                               Attention:  Melody Tsou
                               Telecopy Number: (212) 651-9785
                               Telephone Number: (212) 651-9770 Ext. 28

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                               JPMORGAN CHASE BANK, N.A.

                               By: /s/  Susan M. Tate
                                  --------------------------
                               Name: Susan M. Tate
                               Title: Vice President

                               REVOLVING LOAN COMMITMENT AMOUNT:

                               $         15,000,000.00

                               TERM LOAN COMMITMENT AMOUNT:

                               $         3,000,000.00

                               LENDING OFFICE (ALL TYPES OF LOANS):

                               JPMorgan Chase Bank, N.A.
                               707 Travis  6th Floor North
                               Houston, Texas  77002
                               Attention:  Susan M. Tate
                               Telecopy Number: (713) 216-2391
                               Telephone Number: (713) 216-1511

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                               PEOPLE'S BANK

                               By: /s/  Steven Jonassen
                                  --------------------------
                               Name: Steven Jonassen
                               Title: Vice President

                               REVOLVING LOAN COMMITMENT AMOUNT:

                               $         15,000,000.00

                               TERM LOAN COMMITMENT AMOUNT:

                               $         3,000,000.00

                               LENDING OFFICE (ALL TYPES OF LOANS):

                               850 Main Street
                               Bridgeport, CT  06604
                               Attn: National Credits Dept.
                               Attention:  Steven Jonassen
                               Telecopy Number: (203) 338-2468
                               Telephone Number: (203) 338-7344

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                               UFJ BANK LIMITED

                               By: /s/  Jesse McDonald
                                  --------------------------
                               Name: Jesse McDonald
                               Title: Vice President

                               REVOLVING LOAN COMMITMENT AMOUNT:

                               $         15,000,000.00

                               TERM LOAN COMMITMENT AMOUNT:

                               $         3,000,000.00

                               LENDING OFFICE (ALL TYPES OF LOANS):

                               UFJ Bank Limited
                               55 East 52nd Street
                               New York, New York 10055
                               Attention:  Jesse McDonald
                               Telecopy Number: (212) 754-1304
                               Telephone Number: (212) 339-6210

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                               THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                               By: /s/ Iain Donovan
                                  --------------------------
                               Name: Iain Donovan
                               Title: Authorised Signatory

                               By: /s/ Fiona Smith
                                  --------------------------
                               Name: Fiona Smith
                               Title: Authorised Signatory

                               REVOLVING LOAN COMMITMENT AMOUNT:

                               $         15,000,000.00

                               TERM LOAN COMMITMENT AMOUNT:

                               $         3,000,000.00

                               LENDING OFFICE (ALL TYPES OF LOANS):

                               The Governor and Company of the Bank of Ireland Bank of Ireland Corporate
                               La Touche House
                               International Financial Services Centre
                               Custom House Docks
                               Dublin 1, Ireland
                               Attention: Mr. Philip Allen
                               Telecopy Number: 011 353 1 829 0129
                               Telephone Number: 011 353 1 611 5406

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                               UNITED OVERSEAS BANK LIMITED, NEW YORK AGENCY

                               By: /s/ Kwong Yew Wong
                                  --------------------------
                               Name: Kwong Yew Wong
                               Title: FVP & General Manager

                               By: /s/ Philip Cheong
                                  --------------------------
                               Name: Philip Cheong
                               Title: VP & Deputy General Manager

                               REVOLVING LOAN COMMITMENT AMOUNT:

                               $         15,000,000.00

                               TERM LOAN COMMITMENT AMOUNT:

                               $         3,000,000.00

                               LENDING OFFICE (ALL TYPES OF LOANS):

                               United Overseas Bank Limited, New York Agency 592 Fifth Avenue, 10th Floor
                               New York, New York 10036
                               International Financial Services Centre
                               Attention: Michael Liu
                               Telecopy Number: (212) 382-1881
                               Telephone Number: (212) 382-0088 Ext. 50

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                               COMPASS BANK

                               By: /s/ Johanna Duke Paley
                                  --------------------------
                               Name: Johanna Duke Paley
                               Title: Senior Vice President

                               REVOLVING LOAN COMMITMENT AMOUNT:

                               $         7,500,000.00

                               TERM LOAN COMMITMENT AMOUNT:

                               $         1,500,000.00

                               LENDING OFFICE (ALL TYPES OF LOANS):

                               Compass Bank
                               15th - S 20th Street, 15th Floor
                               Birmingham, Alabama 35233
                               Attention:  Jo Paley
                               Telecopy Number: (205) 297-7994
                               Telephone Number: (212) 297-3851

                 [SIGNATURE PAGE TO MARCH 2005 CREDIT AGREEMENT
                    WITH COLONIAL REALTY LIMITED PARTNERSHIP]

                               FIRST COMMERCIAL BANK

                               By: /s/ Bruce M. J. Ju
                                  --------------------------
                               Name: Bruce M. J. Ju
                               Title: General Manager

                               REVOLVING LOAN COMMITMENT AMOUNT:

                               $         7,500,000.00

                               TERM LOAN COMMITMENT AMOUNT:

                               $         1,500,000.00

                               LENDING OFFICE (ALL TYPES OF LOANS):

                               First Commercial Bank
                               750 Third Avenue, 34th Floor
                               New York, New York  10017
                               Attention:  Marco Hsu
                               Telecopy Number: (212) 599-6133
                               Telephone Number: (212) 599-6868  Ext. 216

                                    EXHIBIT A

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

   THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT dated as of ___________, 200_ (the "Agreement") by and among _________________________ (the "Assignor"),
_________________________ (the "Assignee"), and WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the "Agent").

   WHEREAS, the Assignor is a Lender under that certain Credit Agreement dated as of March 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Colonial Realty Limited Partnership, a Delaware limited partnership (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5 thereof (the "Lenders"), the Agent, and the other parties thereto;

   WHEREAS, the Assignor desires to assign to the Assignee, among other things, all or a portion of the Assignor's Commitment under the Credit Agreement, all on the terms and conditions set forth herein; and

   WHEREAS, the Agent and, if required by the Credit Agreement, the Borrower consents to such assignment on the terms and conditions set forth herein;

   NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

      Section 1. Assignment.

      (a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of ____________, 200_ (the "Assignment Date"), the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, the following (such interest being assigned, the "Assigned Commitment"):

                                                                         Commitment
                                                                        Percentage of
Assigned Facility              Amount Assigned    Amount Retained     Interest Assigned
-------------------            ---------------    ---------------     -----------------
Revolving Loan

Competitive Advance                                                         (N/A)

Term Loan

and all voting rights of the Assignor associated with the Assigned Commitment, all rights to receive interest on such amount of such Loans and all commitment and other Fees with respect to the Assigned Commitment and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Commitment, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Revolving Loan Commitment and/or Term Loan Commitment, as set forth above, equal to the amount of the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Commitment as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Revolving Loan Commitment and/or Term Loan Commitment, as set forth above, equal to the Assigned Commitment, which obligations shall include, but shall not be limited to, if a

Revolving Loan Commitment is part of the Assigned Commitment, the obligation of the Assignor to make Revolving Loans to the Borrower with respect to the Assigned Commitment, the obligation to pay amounts due in respect of Swing Loans as required under Section 2.2 of the Credit Agreement, the obligation to pay amounts due in respect of draws under Letters of Credit as required under
Section 2.4 of the Credit Agreement, and in any case the obligation to indemnify the Agent as provided therein (the foregoing enumerated obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the "Assigned Obligations"). The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment from and after the Assignment Date. Unless otherwise agreed among Assignor and Assignee, amounts outstanding under Assignor's Competitive Advance Note, if any, shall not be assigned, provided, however, that if Assignor assigns to Assignee all of Assignor's Revolving Loan Commitment and all of Assignor's Revolving Loans, then Assignor shall assign all of its Competitive Advance Note and Competitive Advances, if any, in connection therewith.

      (b) The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XI of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4 below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, any other Obligor or any of their respective Subsidiaries, (ii) any representations, warranties, statements or information made or furnished by the Borrower, any other Obligor or any of their respective Subsidiaries in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any other Loan Document or any other document or instrument executed in connection therewith, or the collectability of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower or any other Obligor of any obligation under the Credit Agreement or any other Loan Document to which it is a party. Further, the Assignee acknowledges that it has, independently and without reliance upon the Agent, or on any affiliate or subsidiary thereof, the Assignor or any other Lender and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Documents or pursuant to any other obligation. Except as expressly provided in the Credit Agreement, the Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower or any other Obligor or to notify the Assignee of any Default or Event of Default. The Assignee has not relied on the Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

      Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1 of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $_________ representing (i) the aggregate principal amount outstanding of the Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby plus (ii) if applicable, the aggregate amount of payments previously made by Assignor to fund participations in Swing Loans and Letters of Credit under Sections 2.2 and 2.4 of the Credit Agreement which have not been repaid and which are being assigned hereby [PLUS (iii) THE AGGREGATE PRINCIPAL

AMOUNT OF THE COMPETITIVE ADVANCES OWING TO THE ASSIGNOR UNDER THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BEING ASSIGNED HEREBY.]

      Section 3. Payments by Assignor. The Assignor agrees to pay to the Agent on the Assignment Date the administration fee, if any, payable under the applicable provisions of the Credit Agreement.

      Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement having a [REVOLVING LOAN COMMITMENT] [TERM LOAN COMMITMENT] under the Credit Agreement (without reduction by any assignments thereof which have not yet become effective), equal to $____________ and that the Assignor is not in default of its obligations under the Credit Agreement; and (ii) the outstanding balance of [REVOLVING LOANS][TERM LOANS] owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $____________; and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.

      Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement, (ii) an "accredited investor" (as such term is used in Regulation D of the Securities Act) and (iii) an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (d) agrees that it will become a party to and shall be bound by the Credit Agreement and the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender.

      Section 6. Recording and Acknowledgment by the Agent. Following the execution of this Agreement, the Assignor will deliver to the Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Agent and (b) the Assignor's [REVOLVING NOTE][AND TERM LOAN NOTE] [AND (c) IF THE ENTIRE REVOLVING LOAN COMMITMENT OF ASSIGNOR IS BEING ASSIGNED, THE ASSIGNOR'S COMPETITIVE ADVANCE NOTE]. Upon such acknowledgment and recording, from and after the Assignment Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, Fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

      Section 7. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:

                     Notice Address:___________________________________________
                                    ___________________________________________
                                    ___________________________________________
                                    Telephone No.:______________________________
                                    Telecopy No.:_______________________________

                     Lending Office:____________________________________________
                                    ___________________________________________

                                    ____________________________________________
                                    Telephone No.:______________________________
                                    Telecopy No.:_______________________________

      Section 8. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions:

________________________________________________________________________________
________________________________________________________________________________

      Section 9. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Agent, and if required under Section 12.5(d) of the Credit Agreement, the Borrower, and (b) the payment to the Assignor of the amounts, if any, owing by the Assignee pursuant to Section 2 hereof and (c) the payment to the Agent of the amounts, if any, owing by the Assignor pursuant to Section 3 hereof. Upon recording and acknowledgment of this Agreement by the Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights (except as otherwise provided in Section 12.10 of the Credit Agreement) and be released from its obligations under the Credit Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its retained Commitment.

      Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

      Section 11. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

      Section 12. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

      Section 13. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor and, to the extent Borrower's approval is required under Section 12.5(d) of the Credit Agreement, the identity of the Assignee may not be changed without the approval of Borrower; provided, however, any amendment, waiver or consent which shall affect the rights or duties of the Agent under this Agreement shall not be effective unless signed by the Agent.

      Section 14. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

      Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      Section 16. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

   [Include this Section only if Borrower's consent is required under Section
                                    12.5(d)

      Section 17. Agreements of the Borrower. Borrower hereby agrees that the Assignee shall be a Lender under the Credit Agreement having a Commitment equal to the Assigned Commitment. Borrower agrees that the Assignee shall have all of the rights and remedies of a Lender under the Credit Agreement and the other Loan Documents as if the Assignee were an original Lender under and signatory to the Credit Agreement, including, but not limited to, the right of a Lender to receive payments of principal and interest with respect to the Assigned Obligations, and, if applicable, to the Revolving Loans made after the date hereof and, if applicable, to receive the commitment and other Fees payable to the Revolving Lenders as provided in the Credit Agreement. Further, the Assignee shall be entitled to the indemnification provisions from the Borrower in favor of the Lenders as provided in the Credit Agreement and the other Loan Documents. Borrower further agrees, upon the execution and delivery of this Agreement, to execute in favor of the Assignee Notes as required by Section 12.5(d) of the Credit Agreement. Upon receipt by the Assignor of the amounts due the Assignor under Section 2, the Assignor agrees to surrender to the Borrower such Assignor's Revolving Note, Competitive Advance Note and Term Loan Note, as applicable, as required by the Credit Agreement (subject to the Borrower's obligations to deliver replacement Notes to the extent that Assignor is retaining a Commitment).]

                         [Signatures on Following Pages]

   IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Acceptance Agreement as of the date and year first written above.

                               ASSIGNOR:

                               [Name of Assignor]

                               By: ___________________________________________
                               Name:__________________________________________
                               Title:_________________________________________

                               ASSIGNEE:

                               [NAME OF ASSIGNEE]

                               By:____________________________________________
                               Name:__________________________________________
                               Title:_________________________________________

[Include signature of the Borrower only
if required under Section 12.5(d) of the Credit Agreement]

Agreed and consented to as of the date
first written above.

BORROWER:

COLONIAL REALTY LIMITED PARTNERSHIP, a
Delaware limited partnership

By: Colonial Properties Trust, its sole
    General Partner

    By: _______________________________
    Name:______________________________
    Title:_____________________________

                    [Signatures Continued on Following Page]

                  Accepted as of the date first written above.

AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Agent

By: ________________________________
Name: ______________________________
Title: _____________________________

                                    EXHIBIT B

                        FORM OF COMPETITIVE ADVANCE NOTE

$____________________                                      _______________, 200_

   FOR VALUE RECEIVED, the undersigned, COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of ____________________ (the "Lender"), in care of Agent to Agent's address at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of ________________ AND ____/100 DOLLARS ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of Competitive Advances made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

   The date, amount of each Competitive Advance made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Competitive Advance Note (this "Note"), endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Competitive Advances made by the Lender.

   This Note is one of the Competitive Advance Notes referred to in the Credit Agreement dated as of March 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the financial institutions party thereto and their assignees under
Section 12.5 thereof (the "Lenders"), the Agent, and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

   The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

   Except as permitted by Section 12.5(d) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

   THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

   The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

   Time is of the essence for this Note.

   IN WITNESS WHEREOF, the undersigned has executed and delivered this Competitive Advance Note under seal as of the date first written above.

                               COLONIAL REALTY LIMITED PARTNERSHIP,
                               a Delaware limited partnership

                               By: Colonial Properties Trust, its sole General
                                   Partner

                                   By: _______________________________________
                                   Name: _____________________________________
                                   Title: ____________________________________

                                                        [SEAL]

                        SCHEDULE OF COMPETITIVE ADVANCES

   This Note evidences Competitive Advances made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

                             PRINCIPAL
DATE OF COMPETITIVE  AMOUNT OF COMPETITIVE  AMOUNT PAID  UNPAID PRINCIPAL  NOTATION
      ADVANCES              ADVANCES         OR PREPAID       AMOUNT        MADE BY
-------------------  ---------------------  -----------  ----------------  --------

                                    EXHIBIT C

                             FORM OF COMPETITIVE BID

                              _____________, 200___

Wachovia Bank, National Association, as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303
Attention:  Cathy Casey

Ladies and Gentlemen:

   Reference is made to that certain Credit Agreement dated as of March 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5 thereof (the "Lenders"), Wachovia Bank, National Association, as Agent (the "Agent"), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

      In response to the Competitive Bid Request from Borrower dated ______________, 200__, we hereby make the following Competitive Bid on the following terms:

1.    Lender:

2.    Person to contact at Lender and telephone number:

      Name:

      Telephone Number:

3.    Borrowing date of proposed Competitive Advance(1):

4. We hereby offer to make Competitive Advances in the following principal amounts, for the following durations and at the following rates [INSERT ONLY ONE APPLICABLE RATE ON EACH LINE BELOW]:

Principal Amount(2)   Duration of Competitive Advance(3)  Margin Over Adjusted Eurodollar Rate(4)
--------------------  ----------------------------------  ---------------------------------------
$___________________  __________________________________                  ________%

$___________________  __________________________________                  ________%

$___________________  __________________________________                  ________%

--------------------
(1)   As specified in the related Competitive Bid request.

provided that the aggregate Maximum Competitive Advance for which this offer may be accepted shall not exceed $____________________.(5)

   We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Competitive Advance(s) for which any offer(s) is (are) accepted, in whole or in part.

                                             Very truly yours,

                                             [Name of Lender]

                                             By: __________________________
                                             Name: ________________________
                                             Title: _______________________

Date:______________________

----------------------
(2)   Offers must be integral multiples of $1,000,000.

(3)   As specified in the related Competitive Bid Request.

(4)   As defined in the Credit Agreement.

(5) Specify aggregate limitation if the sum of the individual offers exceeds the aggregate amount the Lender is willing to lend.

                                    EXHIBIT D

                         FORM OF COMPETITIVE BID REQUEST

                              ______________, 200__

Wachovia Bank, National Association, as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303
Attention:  Cathy Casey

Ladies and Gentlemen:

   Reference is made to that certain Credit Agreement dated as of March 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5 thereof (the "Lenders"), Wachovia Bank, National Association, as Agent (the "Agent"), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

   1. Pursuant to Section 2.3(b) of the Credit Agreement, the Borrower hereby requests Competitive Bids pursuant to Section 2.3(b) of the Credit Agreement for the proposed Competitive Advance described below.

   2. The Borrower requests that such Competitive Advance be made available to the Borrower on ____________, 200_.

      3. The Borrower requests that the requested Competitive Advance be in an aggregate amount equal to $_________________,(1) and a LIBOR Loan with an Interest Period(s) for a duration of:

            [ ] 7 days

            [ ] 30 days

            [ ] 60 days

            [ ] 90 days(2)

   4. After giving effect to the requested Competitive Advance, (a) the aggregate principal amount outstanding under the Competitive Advance Notes (after giving effect to all amounts requested thereunder) will not exceed an amount equal to 50% of the aggregate Revolving Loan Commitments (provided that in connection with the purchase of a portfolio of properties having a purchase price of not less than $100,000,000, the aggregate principal amount outstanding under the Competitive Advance

------------------------

(1) Such amount must be $3,000,000 or a larger integral multiple of $1,000,000.

(2) No requested Competitive Advance shall have a maturity date which exceeds the Revolving Loan Termination Date. Up to 4 Interest Periods may be requested, provided that there may be no more than 12 Interest Periods in the aggregate for all Revolving Loans (including Competitive Advances). If more than one Interest Period is selected, specify the amount of each Competitive Advance that is requested for each Interest Period.

Notes may be up to an amount equal to 70% of the aggregate amount of the Revolving Loan Commitments, provided further that such increased limit shall only be available one (1) time each calendar quarter, and the maturity of any such Competitive Advance over an amount equal to 50% of the aggregate amount of the Revolving Loan Commitments shall not exceed thirty (30) days), and (b) the aggregate principal amount outstanding under the Revolving Notes (after giving effect to all amounts requested thereunder) plus the Letter of Credit Liabilities will not exceed the aggregate Revolving Loan Commitments.

   5. The proceeds of this Competitive Advance will be used for general business purposes.

   6. The Borrower requests that the proceeds of this Competitive Advance be made available to the Borrower by ___________________

   The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Competitive Advance and after giving effect thereto, (a) no Default or Event of Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Borrower and each other Obligor in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects (and without regard to any qualifications limiting such representations to knowledge or belief), except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date). In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Competitive Advance contained in Article V of the Credit Agreement will have been satisfied at the time such Competitive Advances is made.

   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

                                      COLONIAL REALTY LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By: Colonial Properties Trust, its sole
                                          General Partner

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                    EXHIBIT E

                             CONTRIBUTION AGREEMENT

   THIS CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of the 22nd day of March, 2005, by and among COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), and the parties executing this agreement as Guarantors (such parties are hereinafter referred to collectively as the "Guarantors"; the Borrower and the Guarantors are sometimes hereinafter referred to individually as a "Contributing Party" and collective as the "Contributing Parties").

   WHEREAS, pursuant to that certain Credit Agreement dated as of March 22, 2005, among Borrower, the Lenders a party thereto and Wachovia Bank, National Association, as Agent (such agreement, as the same may have been or may from time to time be amended, modified, restated or extended, being hereinafter referred to as the "Credit Agreement"), the Lenders have agreed to extend financial accommodations to the Borrower;

   WHEREAS, as a condition to the execution of the Credit Agreement, the Lenders have required that Guarantors execute and deliver that certain Guaranty, dated of even date herewith (such agreement, as the same may have been or may from time to time be amended, modified, restated or extended, being hereinafter referred to as the "Guaranty");

   WHEREAS, pursuant to the Guaranty, Guarantors have jointly and severally agreed to guarantee the obligations described in the Guaranty (the "Guaranteed Obligations");

   WHEREAS, either (i) Borrower is the owner, directly or indirectly, of at least a majority of the issued and outstanding Equity Interests in each Guarantor, or (ii) each Guarantor is the owner, directly or indirectly of a substantial amount of the Equity Interests in Borrower;

   WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interest to obtain financing from the Agent and the Lenders through their collective efforts; and

   WHEREAS, Borrower and Guarantors will derive substantial direct or indirect economic benefit from the effectiveness and existence of the Credit Agreement;

   NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Borrower to enter into the Credit Agreement and the Guarantors to enter into the Guaranty, it is agreed as follows:

      1. Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

      2. Contribution. To the extent that a Contributing Party shall, under the Guaranty, make a payment (a "Guarantor Payment") of a portion of the Guaranteed Obligations, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, the other Contributing Parties in an amount equal to the amount derived by subtracting from any such Guarantor Payment the "Allocable Amount" (as defined herein) of such Contributing Party; provided, however, that no Contributing Party shall be liable hereunder for contribution, indemnification, subrogation or reimbursement with respect to any Guarantor Payment for any amounts in excess of the "Allocable Amount" (as defined herein) for such Contributing Party.

   As of any date of determination, the "Allocable Amount" of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Guarantor Payment without (i) rendering such Contributing Party "insolvent" within the meaning of Section 101(32) of the Federal Bankruptcy Code (the "Bankruptcy Code") or Section 2 of either the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA") or the fraudulent conveyance and transfer laws of the State of Georgia or such other jurisdiction whose laws shall be determined to apply to the transactions contemplated by this Agreement (the "Applicable State Fraudulent Conveyance Laws"), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA or the Applicable State Fraudulent Conveyance Laws, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA or the Applicable State Fraudulent Conveyance Laws.

      3. No Impairment. This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall reduce or impair the obligations of the Guarantors to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Guaranty. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of Guarantors to which such contribution and indemnification is owing.

      4. Effectiveness. This Agreement shall become effective upon its execution by each of the parties hereto and shall continue in full force and effect and may not be amended, terminated or otherwise revoked by any Contributing Party until all of the Guaranteed Obligations shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Credit Agreement and financing arrangements evidenced and governed by the Credit Agreement shall have been terminated, except as to any Guarantor upon its release from the Guaranty under the terms of the Credit Agreement or as approved by all of the Lenders. Each Contributing Party agrees that if, notwithstanding the foregoing, such Contributing Party shall have any right under applicable law to terminate or revoke this Agreement, and such Contributing Party shall attempt to exercise such right, then such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Contributing Party, is actually received by each of the other Contributing Parties and by the Agent at its notice address set forth in the Credit Agreement. Such notice shall not affect the right or power of any Contributing Party to enforce rights arising prior to receipt of such written notice by each of the other Contributing Parties and the Agent. If any Lender or the Agent grants additional loans or financial accommodations to Borrower or takes other action giving rise to additional Guaranteed Obligations after any Contributing Party has exercised any right to terminate or revoke this Agreement but before the Agent receives such written notice, the rights of the other Contributing Parties to contribution and indemnification hereunder in connection with any Guarantor Payments made with respect to such loans or Guaranteed Obligations shall be the same as if such termination or revocation had not occurred.

      5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia (without giving effect to the conflict of laws rules of any jurisdiction).

      6. Third Party Beneficiary. The Contributing Parties agree that Agent has a valid interest in the terms of this Agreement pursuant to the Credit Agreement and Guaranty. The Contributing Parties further agree that until all obligations of the Contributing Parties under the Credit Agreement and Guaranty are fully performed and the obligations of the Lenders to extend Loans and issue Letters of Credit has terminated, Agent shall be an express third party beneficiary of this Agreement with the right to enforce the terms and provisions hereof.

      7. Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving the Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

   IN WITNESS WHEREOF, each party has executed and delivered this Agreement, under seal, as of the date first above written.

                                      BORROWER:

                                      COLONIAL REALTY LIMITED PARTNERSHIP, a
                                      Delaware limited partnership

                                      By: Colonial Properties Trust, its sole
                                          General Partner

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                                          [SEAL]

                                      GUARANTORS:

                                      COLONIAL PROPERTIES TRUST, an Alabama
                                      trust

                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                                         [SEAL]

                                      [INSERT OTHER GUARANTORS]

                                    EXHIBIT F

                                FORM OF GUARANTY

   THIS GUARANTY dated as of March 22, 2005, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of a Joinder Agreement (all of the undersigned, together with such other Persons each a "Guarantor" and collectively, the "Guarantors") in favor of (a) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the "Agent") for the Lenders under that certain Credit Agreement dated as of March 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), the financial institutions party thereto and their assignees under
Section 12.5 thereof (the "Lenders"), the Agent, and the other parties thereto, and (b) the Lenders, the Issuing Lender and the Swingline Lender (the parties described in (a) and (b) are hereinafter referred to collectively as the "Credit Parties").

   WHEREAS, pursuant to the Credit Agreement, the Credit Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

   WHEREAS, either (i) Borrower is the owner, directly or indirectly, of at least a majority of the issued and outstanding Equity Interests in each Guarantor, or (ii) each Guarantor is the owner, directly or indirectly of a substantial amount of the Equity Interests in Borrower;

   WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Credit Parties through their collective efforts;

   WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Credit Parties making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower's obligations to the Credit Parties on the terms and conditions contained herein; and

   WHEREAS, each Guarantor's execution and delivery of this Guaranty is a condition to the Credit Parties making, and continuing to make, such financial accommodations to the Borrower.

   NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

      Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the "Guarantied Obligations"): (a) all indebtedness and obligations owing by the Borrower to any Credit Party under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Term Loans, the Revolving Loans, Swingline Loans, Competitive Advances and the Reimbursement Obligations, and the payment of all interest, Fees, charges, attorneys' fees and other amounts payable to any Credit Party thereunder or in connection therewith;
(b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by the Credit Parties in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (d) all other Obligations.

      Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, none of the Credit Parties shall be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy any of them may have against Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of Borrower, any other Guarantor or any other Person; or (c) to make demand of Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by a Credit Party which may secure any of the Guarantied Obligations.

      Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Credit Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

      (a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or
(iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

      (b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

      (c) any furnishing to a Credit Party of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;

      (d) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Obligor;

      (e) any act or failure to act by Borrower, any other Obligor or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against Borrower to recover payments made under this Guaranty;

      (f) any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations;

      (g) any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Credit Parties, regardless of what liabilities of the Borrower remain unpaid;

      (h) any statute of limitations in any action hereunder or for the collection of the Notes or the Reimbursement Obligations or for the payment or performance of the Guarantied Obligations;

      (i) the incapacity or lack of authority of Borrower or any other person or entity, or the failure of any Credit Party to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or any Guarantor or any other person or entity;

      (j) the dissolution or termination of existence of Borrower, any Guarantor or any other Person;

      (k) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower or any other Person;

      (l) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, Borrower or any Guarantor or any other person, or any of Borrower's or any Guarantor's or any other Person's or entity's properties or assets;

      (m) the damage, destruction, condemnation, foreclosure or surrender of all or any part of any Property or any of the improvements located thereon;

      (n) the failure of a Credit Party to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other person whomsoever in connection with any Guarantied Obligation;

      (o) any failure or delay of a Credit Party to commence an action against Borrower or any other Person, to assert or enforce any remedies against Borrower under the Notes or the Loan Documents, or to realize upon any security;

      (p) any failure of any duty on the part of a Credit Party to disclose to any Guarantor any facts it may now or hereafter know regarding Borrower, any other Person or the Properties or any of the improvements located thereon, whether such facts materially increase the risk to Guarantors or not;

      (q) failure to accept or give notice of acceptance of this Guaranty by the Credit Parties;

      (r) failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the Guarantied Obligations;

      (s) failure to make or give protest and notice of dishonor or of default to Guarantors or to any other party with respect to the indebtedness or performance of the Guarantied Obligations;

      (t) except as otherwise specifically provided in this Guaranty, any and all other notices whatsoever to which Guarantors might otherwise be entitled;

      (u) any lack of diligence by the Credit Parties in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of the Guaranteed Obligations;

      (v) the compromise, settlement, release or termination of any or all of the obligations of Borrower under the Notes or the Loan Documents;

      (w) any transfer by Borrower or any other Person of all or any part of the security encumbered by the Loan Documents; or

      (x) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantors might otherwise be entitled or any other circumstances which might otherwise constitute a discharge of a Guarantor (other than indefeasible payment in full or as to a Guarantor, a release of such Guarantor pursuant to and as provided in the Credit Agreement or as approved by all of the Lenders), it being the intention that the obligations of Guarantors hereunder are absolute, unconditional and irrevocable.

      Section 4. Action with Respect to Guarantied Obligations. The Credit Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any other Obligor or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against Borrower, any other Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Agent shall elect.

      Section 5. Representations and Warranties. Each Guarantor hereby makes to the Credit Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

      Section 6. Covenants. Each Guarantor will perform and comply with all covenants applicable to such Guarantor, or which the Borrower is required to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents as if the same were more fully set forth herein.

      Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

      Section 8. Reinstatement of Guarantied Obligations. If a claim is ever made on a Credit Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and such Credit Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by such Credit Party with any such claimant (including Borrower or a trustee in bankruptcy for Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof, any release herefrom, or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Credit Parties for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to such Credit Party.

      Section 9. No Contest with Credit Parties; Subordination. So long as any Guarantied Obligation remains unpaid or undischarged, Guarantors will not, by paying any sum recoverable hereunder (whether or not demanded by any Credit Party) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of Guarantors to Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with any Credit Party in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any obligation hereby guaranteed which, now or hereafter, any Credit Party may hold or in which it may have any share. Except as expressly provided in the Contribution Agreement, Guarantors hereby expressly waive any right of contribution from or indemnity against Borrower, whether at law or in equity, arising from any payments made by Guarantors pursuant to the terms of this Guaranty, and Guarantors acknowledge that Guarantors have no right whatsoever to proceed against Borrower for reimbursement of any such payments. In connection with the foregoing, Guarantors expressly waive any and all rights of subrogation to the Credit Parties against Borrower, and Guarantors hereby waive any rights to enforce any remedy which a Credit Party may have against Borrower and any rights to participate in any collateral for Borrower's obligations under the Loan Documents. Guarantors hereby subordinate any and all indebtedness of Borrower now or hereafter owed to Guarantors to all indebtedness of Borrower to the Credit Parties, and agree with the Credit Parties that (a) Guarantors shall not demand or accept any payment from Borrower on account of such indebtedness, provided that, without modifying any limitations on Indebtedness in the Credit Agreement, Guarantor shall be entitled to receive and retain payments of indebtedness made from Borrower to Guarantor so long as no Default or Event of Default shall exist at the time of such payment and no Default or Event of Default shall occur as a result of any such payment, (b) Guarantors shall not claim any offset or other reduction of Guarantors' obligations hereunder because of any such indebtedness, and (c) Guarantors shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if a Credit Party so requests, such indebtedness shall be collected, enforced and received by Guarantors as trustee for the Credit Parties and be paid over to the Credit Parties on account of the indebtedness of Borrower to the Credit Parties, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.

      Section 10. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if any Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Credit Parties such additional amount as will result in the receipt by the Credit Parties of the full amount payable hereunder had such deduction or withholding not occurred or been required.

      Section 11. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Credit Parties, at any time during the continuance of an Event of Default, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Credit Party other than the Agent subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Credit Party or any affiliate of such Credit Party, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Promptly following any such set-off, the Agent shall notify the applicable Guarantor thereof and of the application of such set-off, provided that the failure to give such notice shall not invalidate such set-off.

      Section 12. Business Failure, Bankruptcy or Insolvency. In the event of the business failure of any Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to any Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of any Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for any Guarantor or any Guarantor's properties or assets, the Credit Parties may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of such Person allowed in any proceedings relative to such Guarantor, or any of such Guarantor's properties or assets, and, irrespective of whether the indebtedness or other obligations of Borrower guaranteed hereby shall then be due and payable, by declaration or otherwise, the Credit Parties shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the indebtedness or other obligations of Borrower guaranteed hereby, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantors shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C.
Section 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended (the "Bankruptcy Code"), or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of the Credit Parties to enforce any rights of such Person against Guarantors by virtue of this Guaranty or otherwise. If a Credit Party is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Credit Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

      Section 13. Additional Guarantors; Release of Guarantors. Section 7.12 of the Credit Agreement provides that certain Subsidiaries must become Guarantors by, among other things, executing and delivering to Agent a Joinder Agreement. Any Subsidiary which executes and delivers to the Agent a Joinder Agreement shall be a Guarantor for all purposes hereunder. Under certain circumstances described in Section 7.12(b) of the Credit Agreement, certain Subsidiaries may obtain from the Agent a written release from this Guaranty pursuant to the provisions of such section, and upon obtaining such written release, any such Subsidiary shall no longer be a Guarantor hereunder. Each other Guarantor consents and agrees to any such release and agrees that no such release shall affect its obligations hereunder.

      Section 14. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Credit Parties shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

      Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

      Section 16. WAIVER OF JURY TRIAL.

      (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OTHER

CREDIT PARTY WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE CREDIT PARTIES AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OTHER CREDIT PARTY OF ANY KIND OR NATURE.

      (b) EACH OF THE GUARANTORS, THE AGENT AND EACH OTHER CREDIT PARTY HEREBY AGREES THAT THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN ATLANTA, GEORGIA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OTHER CREDIT PARTY, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS, THE LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY OTHER CREDIT PARTY OR THE ENFORCEMENT BY THE AGENT OR ANY OTHER CREDIT PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

      (c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

      Section 17. Loan Accounts. Each Credit Party may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed prima facie evidence of the amounts and other matters set forth herein. The failure of a Credit Party to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

      Section 18. Waiver of Remedies. No delay or failure on the part of a Credit Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by a Credit Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

      Section 19. Termination. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guarantied Obligations, the cancellation of all Letters of Credit and the other Obligations and the termination or cancellation of the Credit Agreement in accordance with its terms.

      Section 20. Successors and Assigns. Each reference herein to the Agent or the other Credit Parties shall be deemed to include such Person's respective successors and assigns in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor's permitted successors and assigns, upon whom this Guaranty also shall be binding. The Lenders, the Issuing Lender and the Swingline Lender may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor's obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

      Section 21. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE "GUARANTIED OBLIGATIONS" AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

      Section 22. Amendments. This Guaranty may not be amended except in writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Agent and each Guarantor.

      Section 23. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.

      Section 24. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Agent, any Lender, the Issuing Lender or the Swingline Lender at its respective address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

      Section 25. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 26. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

      Section 27. Limitation of Liability.

   Neither the Agent, any other Credit Party nor any affiliate, officer, director, employee, attorney, or agent of such Persons, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Agent, any other Credit Party or any of such Person's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by Credit Agreement or financed thereby.

      Section 28. Definitions.

Capitalized terms used herein that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

                         [Signatures Begin on Next Page]

   IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty under seal as of the date and year first written above.

                                      GUARANTORS:

                                      COLONIAL PROPERTIES TRUST, an Alabama
                                      trust

                                      By: /s/  Weston M. Andress
                                          --------------------------------------
                                      Name: Weston M. Andress
                                      Title: Chief Financial Officer

                                                      [SEAL]

                                      [INSERT OTHER GUARANTORS]

                                    EXHIBIT G

                            FORM OF JOINDER AGREEMENT

   THIS JOINDER AGREEMENT dated as of ____________, ____, executed and delivered by ______________________, a _____________ (the "New Subsidiary"), in favor of
(a) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the "Agent") for the Lenders under that certain Credit Agreement dated as of March 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5 thereof (the "Lenders"), the Agent, and the other parties thereto, and (b) the Lenders, the Issuing Lender and the Swingline Lender (the parties described in (a) and (b) above are hereinafter referred to collectively as the "Credit Parties").

   WHEREAS, pursuant to the Credit Agreement, the Credit Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

   WHEREAS, Borrower owns, directly or indirectly, at least a majority of the issued and outstanding Equity Interests in the New Subsidiary;

   WHEREAS, the Borrower, the New Subsidiary, and the existing Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Credit Parties through their collective efforts;

   WHEREAS, the New Subsidiary acknowledges that it will receive direct and indirect benefits from the Credit Parties making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Subsidiary is willing to guarantee the Borrower's obligations to the Credit Parties on the terms and conditions contained herein; and

   WHEREAS, the New Subsidiary's execution and delivery of this Agreement is a condition to the Credit Parties continuing to make such financial accommodations to the Borrower.

   NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Subsidiary, the New Subsidiary agrees as follows:

      Section 29. Joinder to Guaranty. The New Subsidiary hereby agrees that it is a "Guarantor" under that certain Guaranty dated as of March 22, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the "Guaranty"), made by Colonial Properties Trust, an Alabama trust, and each other Person a party thereto in favor of the Credit Parties and assumes all obligations, representations, warranties, covenants, terms, conditions, duties and waivers of a "Guarantor" thereunder, all as if the New Subsidiary had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Subsidiary hereby:

      (a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

      (b) makes to the Credit Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

      (c) consents and agrees to each provision set forth in the Guaranty.

      Section 30. Joinder to Contribution Agreement. The New Subsidiary hereby agrees that it is a "Guarantor" under that certain Contribution Agreement dated as of March 22, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the "Contribution Agreement"), made by the Borrower and the other Persons a party thereto and assumes all obligations, representations, warranties, covenants, terms, conditions, duties and waivers of a "Guarantor" thereunder, all as if the New Subsidiary had been an original signatory to the Contribution Agreement. Without limiting the generality of the foregoing, the New Subsidiary hereby agrees to be bound by each of the covenants contained in the Contribution Agreement, and consents and agrees to each provision set forth in the Contribution Agreement.

      Section 31. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

      Section 32. Further Assurances. The New Subsidiary agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

      Section 33. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

                            (Signatures on next Page)

   IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

                                      [NEW SUBSIDIARY]

                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                                          [SEAL]

                                      Address for Notices:

                                      c/o Colonial Properties Trust
                                      Colonial Plaza, Suite 750
                                      2101 Sixth Avenue North
                                      Birmingham, Alabama  35203
                                      Attention: _______________________________
                                      Telecopy Number: (205) 250-8890
                                      Telephone Number: (205) 250-8700

Accepted:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Agent

By: __________________________________
Name: ________________________________
Title: _______________________________

                                   EXHIBIT H-1

                               NOTICE OF BORROWING

                                (Revolving Loans)

___________, 200__

Wachovia Bank, National Association,
as Agent
191 Peachtree Street, N.E.
Atlanta, GA  30303
Attention:  Cathy Casey

Gentlemen:

   Reference is made to that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") dated as of March 22, 2005, among Colonial Realty Limited Partnership (the "Borrower"), the financial institutions a party thereto and their assignees under Section 12.5 thereof (the "Lenders"), Wachovia Bank, National Association, as Agent ("Agent") and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement. Borrower hereby requests that the Revolving Loan Lenders make Revolving Loans to the Borrower pursuant to Section 2.1(b) of the Credit Agreement in the amount of $__________ [minimum of $1,000,000.00 and in multiples of $250,000.00 for Base Rate Loans; minimum of $5,000,000.00 and in multiples of $500,000.00 for LIBOR Loans].

Aggregate Revolving Loan Commitments                                     $500,000,000.00
Less the amount of all outstanding Revolving Loans                      ($_____________)
Less the aggregate amount of all Letter of Credit Liabilities           ($_____________)
Less outstanding Swingline Loans                                        ($_____________)
Less outstanding Competitive Advances                                   ($_____________)
Available amount                                                         $_____________
Less amount requested                                                   ($_____________)
Amount remaining to be advanced                                          $_____________
The advance is to be made as follows:
A.    Base Rate Loan:
      1.    Amount of Base Rate Loan:                                    $_____________
      2.    Proposed Date of Base Rate Loan                               _____________
B.    LIBOR Loan:
      1.    Amount of LIBOR Loan:                                        $_____________
      2.    Number of LIBOR Loans now in effect:  [cannot exceed 12]     $_____________

                                  H-1 - Page 1

      3.    Proposed Date of new LIBOR Loan:                             $_____________
      4.    Interest Period for new LIBOR Loan:                         [CHECK ONE BOX ONLY]

                                                                        [ ]  7 days
                                                                        [ ]  14 days
                                                                        [ ]  30 days
                                                                        [ ]  60 days
                                                                        [ ]  90 days
                                                                        [ ]  180 days

   The proceeds of this borrowing of Revolving Loans will be used for general business purposes.

   The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Revolving Loans and after giving effect thereto, (a) no Default or Event of Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Borrower and each other Obligor in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects (and without regard to any qualifications limiting such representations to knowledge or belief), except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date). In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article V of the Credit Agreement will have been satisfied at the time such Revolving Loans are made.

   If notice of the requested borrowing of Revolving Loans was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.1(b) of the Credit Agreement.

                                      Sincerely,

                                      COLONIAL REALTY LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By: Colonial Properties Trust, its sole
                                          General Partner

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                  H-1 - Page 2

                                   EXHIBIT H-2

                               NOTICE OF BORROWING

                                   (Term Loan)

___________, 200__

Wachovia Bank, National Association,
as Agent
191 Peachtree Street, N.E.
Atlanta, GA  30303
Attention:  Cathy Casey

Gentlemen:

Reference is made to that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") dated as of March 22, 2005, among Colonial Realty Limited Partnership (the "Borrower"), the financial institutions a party thereto and their assignees under Section 12.5 thereof (the "Lenders"), Wachovia Bank, National Association, as Agent ("Agent") and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement. Borrower hereby requests that the Term Loan Lenders make the Term Loan to the Borrower pursuant to Section 2.5(b) of the Credit Agreement in the amount of $__________.

A.    Base Rate Loan:
      1.    Amount of Base Rate Loan:                       $_____________
      2.    Proposed Date of Base Rate Loan                  _____________
B.    LIBOR Loan:
      1.    Amount of LIBOR Loan:                           $_____________
      2.    Proposed Date of new LIBOR Loan:                $_____________
                                                            [CHECK ONE BOX ONLY]
      3.    Interest Period for new LIBOR Loan:             [ ]  7 days
                                                            [ ]  14 days
                                                            [ ]  30 days
                                                            [ ]  60 days
                                                            [ ]  90 days
                                                            [ ]  180 days

   The proceeds of this borrowing of the Term Loan will be used for general business purposes.

   The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Term Loan and after giving effect thereto, (a) no Default or Event of Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Borrower and each other Obligor in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects (and without regard to any qualifications

                                  H-2 - Page 1
limiting such representations to knowledge or belief), except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date). In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Term Loan contained in Article V of the Credit Agreement will have been satisfied at the time such Term Loan is made.

   If notice of the requested borrowing of Term Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.5(b) of the Credit Agreement.

                                      Sincerely,

                                      COLONIAL REALTY LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By: Colonial Properties Trust, its sole
                                          General Partner

                                          By: ________________________________
                                          Name: ______________________________
                                          Title: _____________________________

                                  H-2 - Page 2

                                    EXHIBIT I

                         FORM OF NOTICE OF CONTINUATION

                               ____________, 200_

Wachovia Bank, National Association, as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303
Attention:  Cathy Casey

Ladies and Gentlemen:

   Reference is made to that certain Credit Agreement dated as of March 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Colonial Realty Limited Partnership (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5 thereof (the "Lenders"), Wachovia Bank, National Association, as Agent (the "Agent"), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

   Pursuant to Section 2.10 of the Credit Agreement, the Borrower hereby requests a Continuation of a borrowing of Revolving Loans or Term Loans, as applicable, as LIBOR Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

A.    Revolving Loans:

      1. The proposed date of such Continuation is ____________, _____.

      2. The aggregate principal amount of Revolving Loans subject to the requested Continuation is $________________________ and was originally borrowed by the Borrower on ____________, 200_.

      3. The portion of such principal amount subject to such Continuation is $__________________________.

      4. The current Interest Period for each of the Revolving Loans subject to such Continuation ends on ________________, 200_.

      5. The duration of the new Interest Period for each of such Revolving Loans or portion thereof subject to such Continuation is:

      Interest Period
      [ ]     7 days                      [check one box only]
      [ ]    14 days
      [ ]    30 days
      [ ]    60 days
      [ ]    90 days
      [ ]   180 days(1)

B.    Term Loans:

      6. The proposed date of such Continuation is ____________, _____.

      7. The aggregate principal amount of Term Loans subject to the requested Continuation is $________________________ and was originally borrowed by the Borrower on ____________, 200_.

      8. The portion of such principal amount subject to such Continuation is $__________________________.

      9. The current Interest Period for each of the Term Loans subject to such Continuation ends on ________________, 200_.

      10. The duration of the new Interest Period for each of such Term Loans or portion thereof subject to such Continuation is:

      Interest Period
      [ ]     7 days                      [check one box only]
      [ ]    14 days
      [ ]    30 days
      [ ]    60 days
      [ ]    90 days
      [ ]   180 days(2)

   The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default has or shall have occurred and be continuing.

   If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.10 of the Credit Agreement.

---------------------
      (1) If more than one Interest Period is desired, indicate the principal amount of the Revolving Loans requested for each Interest Period.

      (2) If more than one Interest Period is desired, indicate the principal amount of the Term Loans requested for each Interest Period.

   IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Notice of Continuation as of the date first written above.

                                      COLONIAL REALTY LIMITED PARTNERSHIP, a
                                      Delaware limited partnership

                                      By: Colonial Properties Trust, its sole
                                          General Partner

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                    EXHIBIT J

                          FORM OF NOTICE OF CONVERSION

                               ____________, 200_

Wachovia Bank, National Association, as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303
Attention:  Cathy Casey

Ladies and Gentlemen:

   Reference is made to that certain Credit Agreement dated as of March 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Colonial Realty Limited Partnership (the "Borrower"), the financial institutions party thereto and their assignees under
Section 12.5 thereof (the "Lenders"), Wachovia Bank, National Association, as Agent (the "Agent"), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

   Pursuant to Section 2.11 of the Credit Agreement, the Borrower hereby requests a Conversion of a borrowing of Revolving Loans or Term Loans of one Type into Revolving Loans or Term Loans, respectively, of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

A.    Revolving Loans:

      11.   The proposed date of such Conversion is ______________, 200_.

      12.   The Revolving Loans to be Converted pursuant hereto are CURRENTLY:

            [CHECK ONE BOX ONLY]      [ ]   Base Rate Loans
                                      [ ]   LIBOR Loans

      13. The aggregate principal amount of Revolving Loans subject to the requested Conversion is $_____________________ and was originally borrowed by the Borrowers on ____________, 200_.

      14. The portion of such principal amount subject to such Conversion is $___________________.

      15. The amount of such Revolving Loans to be so Converted is to be converted into Revolving Loans of the following Type:

            [CHECK ONE BOX ONLY]

            [ ]   Base Rate Loans

            [ ] LIBOR Loans, each with an initial Interest Period for a duration of:

      Interest Period
      [ ]     7 days                      [check one box only]
      [ ]    14 days
      [ ]    30 days
      [ ]    60 days
      [ ]    90 days
      [ ]   180 days(1)

B.    Term Loans:

      16.   The proposed date of such Conversion is ______________, 200_.

      17.   The Term Loans to be Converted pursuant hereto are CURRENTLY:

            [CHECK ONE BOX ONLY]      [ ]   Base Rate Loans
                                      [ ]   LIBOR Loans

      18. The aggregate principal amount of Term Loans subject to the requested Conversion is $_____________________ and was originally borrowed by the Borrowers on ____________, 200_.

      19. The portion of such principal amount subject to such Conversion is $___________________.

      20. The amount of such Term Loans to be so Converted is to be converted into Term Loans of the following Type:

            [CHECK ONE BOX ONLY]

            [ ]   Base Rate Loans

            [ ] LIBOR Loans, each with an initial Interest Period for a duration of:

      Interest Period
      [ ]     7 days                      [check one box only]
      [ ]    14 days
      [ ]    30 days
      [ ]    60 days
      [ ]    90 days
      [ ]   180 days(2)

---------------------------
      (1) If more than one Interest Period is desired, indicate the principal amount of the Revolving Loan requested for each Interest Period.

      (2) If more than one Interest Period is desired, indicate the principal amount of the Term Loan requested for each Interest Period.

   The Borrowers hereby certify to the Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto no Default or Event of Default has or shall have occurred and be continuing.

   If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.11 of the Credit Agreement.

   IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Notice of Conversion as of the date first written above.

                                      COLONIAL REALTY LIMITED PARTNERSHIP, a
                                      Delaware limited partnership

                                      By: Colonial Properties Trust, its sole
                                          General Partner

                                          By: _______________________________
                                          Name: _____________________________
                                          Title: ____________________________

                                    EXHIBIT K

                      FORM OF NOTICE OF SWINGLINE BORROWING

                               ____________, _____

Wachovia Bank, National Association, as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303
Attention:  Cathy Casey

Ladies and Gentlemen:

   Reference is made to that certain Credit Agreement dated as of March 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5 thereof (the "Lenders"), Wachovia Bank, National Association, as Agent (the "Agent"), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

      21. Pursuant to Section 2.2(b) of the Credit Agreement, the Borrower hereby requests that the Swingline Lender make a Swingline Loan to the Borrower in an amount equal to $___________________.

      22. The Borrower requests that such Swingline Loan be made available to the Borrower on ____________, 200_.

      23. The proceeds of this Swingline Loan will be used for general business purposes.

      24. The Borrower requests that the proceeds of such Swingline Loan be made available to the Borrower by _____________________________.

   The Borrower hereby certifies to the Agent, the Swingline Lender and the Lenders that as of the date hereof, as of the date of the making of the requested Swingline Loan, and after making such Swingline Loan, (a) no Default or Event of Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Borrower and each other Obligor in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects (and without regard to any qualifications limiting such representations to knowledge or belief), except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date). In addition, the Borrower certifies to the Agent, the Swingline Lender and the Lenders that all conditions to the making of the requested Swingline Loan contained in Article V of the Credit Agreement will have been satisfied at the time such Swingline Loan is made.

   If notice of the requested borrowing of this Swingline Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.2(b) of the Credit Agreement.

   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Swingline Borrowing as of the date first written above.

                                      COLONIAL REALTY LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By: Colonial Properties Trust, its sole
                                          General Partner

                                          By: _______________________________
                                          Name: _____________________________
                                          Title: ____________________________

                                                        [SEAL]

                                    EXHIBIT L

                             FORM OF SWINGLINE NOTE

$40,000,000.00                                                  __________, 2005

   FOR VALUE RECEIVED, the undersigned, COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (the "Swingline Lender") in care of Agent to Agent's address at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of FORTY MILLION AND NO/100 DOLLARS ($40,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

   The date, amount of each Swingline Loan, and each payment made on account of the principal thereof, shall be recorded by the Swingline Lender on its books and, prior to any transfer of this Note, endorsed by the Swingline Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Swingline Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swingline Loans.

   This Note is the Swingline Note referred to in Credit Agreement dated as of March 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5 thereof (the "Lenders"), Wachovia Bank, National Association, as Agent, and the other parties thereto, and evidences Swingline Loans made to the Borrower thereunder. Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.

   The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Swingline Loans upon the terms and conditions specified therein.

   Except as permitted by Sections 11.8 and 12.5(d) of the Credit Agreement, this Note may not be assigned by the Swingline Lender to any other Person.

   THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

   The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

   Time is of the essence for this Note.

   IN WITNESS WHEREOF, the undersigned has executed and delivered this Swingline Note under seal as of the date first written above.

                                      COLONIAL REALTY LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By: Colonial Properties Trust, its sole
                                          General Partner

                                          By: _______________________________
                                          Name: _____________________________
                                          Title: ____________________________

                                                         [SEAL]

                           SCHEDULE OF SWINGLINE LOANS

   This Note evidences Swingline Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

DATE OF     PRINCIPAL    AMOUNT PAID  UNPAID PRINCIPAL  NOTATION
 LOAN    AMOUNT OF LOAN  OR PREPAID        AMOUNT        MADE BY
-------  --------------  -----------  ----------------  --------

                                    EXHIBIT M

                             FORM OF REVOLVING NOTE

$____________________                                      _______________, 200_

   FOR VALUE RECEIVED, the undersigned, COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of _________________________________ (the "Lender"), in care of Agent to
Agent's address at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of ________________ AND ____/100 DOLLARS ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of Revolving Loans made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

   The date, amount of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Loans made by the Lender.

   This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of March 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower the financial institutions party thereto and their assignees under Section 12.5 thereof (the "Lenders"), the Agent, and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

   The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

   Except as permitted by Section 12.5(d) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

   The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

   Time is of the essence for this Note.

   IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date first written above.

                                      COLONIAL REALTY LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By: Colonial Properties Trust, its sole
                                          General Partner

                                          By: _______________________________
                                          Name: _____________________________
                                          Title: ____________________________

                                                       [SEAL]

                           SCHEDULE OF REVOLVING LOANS

   This Note evidences Revolving Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

DATE OF     PRINCIPAL    AMOUNT PAID  UNPAID PRINCIPAL  NOTATION
 LOAN    AMOUNT OF LOAN  OR PREPAID        AMOUNT        MADE BY
-------  --------------  -----------  ----------------  --------

                                    EXHIBIT N

                         FORM OF COMPLIANCE CERTIFICATE

                              _______________, 200_

Wachovia Bank, National Association, as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303
Attention:  Cathy Casey

Each of the Lenders Party to the Credit Agreement referred to below

Ladies and Gentlemen:

   Reference is made to that certain Credit Agreement dated as of March 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5 thereof (the "Lenders"), Wachovia Bank, National Association, as Agent (the "Agent") and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

   Pursuant to Section 8.3 of the Credit Agreement, the undersigned hereby certifies to the Agent and the Lenders as follows:

   (1) The undersigned is the chief financial officer of CLP.

   (2) The undersigned is responsible for and has made or caused to be made under his/her supervision a detailed review of the activities of the Obligors and their Subsidiaries in connection with the preparation of this Certificate.

   (3) The undersigned has examined the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

   (4) To the best knowledge of the undersigned, no Default or Event of Default exists [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure].

   (5) To the best knowledge of the undersigned, the representations and warranties made or deemed made by the Borrower and the other Obligors in the Loan Documents to which any is a party, are true and correct in all material respects on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date).

   (6) Attached hereto as Schedule 1 are detailed calculations establishing whether or not the Borrower was in compliance with the covenants contained in Sections 7.12, 9.1 through 9.3, 9.6 and 9.14 of the Credit Agreement.

   IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

                                      COLONIAL REALTY LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By: Colonial Properties Trust, its sole
                                          General Partner

                                          By: _______________________________
                                          Name: _____________________________
                                          Title: ____________________________

                                   SCHEDULE 1

                          [CALCULATIONS TO BE ATTACHED]

                                    EXHIBIT O

                             FORM OF TERM LOAN NOTE

$____________________                                      _______________, 200_

   FOR VALUE RECEIVED, the undersigned, COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of _________________________________ (the "Lender"), in care of Agent to
Agent's address at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of ________________ AND ____/100 DOLLARS ($____________), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

   The date, amount of each Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term Loans made by the Lender.

   This Note is one of the Term Loan Notes referred to in the Credit Agreement dated as of March 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower the financial institutions party thereto and their assignees under Section 12.5 thereof (the "Lenders"), the Agent, and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

   The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

   Except as permitted by Section 12.5(d) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

   THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

   The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

   Time is of the essence for this Note.

   IN WITNESS WHEREOF, the undersigned has executed and delivered this Term Loan Note under seal as of the date first written above.

                                      COLONIAL REALTY LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By: Colonial Properties Trust, its sole
                                          General Partner

                                          By: _______________________________
                                          Name: _____________________________
                                          Title: ____________________________

                                                       [SEAL]

                             SCHEDULE OF TERM LOANS

   This Note evidences Term Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

DATE OF     PRINCIPAL    AMOUNT PAID  UNPAID PRINCIPAL  NOTATION
 LOAN    AMOUNT OF LOAN  OR PREPAID        AMOUNT        MADE BY
-------  --------------  -----------  ----------------  --------

                                TABLE OF CONTENTS

                                                                                                                    PAGE
ARTICLE I.     DEFINITIONS.....................................................................................       1
Section 1.1    Definitions.....................................................................................       1
Section 1.2    General; References to Times....................................................................      25
ARTICLE II.    CREDIT FACILITY.................................................................................      25

Section 2.1    Revolving Loans.................................................................................      25
Section 2.2    Swingline Loans.................................................................................      26
Section 2.3    Competitive Advances............................................................................      28
Section 2.4    Letters of Credit...............................................................................      30
Section 2.5    Term Loan.......................................................................................      34
Section 2.6    Rates and Payment of Interest on Loans..........................................................      34
Section 2.7    Number of Interest Periods......................................................................      35
Section 2.8    Repayment of Loans..............................................................................      36
Section 2.9    Prepayments.....................................................................................      36
Section 2.10   Continuation....................................................................................      36
Section 2.11   Conversion......................................................................................      37
Section 2.12   Notes...........................................................................................      37
Section 2.13   Voluntary Reductions of the Revolving Loan Commitment...........................................      38
Section 2.14   Expiration or Maturity Date of Letters of Credit Past Revolving Loan Termination Date...........      38
Section 2.15   Amount Limitations..............................................................................      38
Section 2.16   Increase of Revolving Loan Commitments..........................................................      38
Section 2.17   Advances by Agent...............................................................................      39
Section 2.18   Extension of Revolving Loan Termination Date and Term Loan Termination Date.....................      40
ARTICLE III.   PAYMENTS, FEES AND OTHER GENERAL PROVISIONS.....................................................      41

Section 3.1    Payments........................................................................................      41
Section 3.2    Pro Rata Treatment..............................................................................      41
Section 3.3    Sharing of Payments, Etc........................................................................      42
Section 3.4    Several Obligations.............................................................................      43
Section 3.5    Minimum Amounts.................................................................................      43
Section 3.6    Fees............................................................................................      43
Section 3.7    Computations....................................................................................      44
Section 3.8    Usury...........................................................................................      44
Section 3.9    Agreement Regarding Interest and Charges........................................................      44
Section 3.10   Statements of Account...........................................................................      45
Section 3.11   Defaulting Lenders..............................................................................      45
Section 3.12   Taxes...........................................................................................      46
ARTICLE IV.    YIELD PROTECTION, ETC...........................................................................      47

Section 4.1    Additional Costs; Capital Adequacy..............................................................      47
Section 4.2    Suspension of LIBOR Loans.......................................................................      48
Section 4.3    Illegality......................................................................................      48
Section 4.4    Compensation....................................................................................      49
Section 4.5    Affected Lenders................................................................................      49
Section 4.6    Treatment of Affected Loans.....................................................................      49
Section 4.7    Change of Lending Office........................................................................      50
Section 4.8    Assumptions Concerning Funding of LIBOR Loans...................................................      50

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                    PAGE
ARTICLE V.     CONDITIONS PRECEDENT............................................................................      50

Section 5.1    Initial Conditions Precedent....................................................................      50
Section 5.2    Conditions Precedent to All Loans and Letters of Credit.........................................      52
Section 5.3    Conditions as Covenants.........................................................................      53
ARTICLE VI.    REPRESENTATIONS AND WARRANTIES..................................................................      53

Section 6.1    Representations and Warranties..................................................................      53
Section 6.2    Survival of Representations and Warranties, Etc.................................................      61
ARTICLE VII.   AFFIRMATIVE COVENANTS...........................................................................      62

Section 7.1    Preservation of Existence and Similar Matters...................................................      62
Section 7.2    Compliance with Applicable Law and Contracts....................................................      62
Section 7.3    Maintenance of Property.........................................................................      62
Section 7.4    Conduct of Business.............................................................................      62
Section 7.5    Insurance.......................................................................................      62
Section 7.6    Payment of Taxes and Claims.....................................................................      63
Section 7.7    Visits and Inspections..........................................................................      63
Section 7.8    Use of Proceeds; Letters of Credit..............................................................      63
Section 7.9    Environmental Matters...........................................................................      64
Section 7.10   Books and Records...............................................................................      64
Section 7.11   Further Assurances..............................................................................      64
Section 7.12   Guarantors......................................................................................      64
Section 7.13   REIT Status.....................................................................................      65
Section 7.14   Distribution of Income to the Borrower..........................................................      65
Section 7.15   Credit Rating...................................................................................      65
Section 7.16   Exchange Listing................................................................................      65
ARTICLE VIII.  INFORMATION.....................................................................................      65

Section 8.1    Quarterly Financial Statements..................................................................      65
Section 8.2    Year-End Statements.............................................................................      66
Section 8.3    Compliance Certificate..........................................................................      67
Section 8.4    Other Information...............................................................................      68
ARTICLE IX.    NEGATIVE COVENANTS..............................................................................      70

Section 9.1    Financial Covenants.............................................................................      70
Section 9.2    Indebtedness....................................................................................      71
Section 9.3    Certain Permitted Investments of Borrower.......................................................      71
Section 9.4    Investments Generally...........................................................................      72
Section 9.5    Liens; Negative Pledges; Other Matters..........................................................      72
Section 9.6    Restricted Payments; Stock Repurchases..........................................................      73
Section 9.7    Merger, Consolidation, Sales of Assets and Other Arrangements...................................      73
Section 9.8    Fiscal Year.....................................................................................      74
Section 9.9    Modifications to Material Contracts.............................................................      74
Section 9.10   Transactions with Affiliates....................................................................      74
Section 9.11   ERISA Exemptions................................................................................      74
Section 9.12   Restriction on Prepayment of Indebtedness.......................................................      74
Section 9.13   Modifications to Governing Documents............................................................      74
Section 9.14   Occupancy of Unencumbered Assets................................................................      74

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                    PAGE
ARTICLE X.     DEFAULT.........................................................................................      75

Section 10.1   Events of Default...............................................................................      75
Section 10.2   Remedies Upon Event of Default..................................................................      77
Section 10.3   Allocation of Proceeds..........................................................................      78
Section 10.4   Collateral Account..............................................................................      79
Section 10.5   Performance by Agent............................................................................      80
Section 10.6   Rights Cumulative...............................................................................      80
ARTICLE XI.    THE AGENT.......................................................................................      80

Section 11.1   Authorization and Action........................................................................      80
Section 11.2   Agent's Reliance, Etc...........................................................................      81
Section 11.3   Notice of Defaults..............................................................................      82
Section 11.4   Wachovia Bank as Lender.........................................................................      82
Section 11.5   Approvals of Lenders............................................................................      82
Section 11.6   Lender Credit Decision, Etc.....................................................................      82
Section 11.7   Indemnification of Agent........................................................................      83
Section 11.8   Successor Agent.................................................................................      84
Section 11.9   Titled Agents...................................................................................      84
Section 11.10  Other Loans by Lenders to Obligors..............................................................      84
ARTICLE XII.   MISCELLANEOUS...................................................................................      85

Section 12.1   Notices.........................................................................................      85
Section 12.2   Expenses........................................................................................      85
Section 12.3   Setoff..........................................................................................      86
Section 12.4   Litigation; Jurisdiction; Other Matters; Waivers................................................      86
Section 12.5   Successors and Assigns..........................................................................      87
Section 12.6   Amendments......................................................................................      89
Section 12.7   Nonliability of Agent and Lenders...............................................................      90
Section 12.8   Confidentiality.................................................................................      90
Section 12.9   Indemnification.................................................................................      91
Section 12.10  Termination; Survival...........................................................................      92
Section 12.11  Severability of Provisions......................................................................      92
Section 12.12  GOVERNING LAW...................................................................................      93
Section 12.13  Counterparts....................................................................................      93
Section 12.14  Obligations with Respect to Obligors and Subsidiaries...........................................      93
Section 12.15  Limitation of Liability.........................................................................      93
Section 12.16  Entire Agreement................................................................................      93
Section 12.17  Construction....................................................................................      93
Section 12.18  Time of the Essence.............................................................................      93
Section 12.19  Patriot Act.....................................................................................      94
Section 12.20  Trustees Not Liable for Obligations of CLP......................................................      94

                                TABLE OF CONTENTS
                                   (continued)

                                                                          PAGE
                  SCHEDULES AND EXHIBITS

SCHEDULE 6.1(b)   Ownership Structure

SCHEDULE 6.1(f)   Title to Properties; Liens

SCHEDULE 6.1(g)   Existing Indebtedness

SCHEDULE 6.1(i)   Litigation

SCHEDULE 6.1(k)   Financial Statements

SCHEDULE 6.1(p)   Environmental Matters

SCHEDULE 6.1(y)   List of Unencumbered Assets

SCHEDULE 6.1(ee)  Eminent Domain Proceedings

EXHIBIT A         Form of Assignment and Acceptance Agreement

EXHIBIT B         Form of Competitive Advance Note

EXHIBIT C         Form of Competitive Bid

EXHIBIT D         Form of Competitive Bid Request

EXHIBIT E         Form of Contribution Agreement

EXHIBIT F         Form of Guaranty

EXHIBIT G         Form of Joinder Agreement

EXHIBIT H-1       Form of Notice of Borrowing (Revolving Loan)

EXHIBIT H-2       Form of Notice of Borrowing (Term Loan)

EXHIBIT I         Notice of Continuation

EXHIBIT J         Notice of Conversion

EXHIBIT K         Form of Notice of Swingline Borrowing

EXHIBIT L         Form of Swingline Note

EXHIBIT M         Form of Revolving Note

EXHIBIT N         Form of Compliance Certificate

EXHIBIT O         Form of Term Loan Note

                               TABLE OF CONTENTS
                                  (continued)

                                                                          PAGE

                                      -ii-